                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
     [ ] Preliminary Proxy Statement               [ ] Confidential, For Use of
                                                       the Commission only (as
                                                       permitted by Rule
                                                       14a-6(e)(2)

     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            DIGITAL SOLUTIONS, INC.
________________________________________________________________________________
               (Name of the Corporation as Specified in Charter)

                           Donald T. Kelly, Secretary
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)
     [ ] No Fee required
     [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
       Common Stock
________________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
       9,383,334
________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       $1.60
________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
       $15,014,000
________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.

(1) Amount previously paid:
        $3,003
________________________________________________________________________________

(2) Form schedule or registration number:
________________________________________________________________________________

(3) Filing party:
________________________________________________________________________________

(4) Dated filed:
________________________________________________________________________________

                            DIGITAL SOLUTIONS, INC.
                  300 ATRIUM DRIVE, SOMERSET, NEW JERSEY 08873
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------


     NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Digital Solutions, Inc., a New Jersey corporation (the "Company") will be held on Thursday, December 17, 1998 at 9:30 A.M., Eastern Time, at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 for the following purposes:


          1. To consider and vote upon a proposal to approve and adopt two separate agreements entitled Plan and Agreement of Merger and Reorganization, dated as of October 29, 1998 (together, the "Merger Agreement") entered into among the Company, ten specially formed subsidiaries of the Company (the "Merger Corporations"), ten affiliated entities operating under the tradename the TeamStaff Companies (the "TeamStaff Entities") and the shareholders of the TeamStaff Entities providing for the acquisition by way of mergers (collectively referred to as the "Merger") of the TeamStaff Entities with the Merger Corporations, the result of which the TeamStaff Entities will become wholly-owned subsidiaries of the Company and pursuant to which Merger the Company may issue up to an aggregate of 9,383,334 shares of Common Stock; and

          2. If the Merger Agreement is approved, to consider and approve a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from Digital Solutions, Inc. to "TeamStaff, Inc."; and

to transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

     The accompanying Proxy Statement dated November 12, 1998 describes the proposed Merger and the terms of the Merger Agreement in detail. Shareholders of record holding shares of the Company's Common Stock as of October 30, 1998 (the "Record Date") are entitled to attend and vote at the Special Meeting.

     YOUR VOTE IS IMPORTANT. You are cordially invited to attend the Special Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Special Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Special Meeting.

                                          By Order of the Board of Directors

                                          Donald T. Kelly
                                          Secretary
Dated:  November 12, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            DIGITAL SOLUTIONS, INC.
                                300 ATRIUM DRIVE
                           SOMERSET, NEW JERSEY 08873

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 17, 1998


     This Proxy Statement and the accompanying form of proxy have been mailed on or about November 12, 1998 to the holders of the Common Stock, par value $.001 per share ("Common Stock") of DIGITAL SOLUTIONS, INC., a New Jersey corporation (the "Company" or "Digital") on October 30, 1998 (the "Record Date") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of shareholders to be held on December 17, 1998 at 9:30 A.M. at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 and at any adjournment thereof.


     At the Special Meeting, the shareholders of the Company will:

          1. Consider and vote upon a proposal to approve and adopt two separate agreements entitled Plan and Agreement of Merger and Reorganization, dated as of October 29, 1998 (together, the "Merger Agreement") among the Company, ten specially formed subsidiaries (the "Merger Corporations"), ten affiliated entities operating under the name the TeamStaff Companies (the "TeamStaff Entities") and the shareholders of the TeamStaff Entities providing for the acquisition by way of mergers (collectively referred to as the "Merger") of the TeamStaff Entities with the Merger Corporations, the result of which the TeamStaff Entities will become wholly-owned subsidiaries of the Company and pursuant to which Merger the Company may issue up to an aggregate of 9,383,334 shares of Common Stock; and

          2. If the Merger Agreement is approved, to consider and approve a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from Digital Solutions, Inc. to "TeamStaff, Inc."; and

     to transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

     The Merger Agreement and the transactions contemplated thereby are complex and are discussed in detail in this Proxy Statement and accompanying Exhibits. Shareholders are urged to read the contents of this Proxy Statement in its entirety.

     The TeamStaff Entities are privately owned companies engaged in the professional employer services business similar to the business operations of the Company. The Board of Directors believes that the Merger is in the best interests of the Company because (i) as a result of the Merger the Company's revenues will be increased by approximately 86% (based upon the fiscal year ended September 30, 1997), (ii) the combined entities will have approximately 11,000 worksite employees (iii) the Merger is expected to allow the Company to enjoy opportunities for operating efficiencies and synergies from the combined entities and (iv) the Merger provides the Company with an avenue of expansion into the southeastern United States. The shareholders of Digital will not be receiving any consideration as a result of the Merger, but will continue to be shareholders of Digital and will therefore benefit from the combination of the TeamStaff Entities with the Company.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

     Shares of the Company's Common Stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted (i) FOR the approval and adoption of the

Merger Agreement and the Merger and the issuances of the Company's Common Stock as contemplated in the Merger Agreement and (ii) FOR the proposal to change the Company's name to "TeamStaff, Inc." Each share of Common Stock is entitled to one vote. Voting is on a noncumulative basis.

     Under the New Jersey Business Corporation Act, shareholders entitled to cast a majority of the votes at the Special Meeting must be present, either in person or by proxy, to have a quorum for the Special Meeting. Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of the Company either in writing prior to the Special Meeting or in person at the Special Meeting. Revocation is effective only upon receipt of such notice by the Secretary. Approval and adoption of the Merger Agreement and the change of corporate name requires the affirmative vote of a majority of the votes cast at the Special Meeting. Accordingly, abstentions will not count as yes or no votes but will be counted for quorum purposes.

     The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers, employees and directors to solicit proxies from shareholders in person and by mail, telegram and telephone. In addition, the Company expects to retain the services of Hill & Knowlton, Inc., a proxy solicitation firm to assist it in the solicitation of votes for a fee not to exceed approximately $8,000. The Company will also reimburse Hill & Knowlton, Inc. for its reasonable expenses and indemnify it against certain liabilities, including certain liabilities under the federal securities laws. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     Representatives of the Company's independent public accountants, Arthur Andersen LLP, are expected to be present at the Special Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     The principal executive offices of the Company are located at 300 Atrium Drive, Somerset, New Jersey 08873; the Company's telephone number is (732) 748-1700.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance herewith files reports and other information with the Securities and Exchange Commission (the "SEC"). These reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 800 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

EXHIBITS

     The following documents are annexed hereto and are incorporated by reference in this Proxy Statement:


Exhibit A:  Plan and Agreement of Merger and Reorganization dated as of
            October 29, 1998 among the Company, the Merger Corporations, the TeamStaff Entities and certain individuals and trusts as shareholders of the TeamStaff Entities;
Exhibit B:  Report on Form 10-K of Digital Solutions, Inc. for the
            fiscal year ended September 30, 1997;

Exhibit C:  Quarterly Report on Form 10-Q of Digital Solutions, Inc. for
            the quarter ended June 30, 1998;

Exhibit D:  Audited Financial Statements of the TeamStaff Entities for
            the years ended December 31, 1995, 1996 and December 31,
            1997;

Exhibit E:  Management's Discussion and Analysis of Financial Condition
            and Results of Operations of the TeamStaff Entities for the fiscal years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and June 30, 1997.

Exhibit F:  Unaudited Financial Statements of the TeamStaff Entities for
            the six months ended June 30, 1998 and 1997.

Exhibit G:  Form of Amendment to the Amended and Restated Certificate of
            Incorporation.

Exhibit H:  Consent of Arthur Andersen LLP

Exhibit I:  Consent of KPMG Peat Marwick LLP

Exhibit J:  Consent of Grant Thornton LLP

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the Special Meeting are the Company's Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on October 30, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of October 30, 1998, 19,356,833 shares of Common Stock were issued and outstanding. Voting of the shares of Common Stock is on a noncumulative basis.

     The following table sets forth certain information as of October 30, 1998 with respect to (i) each director and executive officer of the Company (ii) the persons (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities and (iii) officers and directors as a group. The only class of voting securities of the Company is the Common Stock.


                                                            NUMBER OF SHARES     PERCENT OF COMPANY'S
             NAME OF SHAREHOLDER AND ADDRESS               PRESENTLY OWNED(1)        COMMON STOCK
             -------------------------------               ------------------    --------------------
Karl W. Dieckmann(2)                                             315,743                 1.63%
  c/o Digital Solutions, Inc.
  300 Atrium Drive
  Somerset, NJ 08873
George J. Eklund(3)                                              495,545                 2.52%
  c/o Digital Solutions, Inc.
  300 Atrium Drive
  Somerset, NJ 08873
Senator John H. Ewing(4)                                         126,125                    *
  76 Claremont Road
  Barnardsville, NJ 07924
William J. Marino(5)                                              93,617                    *
  c/o Blue Cross/Blue Shield
    of New Jersey
  3 Penn Plaza East
  Newark, NJ 07105
Donald W. Kappauf(6)                                             551,248                 2.84%
  c/o Digital Solutions, Inc.
  300 Atrium Drive
  Somerset, NJ 08873
Donald T. Kelly(7)                                                53,850                    *
  c/o Digital Solutions, Inc.
  300 Atrium Drive
  Somerset, NJ 08873
Charles R. Dees Jr. Ph.D.(8)                                       5,000                    *
  c/o Digital Solutions, Inc.
  300 Atrium Drive
  Somerset, NJ 08873
Martin J. Delaney(9)                                              63,823                    *
  c/o Digital Solutions, Inc.
  300 Atrium Drive
  Somerset, NJ 08873
All officers and directors as a group                                                        %
  (8) persons(2,3,4,5,6,7,8,9)                                 1,699,951                 8.48


---------------
  * Less than 1 percent.

(1) Ownership consists of sole voting and investment power except as otherwise noted.

(2) Includes options to purchase 15,000 shares of the Company's Common Stock, and warrants to purchase 10,000 shares of Common Stock, and excludes unvested options to purchase 5,000 shares of Common Stock.

(3) Includes options to purchase 380,100 shares of the Company's Common Stock, and excludes unvested options to purchase 120,000 shares of Common Stock.

(4) Includes options to purchase 40,000 shares of Common Stock, Warrants to purchase 2,500 shares and excludes unvested options to purchase 5,000 shares of Common Stock.

(5) Includes options to purchase 10,000 shares of the Company's Common Stock, and excludes unvested options to purchase 5,000 shares of Common Stock.

(6) Includes options to purchase 175,000 shares of the Company's Common Stock, and excludes unvested options to purchase 125,000 shares of Common Stock.

(7) Includes options to purchase 45,000 shares of Common Stock, and excludes unvested options to purchase 35,000 shares of Common Stock.

(8) Excludes unvested options to purchase 1,250 shares of Common Stock and includes vested options to purchase 5,000 shares of Common Stock.

(9) Excludes unvested options to purchase 1,250 shares of Common Stock and includes vested options to purchase 5,000 shares of Common Stock.

CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms that they file. Based solely on review of the copies of such reports received by the Company, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 1997 fiscal year.

                                   PROPOSAL I

                        APPROVAL OF THE MERGER AGREEMENT
                  AMONG THE COMPANY AND THE TEAMSTAFF ENTITIES

PROPOSAL

     The Board of Directors have submitted for shareholder approval a proposal to approve the Merger Agreement dated as of October 29, 1998 among the Company, the Merger Corporations, the TeamStaff Entities and the shareholders of the TeamStaff Entities. The following describes certain aspects of the proposed Merger, including material provisions of the Merger Agreement. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. Shareholders are urged to read the Merger Agreement carefully. Capitalized terms used in this section or elsewhere in this Proxy Statement but not defined in this Proxy Statement shall have the meanings attributed to them in the Merger Agreement.

     Approval of the Merger Agreement by the Company's shareholders is not required by the Company's Certificate of Incorporation, its Bylaws or under the New Jersey Business Corporation Act. The Company's Common Stock is listed for trading on the SmallCap Market of the Nasdaq Stock Market, Inc. and under its rules a listed company must obtain shareholder approval for any transaction which will result in the issuance of securities by the listed company equal to or exceeding 20% of the listed company's outstanding securities. On October 30, 1998, the Company had outstanding 19,356,833 shares of Common Stock. The Merger Agreement provides that the Company will issue a minimum of 8,233,334 shares of its Common Stock which represents approximately 42.5% of its currently outstanding Common Stock, thereby requiring shareholder approval under the Nasdaq SmallCap Market rules. Upon consummation of the transaction, assuming the Company issues 8,233,334 shares to the shareholders of the TeamStaff Entities, such shareholders will own approximately 29.8% of the outstanding shares of Common Stock of the Company. Under certain circumstances, the Company may be required to issue up to 750,000 additional shares (an additional 2.7%) in order to consummate the transaction. In addition, the Company has agreed to issue to its investment banker approximately 400,000 shares of its Common Stock.

SUMMARY OF THE TERMS OF MERGER AGREEMENT

  General

     The Company has entered into two separate agreements entitled Plan and Agreement of Merger and Reorganization, dated as of October 29, 1998, with the TeamStaff Entities and the shareholders owning all of the shares of the TeamStaff Entities. The TeamStaff Entities are privately owned. The Company intends to acquire the TeamStaff Entities through a merger of 10 newly formed subsidiaries of the Company (sometimes referred to as the "Merger Corporations") with the 10 entities which comprise the TeamStaff Entities. After the Merger, assuming approval by shareholders, the 10 TeamStaff Entities will be wholly-owned subsidiaries of the Company.

     THE CORPORATE EXISTENCE OF THE COMPANY WILL NOT BE AFFECTED BY THE MERGER.


     The TeamStaff Entities are comprised of the following corporations:
TeamStaff Holding Company, Inc. ("THC"), The TeamStaff Companies, Inc. ("TSC"), Employer Support Services, Inc, ("ESS"), TeamStaff U.S.A., Inc. ("TUSA"), TeamStaff, Inc. ("TSI"), TeamStaff II, Inc. ("TSI II"), TeamStaff III, Inc. ("TSI III"), TeamStaff IV, Inc. ("TSIV"), TeamStaff V, Inc. ("TSV") and TeamStaff Insurance Services, Inc. ("TIS"). Each of the entities are Florida corporations with its principal address at 1211 N. Westshore Blvd., Suite 806, Tampa, Florida 33607.


     The parties have entered into two separate agreements solely to preserve the "tax free exchange " status of the merger of nine of the TeamStaff Entities under Section 368 of the Internal Revenue Code. The second merger agreement will provide for the acquisition of TSV. The terms and conditions of this separate merger agreement for the TSV merger are exactly the same as the other merger agreement for the nine TeamStaff Entities except for certain tax free language which has been deleted from this second agreement. For purposes of this Proxy Statement, all of the Mergers are deemed one transaction and approval of the Merger Agreement includes approval of both agreements. See the discussion below entitled "Federal Tax Consequences; Accounting Treatment of Merger."

     The shareholders of the TeamStaff Entities and other parties to the Merger agreement are: Warren M. Cason ("WC"), Dorothy C. Cason ("DC"), Kirk A. Scoggins ("KS"), Melissa C. Scoggins, as trustee of the Kirk Allan Scoggins 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97 (the "KS Trust") and Warren M. Cason, Jr., as trustee of the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97 (the "WC Trust"). The shareholders of the TeamStaff Entities are collectively referred to in this Proxy Statement as the "Sellers").

  Consideration Payable to the Sellers of the TeamStaff Entities

     Pursuant to the terms of the Merger Agreement: (A) all of the shares of common stock of the TeamStaff Entities shall be converted into the right to receive 8,233,334 shares of Digital Solutions, Inc. Common Stock; (B) each share of outstanding preferred stock of the TeamStaff Entities ("TeamStaff Preferred Shares") shall be exchanged for the right to receive an amount equal to $1,800,000 plus accrued dividends to the date of Closing (approximately $252,000 as of September 30, 1998) divided by the number of preferred shares issued and outstanding (the "Preferred Share Payment") and (C) Digital shall cause to be paid outstanding debt owed by the TeamStaff Entities to the Sellers in an amount not to exceed $1,079,000 (the "Debt Payment"). The 8,233,334 shares, the Debt Payment and the Preferred Share Payment are sometimes referred to as the "Merger Consideration". The sole TeamStaff Entity with outstanding TeamStaff Preferred Shares is TSV.


     Pursuant to the terms of the Merger Agreement, the Company is not required to close on the Merger unless the Company obtains financing of approximately $4,500,000. In the event that the Company is unable to obtain financing from its lender (as discussed below) in the amount of approximately $4,500,000, which management believes is necessary to consummate the Merger and fund the combined entities following the Merger, then the Company may be required to alter the terms of the consideration payable to the Sellers or obtain alternative sources of funds. The alternative terms may include the issuance of debt or debt convertible into Common Stock or the sale of equity. As a result of the uncertainty of its financing, the Company is also seeking approval, as part of the approval of the Merger, to issue up to an additional 750,000 shares of Common Stock. THEREFORE, APPROVAL OF THE MERGER WILL ALSO BE DEEMED TO BE APPROVAL OF THE ISSUANCE TO THE SELLERS OF THE CONTEMPLATED 8,233,334 SHARES, UP TO 750,000 ADDITIONAL SHARES AND 400,000 SHARES TO BE ISSUED TO THE COMPANY'S INVESTMENT BANKER.


     THE SHAREHOLDERS OF THE DIGITAL SOLUTIONS, INC. ARE NOT RECEIVING ANY PAYMENTS OF ANY KIND (STOCK OR CASH OR OTHERWISE) AS A RESULT OF THE MERGER.


     On August 10, 1998, the day prior to the announcement of the proposed Merger, the high bid and low sales price of the Company's Common Stock on the Nasdaq SmallCap Stock Market was $1.75 and $1.696. On October 28, 1998, the day prior to execution of the Merger Agreement, the high bid and low sales price of the Company's Common Stock on the Nasdaq SmallCap Stock Market was $1.1875 and $1.125, respectively.


  Conditions and Termination; Regulatory Approvals

     The Merger is contingent upon several factors and events such as: (i) approval of the Board of Directors and shareholders of each of the TeamStaff Entities and the Company; (ii) termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the Company obtaining financing for the transaction in an amount of approximately $4,500,000 upon terms acceptable to the Company; and (iv) approval of the Florida Department of Business and Professional Regulations for the contemplated change in ownership of the TeamStaff Entities.

     All of the shareholders of the TeamStaff Entities have advised the Company that they intend to vote in favor of the Merger.

  Federal Tax Consequences; Accounting Treatment of Merger

     The Company believes that there are no federal or other income tax consequences of the Merger for the shareholders of the Company because the shareholders are not receiving any form of payment as a result of the transaction. The shareholders of the Company will continue to hold shares of Common Stock of the Company.

     The Company intends to utilize the "purchase" accounting method for the acquisition of the TeamStaff Entities. The purchase price paid by the Company will be allocated based upon the fair market value of assets acquired and liabilities assumed. The parties will be providing a schedule to the Merger Agreement setting forth such allocations. The excess of the purchase price over the amounts so allocated will be treated as goodwill.

  Related Agreements

     If the Merger is consummated, the Company has agreed to pay up to $750,000 of the transaction costs (including accounting, legal and investment banker fees) of the TeamStaff Entities and the Sellers. These fees include approximately $300,000 of fees due to the Company's financial advisor, Raymond James & Associates, Inc., which has also served as financial advisor to the Team Staff Entities. The Company also is paying Raymond James & Associates, Inc. fees for representing the Company.

     The Company will enter into a two year employment agreement with Mr. Kirk Scoggins, the President and a principal shareholder of the TeamStaff Entities whereby Mr. Scoggins will be employed by the Company as the President of its professional employer organization division. The Company has also agreed to appoint Mr. Scoggins to its Board of Directors and to consider appointment of a second person mutually acceptable to the Company and the Sellers. In addition to the foregoing, the Company has agreed to forgive approximately $135,000 owed by Mr. Scoggins to the TeamStaff Entities provided Mr. Scoggins is employed by the Company for the next two years.

     It is a condition to the Merger Agreement that the Company and certain key employees of the TeamStaff Entities will also enter into non-competition agreements which will provide that the key employees will not solicit customers or employes of the Company during a period of two years following the Merger in certain states where the TeamStaff Entities conduct business, including the state of Florida.

     In addition, pursuant to the Merger Agreement, the Sellers have agreed to vote all shares owned by them during the two year period following the Merger, in favor of management's nominees to the Board of Directors at all special or annual meetings of the Company's shareholders.


     The shares to be issued to the Sellers in the Merger will be "restricted shares" under the Securities Act of 1933, as amended (the "Act"). "Restricted shares" may not be sold by the holder unless (i) a registration statement is filed with, and declared effective by, the SEC or (ii) pursuant to Rule 144 promulgated by the SEC or (iii) there exists an exemption from the registration requirements of the Act. Pursuant to the terms of the Merger Agreement and a related registration rights agreement to be entered into between the Company and the Sellers, the Company has agreed to use its best efforts to have declared effective by the SEC, on the first anniversary of the Merger, a registration statement under the Act covering the resale by the Sellers of one-third of the shares of the Company's Common Stock being issued to the Sellers. In addition, the Company has agreed to use its best efforts to have registration statements for one third of the shares declared effective by the SEC on each of the second and third anniversary dates of the Merger.


  Appraisal Rights

     The Company's shareholders are not entitled to appraisal rights under the New Jersey Business Corporation Act.

THE MERGER AGREEMENT

  General

     The Plan of Agreement and Merger, a copy of which is annexed as Exhibit A provides for the acquisition by the Company of the TeamStaff Entities. The acquisition will be consummated through the merger of the Merger Corporations into the TeamStaff Entities. The Merger Corporations have no operations and were formed solely to consummate the Merger. As a result of the Merger of the newly formed subsidiaries into the TeamStaff Entities, the TeamStaff Entities will be the surviving entities and will be wholly-owned subsidiaries of the Company.

     THE CORPORATE EXISTENCE OF THE COMPANY WILL NOT BE AFFECTED BY THE MERGER.

     The Merger Agreement also sets forth certain representations and warranties by the parties regarding their ownership, operations and financial status, as well as conditions to be consummated prior to consummation of the Merger. The Company has made representations regarding, among other things: (i) its corporate and capital structure; (ii) its corporate authority to consummate the transaction; (iii) the accuracy of its filings with the SEC and the financial statements filed with its SEC reports; (iv) its business operations; and (v) the absence of litigation which would materially affect the business of the Company. The TeamStaff Entities have made similar representations to the Company (excluding any representations or warranties regarding SEC filings since the Team Staff Entities are private companies and do not file reports with the SEC), as well as additional representations, including those regarding (i) contracts and agreements to which the TeamStaff Entities are a party; (ii) the status of leases to which the TeamStaff Entities are a party; (iii) insurance matters;
(iv) litigation matters; (v) tax filings and payments during the last three years and (vi) ownership of intellectual property such as trademarks. The Merger Agreement provides that the Sellers and Digital will each indemnify the other party under certain circumstances for the breach of any representation or warranty.


     The Merger will be consummated as soon as possible following satisfaction of the conditions to Closing, including approval by the shareholders of the Company. The Company and the TeamStaff Entities expect to close on the transactions contemplated by the Merger Agreement in December 1998, assuming the conditions are satisfied.


  Consideration Payable to the Sellers of the TeamStaff Entities

     Pursuant to the terms of the Merger Agreement the Merger Consideration consists of: (A) 8,233,334 shares of Digital Common Stock in exchange for all of the shares of common stock of the TeamStaff Entities; (B) $1,800,000 plus accrued dividends to closing (approximately $252,000 as of September 30, 1998) in cash in exchange for all outstanding TeamStaff Preferred Shares and (C) an amount not to exceed $1,079,000 to pay outstanding debt owed by the TeamStaff Entities to the Sellers.

     Pursuant to the terms of the Merger Agreement, the Company is not required to consummate the Merger unless the Company obtains financing of approximately $4,500,000. In the event that the Company is unable to obtain financing from its lender (as discussed below) in the amount of approximately $4,500,000, which management believes is necessary to consummate the Merger and fund the combined entities following the Merger, then the Company may be required to alter the terms of the consideration payable to the Sellers or obtain alternative sources of funds. The alternatives terms may include the issuance of debt or debt convertible into Common Stock or the sale of equity. As a result of the uncertainty of its financing, the Company is also seeking approval from its shareholders, as part of the approval of the Merger, to issue up to an additional 750,000 shares of Common Stock. The Company will also be issuing approximately 400,000 shares to its investment banker. THEREFORE, APPROVAL OF THE MERGER WILL ALSO BE DEEMED TO BE APPROVAL OF BOTH THE ISSUANCE OF THE CONTEMPLATED 8,233,334 SHARES, UP TO 750,000 ADDITIONAL SHARES AND THE 400,000 SHARES TO ITS INVESTMENT BANKER.

     THE SHAREHOLDERS OF THE COMPANY ARE NOT RECEIVING ANY PAYMENTS (STOCK OR CASH OR OTHERWISE) AS A RESULT OF THE MERGER.

  Description of the TeamStaff Entities

     The TeamStaff Entities are 10 separate privately held Florida corporations which operate as a group in the employment related service business. The TeamStaff Entities have their principal office in Tampa, Florida and operate in over 20 states. The TeamStaff Entities are members of both the National Association of Professional Employer Organizations ("NAPEO") and the Florida Association of Professional Employer Organization. The initial TeamStaff Entity was founded in 1989 and additional corporations have joined the group from time to time as the business has expanded. The principal address of the TeamStaff Entities is 1211 N. Westshore Boulevard, Suite 806, Tampa, Florida and its telephone number is (813)289-1981.

     The TeamStaff Entities provide human resource management services such as payroll administration, personnel administration, employee benefits administration, workers' compensation, insurance coverage and claims management, risk management and related services. The TeamStaff Entities offer their services to businesses throughout the United States with a strong emphasis in the southeastern United States. At present, target clients of the TeamStaff Entities are involved light manufacturing, golf course management, resort property management, educational and clerical operations, technical sales and service and franchise operations. The TeamStaff Entities provide their services through the following four customer care divisions, each of which is a distinct yet interrelated service unit: workers' compensation and risk management services; human resources services; employee benefits services; and payroll administration services.


     For the six months ended June 30, 1998, the TeamStaff Entities had approximately 5,600 worksite employees servicing approximately 260 clients located in over 20 states. During the same period, based upon the unaudited financial statements of the TeamStaff Entities provided by the TeamStaff Entities to the Company (which unaudited financial statements appear as Exhibit F annexed hereto), the TeamStaff Entities had revenues of approximately $53,800,000, gross profit of approximately $2,100,000 and net income of approximately $95,000. For the fiscal year ended December 31, 1997, based upon the audited financial statements of the TeamStaff Entities provided by the TeamStaff Entities to the Company (which audited financial statements appear as Exhibit D annexed hereto), the TeamStaff Entities had revenues of approximately $105,246,000, gross profit of approximately $3,300,000 and a net loss of approximately $352,000.


  Reasons for the Merger; Background of Merger; Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT, THE MERGER AND THE ISSUANCE OF THE SHARES. Members of the Board of Directors and officers hold 978,451 shares of Common Stock of the Company as of October 30, 1998 and have advised the Company that they intend to vote in favor of the Merger.

     Approval of the Merger Agreement by the Company's shareholders is not required by the Company's Certificate of Incorporation, its Bylaws or under the New Jersey Business Corporation Act. The Company's Common Stock is listed for trading on the SmallCap Market of the Nasdaq Stock Market, and under its rules a listed company must obtain shareholder approval for any transaction which will result in the issuance of securities by the listed company equal to or exceeding 20% of the Company's outstanding securities. On October 30, 1998, the Company had outstanding 19,356,833 shares of Common Stock. The Merger Agreement provides that the Company will issue an aggregate of 8,233,334 shares of its Common Stock to the Sellers which represents approximately 42.5% of its outstanding Common Stock, thereby requiring shareholder approval under the Nasdaq SmallCap rules. In the event the Company were required to obtain additional alternative financing, the Company may be required to issue up to an aggregate of 8,983,334 shares of Common Stock.

     The Board of Directors believes that the TeamStaff Entities provide the Company with an opportunity to expand its operations in one of the fastest growing areas of the United States. The Board of Directors also believes that the Merger will allow the Company to enjoy opportunities for operating efficiencies and synergies from the combined entities. The TeamStaff Entities are engaged in the professional employer services business similar to the business operations of the Company. The TeamStaff Entities have operations centered in the southeastern United States, with presences in Tampa, Florida; Raleigh/Durham, North Carolina; Dallas, Texas; Atlanta, Georgia; and Jacksonville, Florida. The combined entities will have approximately 11,000 worksite employees which will result in savings from economies of scale such as allowing the Company to negotiate lower costs with its insurance carriers for insurance, including workers compensation. Additionally, the Board believes that the TeamStaff Entities have stronger sales and marketing operations than the Company presently has and therefore the post merger entities will be able to combine Digital's financial operations capabilities with the sales and marketing operations of TeamStaff. Further, acquisition of the TeamStaff Entities, whose business is concentrated in the southeastern United States, will provide the Company with quicker access to this market than were the Company to attempt to expand its operations on its own.

     The shareholders of Digital will not be receiving any consideration as a result of the Merger, but will continue to be shareholders of Digital and will therefore benefit from the combination of the TeamStaff Entities with the Company.


     The management of the Company and the TeamStaff Entities commenced negotiating the acquisition in June, 1998 and entered into a letter of intent on August 11, 1998. The Board of Directors preliminarily approved the terms of the letter of intent and the Merger Agreement at a meeting held by the Board of Directors on September 16, 1998. In late September 1998, the parties agreed to fix the number of shares payable to the Seller as of October 1, 1998 based upon a price of $1.00 per share. The Board of Directors considered several factors in determining that the terms of the Merger were fair to the Company and its shareholders. Among the factors considered were the related business operations; the potential savings from a combination of the two entities; the financial condition of the two entities; the resources of the two entities; and the potential revenues and earnings of the combined entities. The Board also considered the market value of the Common Stock of the Company compared to other companies which are competitors of the Company and are publicly held, as well as prices paid by other entities for acquisitions of professional employer service businesses in the last few years. On August 10, 1998, the day prior to the announcement of the proposed Merger, the high bid and low sales price of the Company's Common Stock on the Nasdaq SmallCap Stock Market was $1.75 and $1.696. On October 28, 1998, the day prior to the Merger Agreement, the high bid and low sales of the Company's Common Stock on the Nasdaq SmallCap Stock Market was $1.1875, and $1.125, respectively.



     The Board of Directors believes that the terms of the Merger are fair and reasonable to the shareholders of the Company. The shareholders of the Company will continue to hold shares of the Company's Common Stock, but management of the Company believes that the revenues and operations of the combined entity will be greater and stronger than prior to the Merger. The Board and the Company's management believe that the Company's future prospects be enhanced by increasing its revenues and extending its operations and believe that the acquisition of the TeamStaff entities provide a positive avenue by which to increase revenue. During the year ended December 31, 1997, the TeamStaff Entities had revenues of approximately $105,246,000. The Company had revenues of approximately $122,695,000 for its fiscal year ended September 30, 1997 and revenues of approximately $102,122,000 for the nine month period ended June 30, 1998. The Company had a net loss of approximately $2,832,000 and net income of approximately $2,496,000 respectively, for the fiscal year ended September 30, 1997 and nine months ended June 30, 1998. The TeamStaff Entities had a loss of approximately $352,000 and net income of approximately $95,000 for the year ended December 31, 1997 and the six months ended June 30, 1998. Although there can be no assurances, the Board of Directors expects that the combined entities will have annualized combined revenues for the next fiscal year in excess of $240 million. With the anticipated level of revenues, the Company believes it will rank within the top 15% of the professional employer organization revenues in the United States.


  No Opinion of Financial Advisor

     The terms of the Merger Agreement and the Merger were negotiated at arm's length between the management of the Company and the TeamStaff Entities. The investment banking firm of Raymond James &

Associates, Inc. has served as an advisor to both the Company and the TeamStaff Entities and has not rendered an opinion with respect to the terms of the transaction.

  Conditions and Termination; Regulatory Approvals

     The Merger is contingent upon several factors and events such as: (i) approval of the shareholders of each of the TeamStaff Entities and the Company;
(ii) termination of all waiting periods under the Hart-Scott-Rodino Improvements Act of 1976; (iii) the Company's lenders approving financing for the transaction in an amount of approximately $4,500,000 upon terms acceptable to the Company; and (iv) approval of the Florida Department of Business and Professional Regulations for the contemplated change in ownership of the TeamStaff Entities.

     All of the shareholders of the TeamStaff Entities have advised the Company that they intend to vote in favor of the Merger. The shareholders of the TeamStaff Entities do not own shares of Common Stock or other securities of the Company.

     Under the Hart-Scott-Rodino Improvements Act of 1976 and the rules promulgated thereunder, by the Federal Trade Commission ("FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice ("Antitrust Division") and specified waiting periods have been satisfied. The parties intend to file their applications under the Hart-Scott-Rodino Improvements Act of 1976 prior to the Special Meeting. At any time before or after consummation of the Merger, the Antitrust Division or the FTC or any state authority could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Pursuant to the laws of the State of Florida, the TeamStaff Entities hold licenses to operate in the professional employer and employee leasing business. Licensed entities such as the TeamStaff Entities are required to obtain approval of the Florida Department of Business and Professional Regulations whenever there is a change of ownership of the licensed entity such as the change proposed by the Merger. The parties submitted their applications to the Florida Department of Business and Professional Regulations in October 1998 have been notified that the Department of Business and Professional Regulations has scheduled a hearing on change in control for November 18, 1998.

     There can be no assurance that the required approvals and consents, including those of the FTC and the Florida Department of Business and Professional Regulations, will be obtained.

     The Company has received a proposal from its lender to provide financing for the Merger. The Company has requested that the lender provide financing of approximately $4,500,000 which funds will be used to consummate the Merger, including the Debt Payment and Preferred Share Payment and expenses of the transaction. As of the date of this Proxy Statement, no definitive agreements with the lender have been negotiated or executed. The lender has advised the Company that it is continuing its due diligence regarding the transaction, including a review of the financial condition of the TeamStaff Entities. There can be no assurance that the Company will be able to obtain financing from its lender on terms acceptable to it. Pursuant to the terms of the Merger Agreement, the Company is not required to close on the Merger unless the Company obtains financing of approximately $4,500,000. In the event that the Company is unable to obtain financing from its lender (as discussed below) in the amount of approximately $4,500,000, which management believes is necessary to consummate the Merger and fund the combined entities following the Merger, then the Company may be required to alter the terms of the consideration payable to the Sellers or obtain alternative sources of funds.

     It is a condition to the Merger that the parties enter into one or more escrow agreements to provide for the escrow of a certain number of shares to be received by the Sellers as a result of the Merger. The escrow will be established in order to provide for the payment by the Sellers of any breach of representations or warranties made by them and for which the Company may be entitled to indemnification under the terms of the Merger Agreement. The Merger Agreement provides for two types of escrow funds, as described below.

     The first escrow fund is intended for indemnification as a result the breach by the Sellers of general representations and warranties. This first fund is in the amount of $525,000 and provides for the escrow of such number of Digital shares as may be determined by dividing $525,000 by the Escrow Market Price. For purposes of the Merger Agreement, "Escrow Market Price" of the shares of the Company's Common Stock means the average closing sale price of a share of Common Stock on the Nasdaq SmallCap Market for the five trading days ending three days prior to Closing. For example, if the Escrow Market Price were $1.00, the Sellers would be required to place 525,000 shares into escrow. In order to obtain payment from the first escrow fund, the Company must make a claim within 18 months of closing.


     The second escrow fund is intended for indemnification for any payments which Digital may be required to make, up to $600,000 in connection with (i) litigation and settlement of potential liabilities emanating from the TeamStaff Entities' past involvement with a workers' compensation self insurance fund in Florida ("USEC") and (ii) amounts which the TeamStaff Entities may owe to CIGNA, a former medical insurer of the TeamStaff Entities in excess of the amounts reserved by the TeamStaff Entities. The Escrow fund will be utilized to provide funds for amounts which may be paid for claims in excess of the amounts reserved by the TeamStaff Entities prior to the acquisition. With respect to the CIGNA and USEC matters, the TeamStaff Entities have established reserves of approximately $456,000 in the aggregate. The Sellers have agreed to place into escrow such number of Digital shares as may be determined by dividing $600,000 by the Escrow Market Price. For example, if the Escrow Market Price were $1.00 per share and were the closing to occur based upon such price the Sellers would be placing into escrow 600,000 shares of the Company's Common Stock in order to provide a fund for indemnification. In order to obtain payment from the second escrow fund, the Company must make a claim within three years of the closing. In the event the USEC litigation and CIGNA matters are settled prior to closing the escrow will not be required. In the event that both matters are settled prior to the end of the three year period, any shares remaining in escrow will be returned to the Sellers.


     Except in the event of fraud, the Company cannot collect any monies or shares from the Sellers for the breach of any representation or warranty except from the escrow funds and cannot collect more than the amount of shares in escrow. The Company has agreed to indemnify the Sellers for the breach by the Company of any representation or warranty made by it in an amount not to exceed $525,000. The Company has agreed that it will not make any claims against the escrow funds until payments made by it exceed a threshold of $100,000 and then only for such excesses.

     In addition to the foregoing conditions to closing, (i) counsel to both the TeamStaff Entities and the Company must deliver legal opinions concerning the transaction, ownership of the respective parties, due authorization and other corporate matters (ii) there may be no governmental action or injunction or other suit or proceeding related to the transaction or which materially effects the businesses of either the Company or the TeamStaff Entities. Certain conditions, as well as the breach of representations or warranties by either party may be waived by the parties, except for those conditions involving shareholder or governmental approvals and the requirement that the Company obtain financing from its lenders.

     It is a condition to closing that the Company enter into a registration rights agreement with the Sellers providing for the registration under the Act of the shares to be received by the Sellers under the Merger Agreement. The shares to be issued to the Sellers in the Merger will be "restricted shares" under the Act. The Company has agreed to use its best efforts to have declared effective by the SEC a registration statement under the Act covering the resale by the Sellers of one-third of the shares received by them as Merger Consideration on each of the first, second and third anniversaries of the Closing.

     The Merger Agreement may be terminated: (i) prior to closing upon mutual agreement of the parties; (ii) by the Company in the event it is unable to secure the necessary funding from its lenders of at least $4,500,000; (iii) by either party in the event the other party has caused a material breach of a representation or warranty which is not timely cured or (iv) by either party if closing has not occurred prior to March 31, 1999.

  Federal Tax Consequences; Accounting Treatment of Merger

     The Company believes that there are no federal or other income tax consequences of the Merger for the shareholders of the Company because the shareholders are not receiving any form of payment as a result of the transaction. The shareholders of the Company will continue to hold shares of Common Stock of the Company.

     The Company intends to utilize the "purchase" accounting method for the acquisition of the TeamStaff Entities. The purchase price paid by the Company will be allocated based upon the fair market value of assets acquired and liabilities assumed. The parties will be providing a schedule to the Merger Agreement setting forth such allocations. The excess of the purchase price over the amounts so allocated will be treated as goodwill.

     It is the parties' intention that except for the merger related to one of the TeamStaff Entities, TSV, the transactions qualify as a "tax free exchange" under Section 368 of the Internal Revenue Code. This tax free exchange does not effect the shareholders of the Company but is solely for the benefit of the Sellers. The parties have further agreed that the merger of TSV will not qualify as a tax free exchange as a result of the payment by the Company of $1,800,000 plus accrued dividends (approximately $252,000 as of September 30, 1998) in cash for the TeamStaff Preferred Shares which were issued by TSV. As a result, a separate merger agreement has been entered into for the TSV merger. The terms and conditions of this separate merger are exactly the same as the other merger agreement except for certain tax free language which has been deleted from this second agreement. For purposes of this Proxy Statement, all of the Mergers are deemed one transaction and approval of the Merger Agreement includes approval of both agreements.

  Related Agreements;

     The Company will enter into a two year employment agreement with Mr. Kirk
A. Scoggins, the President and a principal shareholder of the TeamStaff Entities, whereby Mr. Scoggins will be employed by the Company as its President of its professional employer organization business. The Company has also agreed to appoint Mr. Scoggins to its Board of Directors and to consider appointment of a second person mutually acceptable to the Company and the Sellers. The Company has agreed to use its best efforts to obtain the election of Mr. Scoggins to its Board of Directors for the two year period following the Closing. Under the terms of his employment agreement, Mr. Scoggins will receive a base salary of $175,000 and options to acquire 100,000 shares of the Company's Common Stock. The options will vest over two years and have an exercise price equal to the fair market value of the Company's Common Stock on the date of closing. Additionally, the agreement will contain certain incentive bonus clauses which will be based upon performance of the professional employer division. In addition, debt in the amount of $135,000 owed by Mr. Scoggins to the Company will be forgiven. The agreement with Mr. Scoggins will contain certain non-compete and non-disclosure provisions upon terms acceptable to the parties for a period of two years following termination of his employment.

     It is a condition to the Merger Agreement that the Company and certain key employees of the TeamStaff Entities will also enter into non-competition agreements which will provide that the key employees will not solicit customers or employees of the Company during a period of two years following the Merger in certain states where the TeamStaff Entities conduct business, including the state of Florida.

     In addition, pursuant to the Merger Agreement, the Sellers have agreed to vote all shares owned by them during the two year period following the Merger, in favor of management's nominees to the Board of Directors at all special or annual meetings of the Company's shareholders.

  Agreement Not To Solicit Other Offers

     Pursuant to the terms of the Merger Agreement, the Sellers have agreed that they will not, and will not permit the TeamStaff Entities to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any offers or the making of any proposal with respect to a merger, reorganization, share exchange or similar transaction a sale of the securities or assets of the TeamStaff Entities to any person other than the Company. The Sellers have also agreed not to vote any of the shares held by them in favor of any other proposal or offer.

  Expenses and Termination Fees


     The Merger Agreement provides that the Company will pay up to $750,000 of the legal, accounting and investment bankers fees of the TeamStaff Entities incurred by them in connection with the Merger. In the event the Merger is not consummated, the parties shall bear their own costs and expenses. These fees include approximately $300,000 of fees due to Raymond James & Associates, Inc. for representing the Sellers Raymond James & Associates, Inc. also served as advisor to the Company, and will be receiving approximately 400,000 shares of Common Stock. Approval of the Merger will also be deemed approval of the issuance of the 400,000 shares to Raymond James & Associates, Inc.


  Directors and Officers of the TeamStaff Entities.

     The directors and officers of the post Merger TeamStaff Entities shall be as follows:

NAME                                                         TITLE
----                                                         -----
Donald Kappauf..........................    Chairman/Director
Kirk Scoggins...........................    President
                                            Chief Financial
Donald Kelly............................    Officer/Secretary/Treasurer

  Management of the Company

     Pursuant to the terms of the Merger Agreement, the Company has agreed to appoint Mr. Kirk Scoggins to the Board of Directors effective at the closing of the Merger and to use its best efforts to obtain his election at subsequent meetings of shareholders for a period of two years following the Closing. The Company has also agreed to consider appointment of a second person mutually acceptable as a nominee of the Sellers to the Company's Board of Directors. Except for the election of Mr. Kirk Scoggins to the Company's Board of Directors there are no anticipated changes to the current officers and directors of the Company.

     In addition, pursuant to the Merger Agreement, the Sellers have agreed to vote all shares owned by them during the two year period following the Merger, in favor of management's nominees to the Board of Directors at all special or annual meetings of the Company's shareholders.

     The executive officers and directors of the Company are as follows:

NAME                                        AGE                     OFFICE
----                                        ---   ------------------------------------------
Karl W. Dieckmann                           69    Chairman of the Board of Directors
George J. Eklund                            54    Director
Donald T. Kelly                             48    Vice President, Chief Financial Officer
                                                  and Corporate Secretary
Senator John H. Ewing                       77    Director
William J. Marino                           54    Director
Donald W. Kappauf                           52    President, Chief Executive Officer and
                                                  Director
Charles R. Dees, Jr.                        58    Director
Martin J. Delaney                           55    Director

     Each director is elected for a period of one year at the Company's annual meeting of shareholders and will serve until his successor is duly elected by the shareholders. Shareholders are not being requested to vote upon the election of directors at the Special Meeting.

  Amendment and Waiver

     The provisions of the Merger Agreement and related agreements may be amended by the parties at any time prior to the consummation of the Merger by means of a written agreement executed and delivered by duly authorized officers or representatives of the respective parties. The conditions of the Merger Agreement, including closing conditions, subject to applicable law, may be waived by the party intended to be the beneficiary of such condition.

  Appraisal Rights

     The Company's shareholders are not entitled to appraisal rights under the New Jersey Business Corporation Act.

  Vote Required for Approval

     The approval of a majority of the votes cast at the special Meeting (in person or by proxy) is required to approve the Merger Agreement and the Merger. The approval of the Company's shareholders is required pursuant to the terms of the Merger Agreement. Officers and directors of the Company own 928,451 shares of Common Stock and have advised the Company that they intend to vote in favor of the Merger.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

SELECTED FINANCIAL DATA

     The following selected financial data has been abstracted from, is qualified in its entirety by, and should be read in conjunction with the financial statements of the Company and the notes thereto appearing elsewhere in this Proxy Statement or previously filed with the SEC. The statement of operations data of the Company for the fiscal years ended September 30, 1993, 1994, 1995, 1996 and 1997, respectively, and the balance sheet data at September 30, 1993, 1994, 1995, 1996 and 1997 are derived from the audited financial statements included in the Company's Form 10-K annexed hereto as Exhibit B, or previously filed with the SEC. The statement of operations data of the Company for the nine months ended June 30, 1998, and the balance sheet data at June 30, 1998 are derived from the unaudited financial statements included in the Company's Form 10-Q annexed hereto as Exhibit C, as previously filed with the SEC.

                                                             YEARS ENDED SEPTEMBER 30
                                       ---------------------------------------------------------------------
                       JUNE 30, 1998       1997           1996          1995          1994          1993
                       -------------   ------------   ------------   -----------   -----------   -----------
OPERATING DATA:
Revenues.............  $102,122,000    $122,695,000   $100,927,000   $73,821,000   $37,998,000   $14,681,000
Direct Expenses......    94,588,000     113,894,000     92,490,000    68,530,000    34,939,000    12,459,000
Gross Profit.........     7,534,000       8,801,000      8,437,000     5,291,000     3,059,000     2,222,000
Selling, General &
  Administrative
  Expenses (includes
  depreciation and
  amortization.......     6,179,000      11,316,000      8,801,000     7,547,000     2,695,000     1,962,000
Income (Loss) From
  Continuing
  Operations.........     1,355,000      (2,515,000)      (364,000)   (2,256,000)      364,000       260,000
Net Income (Loss)....  $  2,496,000    $ (2,832,000)  $   (597,000)  $(3,316,000)  $   720,000   $   301,000
Basic Earnings (Loss)
  Per Common
  Share(1)...........  $       0.13    $      (0.15)  $      (0.04)  $     (0.24)  $      0.06   $      0.03
Weighted Average
  Shares
  Outstanding........    19,263,097      19,070,349     16,840,371    13,595,382    10,597,537     5,484,353
Diluted Earnings
  (Loss) Per Common
  Share(1)...........  $       0.13    $      (0.15)  $      (0.04)  $     (0.24)  $      0.05   $      0.03
Diluted Shares
  Outstanding........    19,504,058      19,070,349     16,840,371    13,595,382    12,867,027     6,339,255
Dividends Paid Per
  Preferred Stock....  $       0.00    $       0.00   $       0.00   $      0.00   $      3.30   $      4.00

BALANCE SHEET DATA:

Assets...............  $ 15,784,000    $ 14,163,000   $ 14,800,000   $13,816,000   $ 7,727,000   $ 4,264,000
Liabilities..........     8,166,000       9,291,000      7,632,000    10,967,000     2,671,000     1,079,000
Long-Term Debt.......     3,096,000          89,000        100,000       175,000       107,000       241,000
Working Capital
  (Deficiency).......     3,299,000      (1,401,000)       286,000    (4,771,000)    1,146,000     1,920,000
Shareholders'
  Equity.............  $  7,618,000    $  4,872,000   $  7,168,000   $ 2,849,000   $ 5,056,000   $ 3,195,000

---------------
(1) Basic and diluted earnings per share have replaced primary and fully diluted earnings per share in accordance with Statement on Financial Accounting Standards No. 128.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA
                OF DIGITAL SOLUTIONS AND THE TEAMSTAFF ENTITIES

     The unaudited pro forma condensed combined financial data as of June 30, 1998 and for the twelve months ended September 30, 1997 and the nine months ended June 30, 1998 give effect to the Merger, accounted for under the "purchase" accounting method. The unaudited pro forma condensed combined financial data is based upon the historical consolidated financial statements of Digital and the TeamStaff Entities under the assumptions and adjustments set forth in the notes to such proforma financial data.

     The unaudited pro forma condensed combined balance sheet data assumes that the Merger was consummated on June 30, 1998, and the unaudited pro forma condensed combined statement of operations data assumes that the Merger was consummated on October 1, 1996. The fiscal year of Digital ends on September 30, and the fiscal year of the TeamStaff Entities ends on December 31. For purposes of presenting the unaudited pro forma condensed combined statement of operations data, the historical financial statements of the TeamStaff Entities for the year ended December 31, 1997 were combined with the historical financial statements of Digital for the year ended September 30, 1997. The historical financial statements of Digital for the nine months ended June 30, 1998 have been combined with the compiled historical financial statements of the TeamStaff Entities for the compiled nine months ended June 30, 1998.

     For purposes of presenting the unaudited pro forma condensed combined balance sheet data, TeamStaff's assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill, which is being amortized over a 20-year period. The fair value of the TeamStaff Entities assets and liabilities is based on preliminary estimates. Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting adjustments. The unaudited pro forma condensed combined statement of operation data excludes any benefits that may result due to synergies that may be derived and the elimination of duplicative efforts in connection with the acquisition of the TeamStaff Entities.

     The unaudited pro forma condensed combined financial statement data may not be indicative of the results that actually would have occurred if the acquisition of the TeamStaff Entities had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma condensed combined financial statement data should be read in conjunction with the historical consolidated financial statements for Digital and the TeamStaff Entities.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA
                                 JUNE 30, 1998

                                    HISTORICAL                          PRO FORMA
                            --------------------------    --------------------------------------
                              DIGITAL       TEAMSTAFF     ADJUSTMENTS                 COMBINED
                            -----------    -----------    ------------               -----------
                                             ASSETS
CURRENT ASSETS
  Cash....................  $ 1,806,000    $        --    $  1,364,000(1),(3),(4),(8) $ 3,170,000
  Restricted Cash.........      738,000             --              --                   738,000
  Accounts receivable, net
     of allowance.........    4,924,000      2,886,000              --                 7,810,000
  Notes Receivable........           --      2,182,000      (2,182,000)(3)                    --
  Other current assets....      901,000        244,000              --                 1,145,000
                            -----------    -----------    ------------               -----------
          Total current
            assets........    8,369,000      5,312,000        (818,000)               12,863,000
EQUIPMENT AND
  IMPROVEMENTS............      766,000        230,000              --                   996,000
DEFERRED TAX ASSET........    1,916,000             --              --                 1,916,000
GOODWILL, net of
  amortization............    4,158,000             --      11,354,000(2)             15,512,000
OTHER ASSETS..............      575,000        394,000              --                   969,000
                            -----------    -----------    ------------               -----------
          TOTAL ASSETS....  $15,784,000    $ 5,936,000    $ 10,536,000               $32,256,000
                            ===========    ===========    ============               ===========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-
     term debt............  $   541,000    $ 3,203,000    $ (1,203,000)(1),(3),(4)   $ 2,541,000
  Accounts payable........    1,680,000        795,000              --                 2,475,000
  Accrued expenses and
     other................    2,849,000      3,602,000       1,100,000(5)              7,551,000
                            -----------    -----------    ------------               -----------
          Total current
            liabilities...    5,070,000      7,600,000        (103,000)               12,567,000
LONG-TERM DEBT............    3,096,000         65,000       2,435,000(4)              5,596,000
                            -----------    -----------    ------------               -----------
          Total
            Liabilities...    8,166,000      7,665,000       2,332,000                18,163,000
                                 COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Common Stock............       19,000         47,000         (39,000)(6),(7)            27,000
  Preferred Stock.........           --      1,800,000      (1,800,000)(8)                    --
  Additional paid-in
     capital..............   13,643,000      1,776,000       4,691,000(2),(5),(6),(7)  20,110,000
  Accumulated deficit.....   (6,044,000)    (5,352,000)      5,352,000(6)             (6,044,000)
                            -----------    -----------    ------------               -----------
          Total
            shareholders'
            equity
            (deficit).....    7,618,000     (1,729,000)      8,204,000                14,093,000
                            -----------    -----------    ------------               -----------
          TOTAL
            LIABILITIES
            AND EQUITY....  $15,784,000    $ 5,936,000    $ 10,536,000               $32,256,000
                            ===========    ===========    ============               ===========

---------------
(1) Includes $4,500,000 of borrowings from a financial institution required to effect the merger.

(2) Represents the adjustment to record estimated goodwill related to the TeamStaff acquisition and adjustments to reflect the estimated fair value of the intangibles. The estimated fair value of the Digital common stock to be issued was based on the October 1, 1998 closing price of the stock as listed on the SmallCap Market System of the NASDQ, discounted for the restrictions of trading to be placed on the common stock and the fact that the stock is thinly traded (a total discount of 25% of the listed price). The consideration to be issued by Digital has been adjusted to include direct costs of the merger payable by Digital and the TeamStaff shareholders' deficit.

(3) Represents the settlement of TeamStaff shareholders' notes payable ($3,147,000) and notes receivable ($2,182,000) at the date of merger.

(4) Includes the repayment of the TeamStaff bank debt of $121,000 at the closing of the merger.

(5) Represents estimated acquisition costs.

(6) Represents the elimination of TeamStaff's historical equity accounts.

(7) Includes the issuance of 8,633,334 shares of Digital common stock to TeamStaff shareholders (8,233,334 shares) and the Company's investment banker (400,000 shares) at an estimated fair market value of $6,475,000 ($8,000 par value common stock and $6,467,000 additional paid-in capital).

(8) Includes the redemption of the preferred stock for $1,800,000 in cash and dividends of $250,000 not declared but required to be paid as part of the merger agreement.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
                        NINE MONTHS ENDED JUNE 30, 1998

                                            HISTORICAL
                                   -----------------------------
                                                    TEAMSTAFF                         TEAMSTAFF               PRO FORMA
                                                  6 MONTHS ENDED     CONFORMING     9 MONTHS ENDED   ----------------------------
                                     DIGITAL        30-JUN-98      ADJUSTMENTS(3)     30-JUN-98      ADJUSTMENTS       COMBINED
                                   ------------   --------------   --------------   --------------   ------------    ------------
REVENUES.........................  $102,122,000    $53,796,000      $30,516,000      $84,312,000     $         --    $186,434,000
DIRECT EXPENSES..................    94,588,000     51,677,000       29,481,000       81,158,000               --     175,746,000
                                   ------------    -----------      -----------      -----------     ------------    ------------
    Gross profit.................     7,534,000      2,119,000        1,035,000        3,154,000               --      10,688,000
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES........     5,677,000      1,925,000        1,284,000        3,209,000               --       8,886,000
DEPRECIATION AND AMORTIZATION....       502,000         45,000           39,000           84,000          426,000(1)    1,012,000
                                   ------------    -----------      -----------      -----------     ------------    ------------
    Income from operations.......     1,355,000        149,000         (288,000)        (139,000)        (426,000)        790,000
                                   ------------    -----------      -----------      -----------     ------------    ------------
OTHER INCOME (EXPENSE)
    Interest expense, net........      (329,000)       (57,000)          26,000          (31,000)        (304,000)(2)     (664,000
    Other income.................            --          3,000          (29,000)         (26,000)                         (26,000
                                   ------------    -----------      -----------      -----------     ------------    ------------
                                       (329,000)       (54,000)          (3,000)         (57,000)        (304,000)       (690,000
                                   ------------    -----------      -----------      -----------     ------------    ------------
      Income before tax..........     1,026,000         95,000         (291,000)        (196,000)        (730,000)        100,000
INCOME TAX BENEFIT...............     1,470,000             --               --               --               --       1,470,000
                                   ------------    -----------      -----------      -----------     ------------    ------------
NET INCOME/(LOSS)................  $  2,496,000    $    95,000      $  (291,000)     $  (196,000)    $  (730,000)    $  1,570,000
                                   ============    ===========      ===========      ===========     ============    ============
BASIC EARNINGS PER COMMON
  SHARE..........................  $       0.13                                                                      $       0.06
                                   ============                                                                      ============
WEIGHTED AVERAGE SHARES
  OUTSTANDING....................    19,263,097                                                         8,633,334(4)   27,896,431
                                   ============                                                      ============    ============
DILUTED EARNINGS PER COMMON
  SHARE..........................  $       0.13                                                                      $       0.06
                                   ============                                                                      ============
DILUTED SHARES OUTSTANDING.......    19,504,058                                                         8,633,334(4)   28,137,392
                                   ============                                                      ============    ============

---------------
(1) Represents the amortization of additional goodwill over 20 years.

(2) Represents the increase in interest expense resulting from the financing of the merger.

(3) Represents the results from operations of TeamStaff for the three months ended December 31, 1997.

(4) Includes 8,233,334 common shares to be issued to TeamStaff shareholders and 400,000 common shares to Digital's investment bankers.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
                         YEAR ENDED SEPTEMBER 30, 1997

                                                            HISTORICAL                      PRO FORMA
                                                   ----------------------------    ---------------------------
                                                     DIGITAL        TEAMSTAFF      ADJUSTMENTS      COMBINED
                                                   ------------    ------------    -----------    ------------
Revenues.........................................  $122,695,000    $105,246,000    $        --    $227,941,000
Direct Expenses..................................   113,894,000     101,948,000             --     215,842,000
                                                   ------------    ------------    -----------    ------------
  Gross profit...................................     8,801,000       3,298,000             --      12,099,000
Selling, General and Administrative Expenses.....    10,306,000       3,703,000             --      14,009,000
Depreciation and Amortization....................     1,010,000          84,000        568,000(1)    1,662,000
                                                   ------------    ------------    -----------    ------------
  Loss from operations...........................    (2,515,000)       (489,000)      (568,000)     (3,572,000)
                                                   ------------    ------------    -----------    ------------
Other Income (Expense)
  Interest expense, net..........................      (317,000)        (47,000)      (919,000)(2)   (1,283,000)
  Other income...................................            --         184,000             --         184,000
                                                   ------------    ------------    -----------    ------------
                                                       (317,000)        137,000       (919,000)     (1,099,000)
                                                   ------------    ------------    -----------    ------------
Net Loss.........................................  $ (2,832,000)   $   (352,000)   $(1,487,000)   $ (4,671,000)
                                                   ============    ============    ===========    ============
Basic and Diluted Loss Per Common Share..........  $      (0.15)                                  $      (0.17)
                                                   ============                                   ============
Weighted Average Shares Outstanding..............    19,070,349                      8,633,334      27,703,683
                                                   ============                    ===========    ============

---------------
(1) Represents the amortization of additional goodwill over 20 years.

(2) Represents the increase in interest expense from additional debt as a result of the acquisition of the TeamStaff Entities offset by interest expense eliminated as a result of historical debt of the TeamStaff Entities to be paid at the time of merger.

                                  PROPOSAL II

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has also submitted for shareholder approval its proposal to change the name of the Company from Digital Solutions, Inc. to TeamStaff, Inc. THE NAME CHANGE WILL NOT BE CONSUMMATED UNLESS SHAREHOLDERS APPROVE THE MERGER AGREEMENT AND THE MERGER AS DISCUSSED IN PROPOSAL I.

     The Board of Directors believes that the Company's present name does not reflect the Company's present business and intended future business direction. The Company is engaged in the professional employer services, temporary employee staffing and payroll business. The Board has determined that its current name has no connection to these businesses. In addition, the Board believes that the TeamStaff Entities have created goodwill in its name and that the Company should utilize this goodwill after the acquisition.

     A form of the Amendment to the Company's Amended and Restated Certificate of Incorporation is annexed to this Proxy Statement as Exhibit G reflecting the name change.

     Shareholders will be requested to submit their share certificates to the Company Stock Transfer Agent for exchange, and following adoption of Proposal II and filing of an Amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of New Jersey changing the name of the Company, all new share certificates issued by the Company will be printed with the Company's new name. The Company estimates that the costs of this change of name, including printing expenses, license modifications, various state regulatory and local filings and other related costs, will not exceed $125,000. The Company has conducted a limited search for the availability of the new name in the states where it and the TeamStaff Entities conduct business. In the event that the Company determines that the costs of changing the name will exceed its expectations or a conflict in the use of the name arises, the name change may not be implemented.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast at the Special Meeting, is required for the approval of this Proposal II. The directors and officers of the Company and other shareholders owning of record and beneficially, directly and indirectly, an aggregate of approximately 978,451 shares of Common Stock, constituting approximately 5% of such shares outstanding on the Record Date, have agreed to vote in favor of Proposal II.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL II TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, INCLUDING FINANCIAL STATEMENTS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS ANNEXED HERETO AS EXHIBIT B.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED JUNE 30, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS ANNEXED HERETO AS EXHIBIT C.

     A COPY OF THE AUDITED FINANCIAL STATEMENTS FOR THE TEAMSTAFF ENTITIES FOR THE FISCAL YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 IS ANNEXED HERETO AS EXHIBIT D.

     A COPY OF THE UNAUDITED FINANCIAL STATEMENTS FOR THE TEAMSTAFF ENTITIES FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997 IS ANNEXED HERETO AS EXHIBIT F.

                              III.  OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Special Meeting is that above. If any other matter or matters are properly brought before the Special Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Corporation's 1999 Annual Meeting of Stockholders must be received by the Corporation on or before November 20, 1998 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the l999 Annual Meeting of Shareholders.

                                   By Order of the Board of Directors


                                   Donald T. Kelly

                                   Secretary

November 12, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                    EXHIBIT A
                                       TO
                               PROXY STATEMENT OF
                             DIGITAL SOLUTIONS, INC.




                 PLAN AND AGREEMENT OF MERGER AND REORGANIZATION

                               PLAN AND AGREEMENT
                                       OF
                            MERGER AND REORGANIZATION

                                      AMONG

                            DIGITAL SOLUTIONS, INC.,

   DGAC I,INC., DGAC II, INC., DGAC III, INC., DGAC IV, INC., DGAC VI, INC.,
          DGAC VII, INC., DGAC VIII, INC., DGAC IX, INC., DGAC X, INC.

                                       AND

                                TEAMSTAFF, INC.,

                               TEAMSTAFF II, INC.,

                              TEAMSTAFF III, INC.,

                               TEAMSTAFF IV, INC.,

                         THE TEAMSTAFF COMPANIES, INC.,

                        TEAMSTAFF HOLDING COMPANY, INC.,

                        EMPLOYER SUPPORT SERVICES, INC.,

                              TEAMSTAFF USA., INC.,

                       TEAMSTAFF INSURANCE SERVICES, INC.,

                                       AND

                                WARREN M. CASON,

                                DOROTHY C. CASON,

                                KIRK A. SCOGGINS,

                     MELISSA C. SCOGGINS, AS TRUSTEE OF THE
                       KIRK ALLAN SCOGGINS 1997 THREE YEAR
                  GRANTOR RETAINED ANNUITY TRUST, DATED 7/1/97,

                     WARREN M. CASON, JR., AS TRUSTEE OF THE
                        DOROTHY C. CASON 1997 THREE YEAR
                  GRANTOR RETAINED ANNUITY TRUST, DATED 7/1/97,


                          Dated as of October 29, 1998

                                TABLE OF CONTENTS

                                                                                     Page
 1. Definitions ................................................................
 2. Basic Transaction ..........................................................
     (a) The Merger ............................................................
     (b) The Closing ...........................................................
     (c) Deliveries at the Closing .............................................
     (d) Effect of the Merger ..................................................
     (e) Closing of Transfer Records ...........................................
3. Representations and Warranties Concerning the Transaction ...................
     (a) Representations and Warranties of the Sellers .........................
     (b) Representations and Warranties of Digital and the Merger
         Corporations ..........................................................
 4. Representations and Warranties Concerning the TeamStaff Entities ...........
     (a) Organization, Qualification, and Corporate Power ......................
     (b) Capitalization ........................................................
     (c) Noncontravention ......................................................
     (d) Brokers' Fees .........................................................
     (e) Title to Assets .......................................................
     (f) Financial Statements ..................................................
     (g) Events Subsequent to Most Recent Fiscal Year End ......................
     (h) Undisclosed Liabilities ...............................................
     (i) Legal Compliance ......................................................
     (j) Tax Matters ...........................................................
     (k) Real Property Interests ...............................................
     (l) Intellectual Property .................................................
     (m) Tangible Assets .......................................................
     (n) Contracts .............................................................
     (o) Notes and Accounts Receivable .........................................
     (p) Powers of Attorney ....................................................
     (q) Insurance .............................................................
     (r) Litigation ............................................................
     (s) Employees .............................................................
     (t) Employee Benefits .....................................................
     (u) Guaranties ............................................................
     (v) Environment, Health, and Safety .......................................
     (w) Certain Business Relationships with the TeamStaff Entities ............
     (x) USEC Litigation .......................................................
     (y) CIGNA Medical Program Claims ..........................................
     (z) Disclosure ............................................................

                                                                                     Page
 5. Pre-Closing Covenants ......................................................
     (a) General ...............................................................
     (b) Notices and Consents ..................................................
     (c) Operation of Business .................................................
     (d) Preservation of Business ..............................................
     (e) Full Access ...........................................................
     (f) Notice of Developments ................................................
     (g) Exclusivity ...........................................................
6. Post-Closing Covenants ......................................................
     (a) General ...............................................................
     (b) Litigation Support ....................................................
     (c) Transition ............................................................
     (d) Confidentiality .......................................................
     (e) Covenant Not to Compete ...............................................
7. Conditions to Obligation to Close ...........................................
     (a) Conditions to Obligation of Digital ...................................
     (b) Conditions to Obligation of the Sellers ...............................
8. Remedies for Breaches of This Agreement .....................................
     (a) Survival of Representations and Warranties ............................
     (b) Indemnification Provisions for Benefit of Digital .....................
     (c) Indemnification Provisions for Benefit of the Sellers .................
     (d) Matters Involving Third Parties .......................................
     (e) Determination of Adverse Consequences .................................
     (f) Other Indemnification Provisions ......................................
 9. Termination ................................................................
     (a) Termination of Agreement ..............................................
     (b) Effect of Termination .................................................
10. Miscellaneous ..............................................................
     (a) Press Releases and Public Announcements ...............................
     (b) No Third-Party Beneficiaries ..........................................
     (c) Entire Agreement ......................................................
     (d) Succession and Assignment .............................................
     (e) Counterparts ..........................................................
     (f) Headings ..............................................................

                                                                                     Page

     (g) Notices ...............................................................
     (h) Governing Law .........................................................
     (i) Amendments and Waivers ................................................
     (j) Severability ..........................................................
     (k) Expenses ..............................................................
     (l) Construction ..........................................................
     (m) Incorporation of Exhibits, Appendices, and Schedules ..................
     (n) Specific Performance ..................................................
     (o) Section 338(h)(10) Tax Election .......................................




EXHIBITS AND SCHEDULES

Exhibit A       Form of Scoggins Employment Agreement
Exhibit B       TeamStaff Financial Statements
Exhibit C       Form of Non-Competition Agreement
Exhibit D       Form of Opinion of Counsel to TeamStaff Entities and the Sellers
Exhibit E       Form of Opinion of Counsel to Digital
Exhibit F       Form of Articles of Merger
Exhibit G       Form of Registration Rights Agreement
Exhibit H       Form of Escrow Agreement
Exhibit I       Seller's Debt Repayment Schedule
Exhibit J       List of Employees to Execute Non-Competition Agreements
Exhibit K       Form of Voting Agreement

Sellers' Disclosure Schedule    Exceptions to the Sellers' Representation and
                                Warranties

Digital Disclosure Schedule     Exceptions to Digital's Representations and
                                Warranties

TeamStaff Disclosure Schedule   Exceptions to Representations and Warranties
                                Concerning the TeamStaff Entities

Appendix I    Allocation of Merger Consideration, Debt Payment and Preferred
              Share Payment

Appendix II   List of Sellers' Expenses to be paid by Digital

                              PLAN AND AGREEMENT OF
                            MERGER AND REORGANIZATION

         This Plan and Agreement of Merger and Reorganization (the "Agreement") is entered into as of October 29, 1998, by and among Digital Solutions, Inc., a New Jersey corporation with its principal address at 300 Atrium Drive, Somerset, New Jersey 08873 ("Digital"), DGAC I, Inc. ("DGACI"), DGAC II, Inc., ("DGACII"), DGAC III, Inc., ("DGACIII"), DGAC IV, Inc., ("DGACIV"), DGAC VI, Inc., ("DGACVI"), DGAC VII, Inc., ("DGACVII"), DGAC VIII, Inc., ("DGACVIII"), DGAC IX, Inc., ("DGACIX"), and DGAC 10, Inc., ("DGACX"), each a Florida corporation and a direct wholly-owned subsidiary of Digital with its principal address at 300 Atrium Drive, Somerset, New Jersey 08873 (collectively, DGACI, DGACII, DGACIII, DGACIV, DGACVI, DGACVII, DGACVIII, DGACIX and DGACX are referred to as the "Merger Corporations"), TeamStaff Holding Company, Inc. ("THC"), The TeamStaff Companies, Inc. ("TSC"), Employer Support Services, Inc. ("ESS"), TeamStaff U.S.A., Inc. ("TUSA"), TeamStaff, Inc. ("TSI"), TeamStaff II, Inc. ("TSI II"), TeamStaff III, Inc. ("TSI III"), TeamStaff IV, Inc. ("TSIV") and TeamStaff Insurance Services, Inc. ("TIS"), each a Florida corporation with its principal address at 1211 S. Westshore Blvd., Suite 806, Tampa, Florida 33607 (collectively, THC, TSC, ESS, TUSA, TSI, TSII, TSIII and TSIV are referred to as the "TeamStaff Entities"), Warren M. Cason ("WC"), Dorothy C. Cason ("DC"),
Kirk A. Scoggins ("KS"), Melissa C. Scoggins, as trustee of the Kirk Allan Scoggins 1997 Three Year Grantor Retained Annuity Trust, dated July 1, 1997 (the "WC Trust") and Warren M. Cason, Jr., as trustee of the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, dated July 1,1997 (the "DC Trust") WC, DC, KS, the KS Trust and the DC Trust are collectively referred to in this Agreement as the "Sellers"). Digital, the Merger Corporations, the TeamStaff Entities and the Sellers are referred to collectively in this Agreement as the "Parties."

                                   WITNESSETH

         WHEREAS, the Sellers own all of the issued and outstanding capital stock of each of the TeamStaff Entities and are desirous of selling such capital stock to Digital and Digital is desirous of purchasing said capital stock;

         WHEREAS, the respective boards of directors of Digital, each of the Merger Corporations and each of the TeamStaff Entities have approved the transactions contemplated by this Agreement, as applicable, and have determined that it is desirable and in their respective best interests to consummate the Mergers described in Section 2(a) below;

         WHEREAS, the Merger Corporations are wholly-owned subsidiaries of Digital which were formed to merge with and into the TeamStaff Entities;

         WHEREAS, upon the terms and conditions contained herein, Digital will acquire all of the outstanding capital stock of the TeamStaff Entities for a combination of shares of Common Stock of Digital and cash through separate reverse subsidiary mergers of the Merger Corporations with and into the TeamStaff Entities;

         WHEREAS, it is the intention of the Parties that the Mergers contemplated herein qualify as tax free reorganizations within the meaning of
Section 368 (a)(2)(E) of the Code (as defined below);

         WHEREAS, the parties have agreed that in the event the transactions contemplated herein do not qualify as a "tax free" reorganization within the meaning of Section 368 of the Code, Digital shall have the right to make, at its option, an election under Section 338 (h)(10) of the Code and the Sellers shall cooperate with Digital in such election.

         NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Closing" has the meaning set forth in Section 2(b) below.

         "Closing Date" has the meaning set forth in Section 2(b) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the operations, businesses and affairs of either TeamStaff and its Subsidiaries or Digital, as the context may require, that is not already generally available to the public. Without limiting the foregoing, "Confidential Information" shall include marketing and sales information, customer and account lists and pricing information, internal forecasts and projections and employee information.

         "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

         "Debt Payment" has the meaning set forth in Section 2(d)(v) below.

         "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "Digital Authorizations" has the meaning set forth in Section 3(b)(ii) below.

         "Digital Balance Sheet" has the meaning set forth in Section 3(b)(viii) below.

         "Digital Disclosure Schedule" has the meaning set forth in Section 3(b) below.

         "Digital Financial Statements" has the meaning set forth in Section 3(b)(vi)(B) below.

         "Digital Preferred Shares" has the meaning set forth in Section 3(b)(xii) below.

         "Digital SEC Documents" has the meaning set forth in Section 3(b)(vi)(A) below.

         "Digital Shares" means the Common Stock of Digital, par value $.001 per share.

         "DGAC I" has the meaning set forth in the preface above.

         "DGAC II" has the meaning set forth in the preface above.

         "DGAC III" has the meaning set forth in the preface above.

         "DGAC IV" has the meaning set forth in the preface above.

         "DGAC VI" has the meaning set forth in the preface above.

         "DGAC VII" has the meaning set forth in the preface above.

         "DGAC VIII" has the meaning set forth in the preface above.

         "DGAC IX" has the meaning set forth in the preface above.

         "DGAC X" has the meaning set forth in the preface above.

         "Effective Time" has the meaning set forth in Section 2(d)(i) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any

Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agreements" has the meaning set forth in Section 7(a)(xi) below.

         "Escrow Market Price" means the average closing sales price of a Digital Share on the SmallCap Market of the Nasdaq Stock Market, Inc. for the five trading days ending three business days prior to Closing.

         "ESS" has the meaning set forth in the preface above.

         "Excess Loss Account" has the meaning set forth in Treas. Reg. Section 1.1502-19.

         "Expense Payment" has the meaning set forth in Section 10(k) below.

         "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

         "Financial Statement" has the meaning set forth in Section 4(f) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Material Adverse Effect" means any event on or with respect to any entity which, is materially adverse to the condition (financial or otherwise), of the properties, assets (including intangible assets), Liabilities, business, results of operations or prospects of such entity.

         "Merger Consideration" has the meaning set forth in Section 2(d)(v) below.

         "Merger Corporations" has the meaning set forth in the preface above.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(f) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(f) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(f) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Preferred Share Payment" has the meaning set forth in Section 2(d)(v) below.

         "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above.

         "Seller's Debt Schedule" means the schedule of outstanding debt annexed hereto as Exhibit I which schedule sets forth the name of the debtholder and the amount of debt owned by each of the TeamStaff Entities to the debtholder.

         "Sellers' Disclosure Schedule" has the meaning set forth in Section 3(a) below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TeamStaff Disclosure Schedule" has the meaning set forth in Section 4 below.

         "TeamStaff Entities" has the meaning set forth in the preface above.

         "TeamStaff Plan" has the meaning set forth in Section 4(t) below.

         "TeamStaff Preferred Shares" means the 1800 issued and outstanding shares of Preferred Stock of TSV.

         "TeamStaff Shares" means the issued and outstanding shares of the Common Stock of the TeamStaff Entities.

         "THC" has the meaning set forth in the preface above.

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

         "Threshold" has the meaning set forth in Section 8(b) below.

         "TIS" has the meaning set forth in the preface above.

         "TSC" has the meaning set forth in the preface above.

         "TSI" has the meaning set forth in the preface above.

         "TSII" has the meaning set forth in the preface above.

         "TSIII" has the meaning set forth in the preface above.

         "TSIV" has the meaning set forth in the preface above.

         "TSV" has the meaning set forth in Section 7 (a) below.

         "TUSA" has the meaning set forth in the preface above.

         "USEC" has the meaning set forth in Section 4(x) below.

2. Basic Transaction.

     (a) The Mergers. Subject to the terms and conditions of this Agreement, the Merger Corporations will merge with and into the TeamStaff Entities (each such separate merger is referred to as a "Merger" and all of the Mergers collectively as the "Mergers") at the Effective Time. The TeamStaff Entities shall be the corporations surviving the Mergers (sometimes referred to individually as the "Surviving Corporation" and collectively as the "Surviving Corporations").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Goldstein & DiGioia LLP at 369 Lexington Avenue in New York, New York, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Digital and the Sellers may mutually determine (the "Closing Date").

         (c) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to Digital the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Digital will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below,
(iii) each of the Sellers will deliver to Digital stock certificates representing all of his or its TeamStaff Shares and TeamStaff Preferred Shares, endorsed in blank or accompanied by duly executed stock powers, (iv) Digital will deliver to each of the Sellers the consideration specified in Section 2(d)(v) below and (v) the TeamStaff Entities and the Merger Corporations will file with the Secretary of State of Florida articles of merger in the form attached hereto as Exhibit F (the "Articles of Merger").

         (d) Effect of Mergers.

                  (i) General. The Mergers shall become effective at the time (the "Effective Time") the TeamStaff Entities and the Merger Corporations file the Articles of Merger with the Secretary of State of the State of Florida. The Mergers shall have the effect set forth in the Florida Business Corporation Act. The Surviving Corporations may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the TeamStaff Entities or the Merger Corporations in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) Articles of Incorporation. The Articles of Incorporation of the Surviving Corporations shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of the Merger Corporations immediately prior to the Effective Time (except that the name of the Surviving Corporations will remain unchanged).

                  (iii) Bylaws. The Bylaws of the Surviving Corporations shall be amended and restated at and as of the Effective Time to read as did the Bylaws of the Merger Corporations immediately prior to the Effective Time (except that the name of the Surviving Corporations will remain unchanged).

                  (iv) Directors and Officers. (A) The directors and officers of the Surviving Corporations at and as of the Effective Time shall be as follows:

                  Name                           Title
                  ----                           -----
                  Donald Kappauf        Chairman/Director
                  Kirk Scoggins         President
                  Donald Kelly          Chief Financial Officer/Secretary/
                                        Treasurer

                           (B) The current directors of Digital will continue to serve in such capacity after the Closing. In addition, Digital shall nominate and use its best efforts to cause KS to be elected to the Digital Board of Directors for a period of two years from the Closing. The Sellers further agree to vote all of the Digital Shares held by Sellers, their nominees, affiliates and transferees, in favor of the election of all nominees for election to the Digital Board of Directors proposed by a majority of the Board of Directors, for a period of two years from the Closing. This provision shall not be binding upon Digital Shares that are sold by the Sellers either pursuant to a registration statement or Rule 144 promulgated by the SEC. In addition, Digital hereby agrees that its Board of Directors shall consider in good faith the appointment and/or election of a second nominee of the sellers to its Board of Directors during such two year period.

                  (v) Merger Consideration and Debt Payment. At and as of the Effective Time, (A) all of the TeamStaff Shares shall be converted into the right to receive 8,233,334 Digital Shares (the "Merger Consideration"); and (B) Digital shall cause to be paid outstanding debt owed by the TeamStaff Entities to the Sellers in an amount (including principal and interest up to the date of Closing) not to exceed $1,050,000 (the "Debt Payment") in accordance with the Seller's Debt Schedule. No TeamStaff Share or TeamStaff Preferred Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

                  The Merger Consideration and Debt Payment shall be allocated in accordance with Appendix I annexed hereto.

                  (vi) At and as of the Effective Time, each share of common stock, $.001 par value per share of: (A) DGAC I shall be converted into one share of common stock, $1.00 par value per share of THC; (B) DGAC II shall be converted into one share of common stock, $1.00 par value per share of TSC; (C) DGAC III shall be converted into one share of common stock, $1.00 par value per share of ESS; (D) DGAC IV shall be converted into one share of common stock, $1.00 par value per share of TUSA; (E) DGAC VI shall be converted into one share of common stock, $1.00 par value per share of TSII; (F) DGAC VII shall be converted into one share of common stock, $1.00 par value per share of TSIII; (G) DGAC VIII shall be converted into one share of common stock, $1.00 par value per share of TSIV: (H) DGAC IX shall be converted into one share of common stock $1.00 par value per share of TSI; and (I) DGAC X shall be converted into one share of common stock, $1.00 par value per share of TIS.

         (e) Closing of Transfer Records. After the close of business on the Closing Date, transfers of TeamStaff Shares and TeamStaff Preferred Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporations.

3. Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Sellers. Each of the Sellers jointly and severally represents and warrants to Digital that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or itself, except as set forth in the disclosure schedule delivered by the Sellers to Digital and attached hereto (the "Sellers' Disclosure Schedule"). Nothing in the Sellers' Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Sellers' Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Sellers' Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3(a).

                  (i) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than notice and filings pursuant to (A) the Hart-Scott Rodino Act and (B) the Florida Department of Business and Professional Regulations and any other required state filings where the TeamStaff Entities conduct or are registered to conduct business.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

                  (iii) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Digital could become liable or obligated other than fees payable to Raymond James & Associates, Inc. and SunTrust Equitable Securities Corporation.

                  (iv) Investment. The Seller (A) understands that the Digital Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Digital Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Digital and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Digital Shares, and (E) is able to bear the economic risk and lack of liquidity inherent in owning and holding the Digital Shares.

                  (v) Ownership of TeamStaff Shares and TeamStaff Preferred Shares. The Seller holds of record and owns beneficially the number of TeamStaff Shares and/or TeamStaff Preferred Shares set forth next to his or its name in Section 4(b) of the TeamStaff Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as set forth on Section 3(a)(v) of the Sellers' Disclosure Schedule, the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of TeamStaff Entities (other than this Agreement). Except as set forth on Section 3(a)(v) of the Sellers' Disclosure Schedule, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of TeamStaff.


         (b) Representations and Warranties of Digital and the Merger Corporations. Digital and the Merger Corporations each represent and warrant to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in the disclosure schedule delivered to the Sellers by Digital and attached hereto. Nothing in the Digital Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Digital Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Digital Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3(b).

                  (i) Organization of Digital and the Merger Corporations. Each of Digital and the Merger Corporations is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. Each of Digital and the Merger Corporations has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, except for the approval of the shareholders and Board of Directors of Digital which approvals shall be a condition to Closing. This Agreement constitutes the valid and legally binding obligation of each of Digital and the Merger Corporations, enforceable in accordance with its terms and conditions. Neither Digital nor any of the Merger Corporations need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than notice and filings pursuant to (A) the Hart-Scott Rodino Act (B) the Florida Department of Business and Professional Regulations (C) the Nasdaq SmallCap Stock Market with respect to the issuance of the Digital Shares and (D) the Securities Exchange Act.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Digital or any of the Merger Corporations is subject or any provision of its charter or bylaws or (B) other than the required approval of FINOVA Capital Corporation conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Digital or the Merger Corporations are a party or by which they are bound or to which any of their respective assets are subject.

                  (iv) Brokers' Fees. Digital has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated other than fees payable to Raymond James & Associates, Inc. and SunTrust Equitable Securities Corporation.

                  (v) Investment. Digital is not acquiring the TeamStaff Shares or TeamStaff Preferred Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  (vi) SEC Documents: Financial Statements. (A) Digital has furnished to the Sellers a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424 (b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Digital since January 1, 1996, and prior to the Effective Time, Digital will have furnished the Sellers with true and complete copies of any additional documents filed with the SEC by Digital after the date hereof and prior to the Effective Time (collectively, the "Digital SEC Documents"). In addition, Digital has made available to the Sellers all Exhibits to the Digital SEC Documents filed prior to the date of this Agreement and will promptly make available to the Sellers all exhibits to any additional Digital SEC Documents filed prior to the Effective Time.

                  (B) All documents required to be filed as exhibits to the Digital SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms and neither Digital nor any of its Subsidiaries is in material default under such material contracts except where such default would not have a Material Adverse Effect upon Digital and its Subsidiaries taken as a whole. As of their respective filing dates, the Digital SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the Securities Act and none of the Digital SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Digital SEC Document prior to the date of this Agreement. The financial statements of Digital, including the notes thereto, included in the Digital SEC Documents (the "Digital Financial Statements") were complete and correct in all material respects as of their respective dates, completed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q promulgated by the SEC). The Digital Financial Statements fairly present the consolidated financial condition and operating results of Digital and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Digital's accounting policies except as described in the notes to the Digital Financial Statements.

                  (vii) No Adverse Changes. Since October 1, 1997, Digital has conducted its business in the ordinary course consistent with past practice and there has not occurred except as may be described in the Digital SEC Documents: (i) any change, event condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Digital and its Subsidiaries taken as a whole; (ii) any acquisition, sale or transfer of any material asset of Digital or any of its

         Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Digital or any revaluation by Digital of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Digital Shares or any direct or indirect redemption, purchase or other acquisition by Digital of any of its shares of capital stock; (v) any material contract entered into by Digital, other than in the Ordinary Course of Business and as provided to the TeamStaff Entities or any material amendment or termination of, or default under, any material contract to which Digital is a party or by which it is bound; (vi) any amendment or change to Digital's Certificate of Incorporation or Bylaws; or (vii) any agreement by Digital or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with the TeamStaff Entities and its representatives regarding the transactions contemplated by this Agreement).

                  (viii) Absence of Undisclosed Liabilities. Except as set forth on Section 3(b)(viii) of the Digital Disclosure Schedule to the Knowledge of Digital, Digital has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Digital's quarterly Report on Form 10-Q for the period ended June 30, 1998 (the "Digital Balance Sheet"), (ii) those incurred in the Ordinary Course of Business and not required to be set forth in the Digital Balance Sheet in accordance with GAAP, and
         (iii) those incurred in the Ordinary Course of Business since the Digital Balance Sheet Date and consistent with past practice.

                  (ix) Governmental Authorization. Digital and each of its Subsidiaries have obtained each federal, state, county, local or foreign governmental consent license; permit grant, or other authorization of any government, government agency or court to which Digital is subject (i) pursuant to which Digital or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Digital of any of its Subsidiaries business or the holding of any such interest ((i) and (ii) herein collectively called Digital Authorizations"), and all of such Digital Authorizations are in full force and effect, except where the failure to obtain or have any of such Digital Authorizations could not reasonably be expected to have a Material Adverse Effect on Digital and its Subsidiaries, taken as a whole.

                  (x) Compliance With Laws. To Digital's Knowledge, each of Digital and its Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Digital and its Subsidiaries, taken as a whole.

                  (xi) Litigation. Except as set forth on Section 3(b)(xi) of the Digital Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Digital or any of its Subsidiaries, threatened against Digital or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Digital. Except as set forth on Section 3(b)(xi) of the Digital Disclosure Schedule, there is no judgment, decree or order against Digital or any of its Subsidiaries or, to the Knowledge of Digital or any of its Subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Digital.

                  (xii) Capitalization of Digital and the Merger Corporations. The entire authorized capital stock of Digital consists of 40,000,000 Digital Shares and 5,000,000 shares of preferred stock, par value $10 per share (the "Digital Preferred Shares"). As of October 28, 1998 there were 19,356,833 Digital Shares issued and outstanding and no Digital Preferred Shares issued and outstanding. The entire authorized capital stock of each of the Merger Corporations consists of 100 shares of common stock, par value $.001 per share, all of which are issued and outstanding and are owned, legally and beneficially by Digital. All outstanding shares of Digital and each of the Merger Corporations have been duly authorized and validly issued and are fully paid and nonassessable. Digital also has issued and outstanding warrants and options as fully described in the Digital's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and Proxy Statement dated February 16, 1998 for its Annual Meeting of Shareholders held on March 18, 1998. Except for options (i) issued or issuable from time to time to employees and directors under the Digital option plans, (ii) options which may be issued to the Equity Group and options and (iii) 28,000 options issued to Raymond Jones & Associates, Inc., there are no other options, warrants, calls, rights, commitments, or agreements of any character to which Digital or any of the Merger Corporations is or by which any of them is bound, obligating Digital or any of the Merger Corporations to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Digital or any of the Merger Corporations or obligating Digital or any of the Merger Corporations to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The Digital Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

                  (xiii) Disclosure. The representations and warranties contained in this Section 3(b) do not contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements and information contained in this Section 3(b) not misleading.

4. Representations and Warranties Concerning the TeamStaff Entities.

         The Sellers represent and warrant to Digital that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Sellers to Digital on the date hereof and initialed by the Parties (the "TeamStaff Disclosure Schedule"). Nothing in the TeamStaff Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the TeamStaff Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The TeamStaff Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization, Qualification, and Corporate Power. Each of the TeamStaff Entities is a corporation duly organized, validly existing, and in good standing (or with active status) under the laws of the jurisdiction of its incorporation. Each of the TeamStaff Entities is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the TeamStaff Entities has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.
Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the TeamStaff Entities. The Sellers have delivered to Digital correct and complete copies of the charter and bylaws of each of the TeamStaff Entities (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the TeamStaff Entities are correct and complete in all material respects. None of the TeamStaff Entities is in default under or in violation of any provision of its charter or bylaws.

         (b) Capitalization. The entire authorized capital stock of: (i) THC consists of 10,000 shares of common stock, par value $1.00 per share, of which 200 shares are issued and outstanding; (ii) TSC consists of (A) 50,000 shares of common stock, par value $1.00 per share, of which 29,000 shares are issued and outstanding and (B) 10,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding; (iii) ESS consists of (A) 10,000 shares of common stock, par value $1.00 per share, of which 3,800 shares are issued and outstanding and (B) 10,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding; (iv) TUSA consists of
(A) 10,000 shares of common stock, par value $1.00 per share, of which 3,800 shares are issued and outstanding and (B) 10,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding, (v) TSI consists of (A) 10,000 shares of common stock, par value $1.00 per share, of which 9,700 shares are issued and outstanding and (B) 10,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding;
(vi) TSII consists of (A) 10,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and (B) 10,000 share of preferred stock, par value 1.00 per share, of which no shares are issued and outstanding;

(vii) TSIII consists of (A) 10,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and (B) 10,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding; (viii) TSIV consists of (A) 10,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and (B) 10,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding; and (iv) TIS consists of (A) 10,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and (B) 10,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

         All of the issued and outstanding TeamStaff Shares and Team Staff Preferred Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth on
Section 4(b) of the TeamStaff Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the TeamStaff Entities to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any such TeamStaff Entity. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the TeamStaff Entities, except as set forth on Section 4(b) of the TeamStaff Disclosure Schedule.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the TeamStaff Entities is subject or any provision of the charter or bylaws of any of the TeamStaff Entities or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the TeamStaff Entities is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of The TeamStaff Entities needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement other than notices and filings pursuant to the Hart-Scott Rodino Act and (B) the Florida Department of Business and Professional Regulation and any other required state filings where the TeamStaff Entities conduct or are registered to conduct business, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the TeamStaff Entities take as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. None of the TeamStaff Entities has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement other than fees payable to Raymond James & Associates, Inc. and Sun Trust Equitable Securities Corporation.

         (e) Title to Assets. Except as set forth on Section 4(e) of the TeamStaff Disclosure Schedule, the TeamStaff Entities have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) audited combined balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year End") for the TeamStaff Entities; and (ii) unaudited combined balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the 8 months ended August 31, 1998 (the "Most Recent Fiscal Month End") for the TeamStaff Entities. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the TeamStaff Entities as of such dates and the results of operations of the TeamStaff Entities for such periods, are correct and complete, and are consistent with the books and records of the TeamStaff Entities (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the TeamStaff Entities taken as a whole. Without limiting the generality of the foregoing, since that date:

                  (i) None of the TeamStaff Entities has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has entered into any agreement, contract (including, without limitation, employment agreements), lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (iii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, no party (including any of the TeamStaff Entities) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which any of the TeamStaff Entities is a party or by which any of them is bound;

                  (iv) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule none of the TeamStaff Entities has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule none of the TeamStaff Entities has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (vi) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule none of the TeamStaff Entities has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $20,000 or outside the Ordinary Course of Business;

                  (vii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $20,000 singly or $50,000 in the aggregate;

                  (viii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (x) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, there has been no change made or authorized in the charter or bylaws of any of TeamStaff and its Subsidiaries;

                  (xii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or made any distribution of any kind to its shareholders including, without limitation, any distributions to shareholders for the purpose of paying such shareholders for Subchapter S income Tax Liabilities; provided, however, notwithstanding the foregoing, prior to the Closing the TeamStaff Entities shall be permitted to make a bonus payment to KS in the amount of $75,000;

                  (xiv) None of the TeamStaff Entities has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has granted any increase in the compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule none of the TeamStaff Entities has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has made any other change in employment terms for any of its directors, officers, and employees;

                  (xx) None of the TeamStaff Entities has made or pledged to make any charitable or political contribution in excess of an aggregate of $10,000;

                  (xxi) Except as set forth on Section 4(g) of the TeamStaff Disclosure Schedule, there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the TeamStaff Entities; and

                  (xxii) None of the TeamStaff Entities has committed to any of the foregoing.

         (h) Undisclosed Liabilities. To the Knowledge of the Sellers, except as set forth on Section 4(h) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet (or in any notes thereto) or (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) or (iii) expenditures within the Ordinary Course of Business or which do not exceed $20,000 individually or $50,000 in the aggregate.

         (i) Legal Compliance. To the Knowledge of the Sellers, each of the TeamStaff Entities, has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where such non-compliance has not and would not have a Material Adverse Effect upon the TeamStaff Entities or their respective businesses or operations, taken as a whole, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Each of the TeamStaff Entities holds all licenses and permits required to be held by it under the laws of the State of Florida and counties therein and all other jurisdictions in which it operates in order to operate its business as currently operated and none of the TeamStaff Entities has received any notice, written or otherwise, of the initiation of proceedings to revoke any such license or permit, except where such failure to hold any such licenses or permits would not have a Material Adverse Effect on the TeamStaff Entities taken as a whole.

         (j) Tax Matters. Except as set forth on Section 4(j) of the TeamStaff Disclosure Schedule:

                  (i) Each of the TeamStaff Entities has filed all Tax Returns that it was required to file , and has paid all Taxes shown on such Tax Returns as owing, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect on the TeamStaff Entities taken as a whole. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the TeamStaff Entities (or the Sellers as a result of the Subchapter S status of any of the TeamStaff Entities) (whether or not shown on any Tax Return) have been paid in all material respects. None of the TeamStaff Entities currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has been made within the last three (3) years by an authority in a jurisdiction where any of the TeamStaff Entities or any Seller does not file Tax Returns that it or he is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the TeamStaff Entities that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of the TeamStaff Entities has withheld and paid all Taxes required to have been withheld (including payroll and related taxes) and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                  (iii) Except as set forth on Section 4(j)(iii) of the TeamStaff Disclosure Schedule, no Seller or director or officer (or employee responsible for Tax matters) of any of the TeamStaff Entities has any Knowledge of any expected assessments of any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the TeamStaff Entities either (A) claimed or raised by any authority in writing or
         (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the TeamStaff Entities has Knowledge based upon personal contact with any agent of such authority.
         Section 4(j) of the TeamStaff Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the TeamStaff Entities for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Digital correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the TeamStaff Entities since December 31, 1995.

                  (iv) None of the TeamStaff Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) None of the TeamStaff Entities has filed a consent under Code Sec. 341(f) concerning collapsible corporations. None of the TeamStaff Entities has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. None of the TeamStaff Entities has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Each of the TeamStaff Entities has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. None of the TeamStaff Entities is a party to any Tax allocation or sharing agreement. None of the TeamStaff Entities (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group consisting of only the TeamStaff Entities) or (B) has any Liability for the Taxes of any Person (other than any of the TeamStaff Entities) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) Section 4(j)(vi) of the TeamStaff Disclosure Schedule sets forth the following information with respect to each of the TeamStaff Entities as of the most recent practicable date: (A) the basis of each TeamStaff Entity in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to such TeamStaff Entity; and (C) the amount of any deferred gain or loss allocable to TeamStaff Entity arising out of any Deferred Intercompany Transaction.

                  (vii) The unpaid Taxes of the TeamStaff Entities (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the TeamStaff Entities in filing their Tax Returns.

                  (k) Real Property Interests. Section 4(k) of the TeamStaff Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the TeamStaff Entities. The Sellers have delivered to Digital correct and complete copies of the leases and subleases listed on
Section 4(k) of the TeamStaff Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(k) of the TeamStaff Disclosure Schedule, except for matters that do not have a Material Adverse Effect on the TeamStaff Entities taken as a whole:

                           (A) as regards the TeamStaff Entities the lease or
                  sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (B) as regards the TeamStaff Entities the lease or
                  sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) to the Seller's Knowledge, no party to the lease
                  or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                           (D) to the Seller's Knowledge, no party to the lease
                  or sublease has repudiated any provision thereof;

                           (E) there are no material disputes, oral agreements,
                  or forbearance programs in effect as to the lease or sublease;

                           (F) as regards the TeamStaff Entities with respect to
                  each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) none of the TeamStaff Entities has assigned,
                  transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H) to the Seller's Knowledge, all facilities leased
                  or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (I) all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities; and

                           (J) to the Seller's Knowledge, the owner of the
                  facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         (l) Intellectual Property.

                  (i) The TeamStaff Entities own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the TeamStaff Entities as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the TeamStaff Entities immediately prior to the Closing hereunder will be owned or available for use by such TeamStaff Entity on identical terms and conditions immediately subsequent to the Closing hereunder, except as set forth on Section 4(l). Each of the TeamStaff Entities has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) To the Knowledge of the Sellers, except as set forth in
         Section 4(l) of the TeamStaff Disclosure Schedule none of the TeamStaff Entities has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the TeamStaff Entities has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the TeamStaff Entities must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the TeamStaff Entities, except as set forth in Section 4(l) of the TeamStaff Disclosure Schedule no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the TeamStaff Entities.

                  (iii) Section 4(l)(iii) of the TeamStaff Disclosure Schedule identifies each patent or registration which has been issued to any of the TeamStaff Entities with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the TeamStaff Entities has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the TeamStaff Entities has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to Digital correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Digital correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(l)(iii) of the TeamStaff Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the TeamStaff Entities in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(l)(iii) of the TeamStaff Disclosure Schedule and except for matters which would not have a Material Adverse Effect on the TeamStaff Entities taken as a whole:

                           (A) The TeamStaff Entities possess all right, title,
                  and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) The item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) No action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) None of the TeamStaff Entities has ever agreed to
                  indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 4(l) of the TeamStaff Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the TeamStaff Entities uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to Digital correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(l)(iv) of the TeamStaff Disclosure Schedule and except for matters which would not have a Material Adverse Effect on the TeamStaff Entities taken as a whole:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           (C) no party to the license, sublicense, agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license, sublicense, agreement,
                  or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are materially true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the TeamStaff Entities, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) none of the TeamStaff Entities has granted any
                  sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of the Sellers, the use by the TeamStaff Entities of their respective Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continue operation of its business as presently conducted.

         (m) Tangible Assets. Except as set forth on Section 4(m) of the TeamStaff Disclosure Schedule, the TeamStaff Entities own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used with such exceptions as would not have a Material Adverse Effect upon the TeamStaff Entities.

         (n) Contracts. Section 4(n) of the TeamStaff Disclosure Schedule lists the following contracts and other agreements to which any of the TeamStaff Entities is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $30,000 per annum;

                  (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of the TeamStaff Entities in excess of $30,000, or involve consideration in excess of $30,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $30,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement with any of the Sellers and their Affiliates (other than the TeamStaff Entities);

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $30,000 or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the TeamStaff Entities; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $30,000.

The Sellers have delivered to Digital a correct and complete copy of each written agreement listed in Section 4(n) of the TeamStaff Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(n) of the TeamStaff Disclosure Schedule. With respect to each such agreement and except for matters which would not have a Material Adverse Effect on the TeamStaff Entities taken as a whole: (A) as regards the TeamStaff Entities the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) as regards the TeamStaff Entities the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Sellers, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of the Sellers, no party has repudiated any provision of the agreement.

         (o) Notes and Accounts Receivable. All notes and accounts receivable of the TeamStaff Entities are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and to the Knowledge of the Sellers will be collected in accordance with their terms at their recorded amounts subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the TeamStaff Entities.

         (p) Powers of Attorney. Section 4(p) of the TeamStaff Disclosure Schedule sets forth outstanding powers of attorney executed on behalf of any of the TeamStaff Entities.

         (q) Insurance. Section 4(q) of the TeamStaff Disclosure Schedule contains each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the TeamStaff Entities has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years.

         With respect to each such insurance policy and except for matters which would not have a Material Adverse Effect on the TeamStaff Entities taken as a whole, to the Knowledge of the Sellers: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of the TeamStaff Entities or any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the TeamStaff Entities has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

         (r) Litigation. Section 4(r) of the TeamStaff Disclosure Schedule sets forth each instance in which any of the TeamStaff Entities (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of any of the TeamStaff Entities is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except where the injunction, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect on the TeamStaff Entities taken a whole, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(r) of the TeamStaff Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the TeamStaff Entities. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the TeamStaff Entities has Knowledge of any circumstances that might reasonably be expected to result in any such action, suit, proceeding, hearing, or investigation which may be brought or threatened against any of the TeamStaff Entities.

         (s) Employees. To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the TeamStaff Entities, no executive, key employee, or group of employees has any plans to terminate employment with any of the TeamStaff Entities. None of the TeamStaff Entities is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Sellers, none of the TeamStaff Entities has committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for human resource matters) has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the TeamStaff Entities.

         (t) Employee Benefits.

         (i) Section 4(t) of the TeamStaff Disclosure Schedule lists each Employee Benefit Plan that any TeamStaff Entity has established and maintains for the benefit of the employees of such TeamStaff Entity or to which any TeamStaff Entity contributes on behalf of the employee of such TeamStaff Entity (collectively, the "TeamStaff Plan"), and except as set forth on Section 4(t) of the TeamStaff Disclosure Schedule:

                           (A) Each TeamStaff Plan (and each related trust,
                  insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such TeamStaff Plan that is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such TeamStaff Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the TeamStaff Entities. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such TeamStaff Plan which is an Employee Welfare Benefit Plan.

                           (D) Each TeamStaff Plan which is an Employee Pension
                  Benefit Plan has received, within the last two years, a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Sec. 401 (a).

                           (E) None of the TeamStaff Entities or the Controlled
                  Group of Corporations which included any of the TeamStaff Entities currently sponsors or contributes to or has ever sponsored or contributed to any Employee Benefit Plan that is subject to Title IV of ERISA.

                           (F) The Sellers have delivered to Digital correct and
                  complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each TeamStaff Plan.

                  (ii) To the Knowledge of any of the Sellers, no Prohibited Transactions have occurred with respect to any TeamStaff Plan and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any TeamStaff Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any TeamStaff Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sellers, threatened. None of the Sellers (or any officer with responsibility for ERISA matters) has any Knowledge of any Basis for any such action, suit,
                                    proceeding, hearing or investigation.

                           (A) No such TeamStaff Plan which is an Employee
                  Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or to the Knowledge of the Sellers threatened.

                           (B) There have been no Prohibited Transactions with
                  respect to any such TeamStaff Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such TeamStaff Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such TeamStaff Plan (other than routine claims for benefits) is pending or to the Knowledge of the Sellers, threatened.

                           (C) None of the TeamStaff Entities has incurred, and
                  none of the Sellers (or any officer with responsibility for ERISA matters) has Knowledge of any circumstances that might reasonably be expected to result in any of the TeamStaff Entities incurring, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such TeamStaff Plan which is an Employee Pension Benefit Plan.

                  (iii) Other than the Multiemployer Plans set forth on Section 4(t)(iii) of the TeamStaff Disclosure Schedule, none of the TeamStaff Entities, and the other members of the Controlled Group of Corporations that includes the TeamStaff Entities contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) None of the TeamStaff Entities maintains, or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         (u) Guaranties. None of the TeamStaff Entities is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (v) Environment, Health, and Safety.

                  (i) To the Knowledge of the Sellers, each of the TeamStaff Entities, and their respective predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply. Without limiting the generality of the preceding sentence, each of the TeamStaff Entities, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) To the Knowledge of the Sellers, none of the TeamStaff Entities has any Liability (and none of the TeamStaff Entities, and their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the TeamStaff Entities giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) To the Knowledge of the Sellers, except as set forth in
         Section 4(v) of the TeamStaff Disclosure Schedule, all properties and equipment used in the business of the TeamStaff Entities, and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         (w) Certain Business Relationships with the TeamStaff Entities. Except as set forth on Section 4(w) of the TeamStaff Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with any of the TeamStaff Entities within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of the TeamStaff Entities.

         (x) USEC Litigation. The Sellers have delivered to Digital true and correct copies of all material documents related to the United States Employer Consumer Self Insurance Fund of Florida and the United States Employer Consumer Self Insurance Fund of Georgia, (collectively "USEC") including agreements among the participants in USEC, complaints in any litigation or administrative proceedings, answers, motions and rulings and reports of consultants to the TeamStaff Entities, related to the USEC litigation. The ultimate liability of the TeamStaff Entities with respect to USEC will not exceed $391,000, which is the amount of the reserve appearing in the Financial Statements of the TeamStaff Entities delivered to Digital.

         (y) CIGNA Medical Program Claims. The Sellers have delivered to Digital all material documents related to the CIGNA medical insurance program. The ultimate liability of the TeamStaff Entities with respect to the CIGNA medical insurance program will not exceed $79,384 which is the amount of the reserve for such liability appearing in the Financial Statements of the TeamStaff Entities delivered to Digital.

         (z) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notices and Consents. The Sellers will use their reasonable best efforts to cause each of the TeamStaff Entities to give any notices to third parties, and will cause each of the TeamStaff Entities to use its reasonable best efforts to obtain any third-party consents, that Digital may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause each of the TeamStaff Entities to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Sellers will cause each of the TeamStaff Entities to file) any (i) Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his or its reasonable best efforts to obtain (and the Sellers will cause each of the TeamStaff Entities to use its reasonable best efforts to obtain) an early termination of the applicable waiting period, and will make (and the Sellers will cause each of the TeamStaff Entities to make) any further filings pursuant thereto that may be necessary proper, or advisable in connection therewith and
(ii) any notices or applications to the Florida Department of Business and Professional Regulation and any other required state filings where the TeamStaff Entities conduct, or are registered or licensed to conduct, business.

         (c) Operation of Business. The Sellers will not cause or permit any of the TeamStaff Entities to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit any of the TeamStaff Entities to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above, except repayment of any third party loans outstanding in accordance with their terms (there being no voluntary prepayment by the TeamStaff Entities) or (iii) make any distributions (including without limitation, payments intended to fund Tax Liabilities of the Sellers) to Sellers except for normal and ordinary payment of salary to KS and a one time payment of $75,000 prior to Closing.

         (d) Preservation of Business. The Sellers will cause each of the TeamStaff Entities to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

         (e) Full Access. Each of the Sellers will permit, and the Sellers will cause each of the TeamStaff Entities to permit, representatives of Digital to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the TeamStaff Entities to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the TeamStaff Entities.

         (f) Notice of Developments. (i) The Parties shall notify the other Parties in writing of any development causing a breach of any of the representations and warranties contained in this Agreement. Unless the non-breaching Party has the right to terminate this Agreement pursuant to
Section 9(a)(v) below by reason of the development and exercises that right within the period of 10 business days referred to in Section 9(a) (v) below, the written notice pursuant to this Section 5(f)(i) will be deemed to have amended the applicable disclosure schedule, to have qualified the representations and warranties contained in this Agreement, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under this Agreement by reason of the development.

                  (ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Sections 3 and 4 above.

         (g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit any of the TeamStaff Entities to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of the TeamStaff Entities (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their TeamStaff Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify Digital in writing immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing Digital will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the TeamStaff Entities; provided, however, that, after Closing, Digital shall provide the Sellers with reasonable access to and the right to copy such documents, books, records (including Tax records), agreements, and financia1 data where the Sellers have a legitimate purpose including without limitation in the event of an Internal Revenue Service audit.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the TeamStaff Entities, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

         (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the TeamStaff Entities from maintaining the same business relationships with the TeamStaff Entities after the Closing as it maintained with the TeamStaff Entities prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the TeamStaff Entities to Digital or the Surviving Corporation from and after the Closing.

         (d) Confidentiality. (i) Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Digital or destroy, at the request and option of Digital, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify Digital promptly of the request or requirement so that Digital may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of Digital, (and at the expense of Digital) an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Digital shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                  (ii) Digital and its Subsidiaries will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Sellers or destroy, at the request and option of the Sellers, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that Digital or any its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Digital promptly of the request or requirement so that the Sellers may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Digital or any of its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Digital and its Subsidiaries may disclose the Confidential Information to the tribunal; provided, however, Digital and its Subsidiaries shall use their reasonable best efforts to obtain, at the reasonable request of the Sellers, (and at the expense of Sellers) an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Sellers shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Covenant Not to Compete. For a period of three (3) years from and after the Closing Date, WC will not engage directly or indirectly in any business that any of the TeamStaff Entities conducts as of the Closing Date in any geographic area in which any of the TeamStaff Entities conducts that business as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. In addition, certain key employees of TeamStaff listed on Exhibit J to this Agreement shall enter into non-competition agreements substantially in form of Exhibit C annexed hereto with Digital that for a period of two years from the termination of their employment they will not engage directly or indirectly in any business that any of the TeamStaff Entities conducts as of the Closing Date in the states of Florida, Georgia, New Jersey, New York or Texas; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses.

7. Conditions to Obligation to Close.

         (a) Conditions to Obligation of Digital. The obligation of Digital to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) the TeamStaff Entities shall have procured all of the third party consents specified in Section 5(b) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Digital to own TeamStaff Shares and to control the TeamStaff Entities, or (D) affect adversely the right of any of the TeamStaff Entities to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Sellers shall have delivered to Digital a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                  (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott - Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(iii), and
         Section 4(c) above;

                  (vii) Digital and KS shall have entered into an employment agreement substantially in the form annexed hereto as Exhibit A;

                  (viii) Digital shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to Digital, and dated as of the Closing Date;

                  (ix) Digital shall have received the resignations, effective as of the Closing, of each director and officer of the TeamStaff Entities other than those whom Digital shall have specified in writing at least five business days prior to the Closing;

                  (x) Digital shall have obtained, on terms and conditions satisfactory to it, all of the financing it needs in an amount of not less than $4,500,000 in order to consummate the transactions contemplated hereby and fund the working capital requirements of the TeamStaff Entities after the Closing;

                  (xi) Digital shall have received from the Sellers one or more duly executed escrow agreements (collectively the "Escrow Agreements"), substantially in the form of Exhibit H annexed hereto, together with stock certificates and stock powers properly executed, to effect the following: (i) in order to provide security for payment by the Sellers of any Adverse Consequences for which Digital is entitled to indemnification for the breach of any representation or warranty other than as set forth in clause (ii) below, such number of Digital Shares received by the Sellers as Merger Consideration as shall equal the quotient determined by dividing $525,000 by the Escrow Market Price of the Digital Shares; and (ii) in order to provide security for payment by the Sellers of any Adverse Consequences (except for the initial $50,000 of legal fees incurred by Digital and the TeamStaff Entities after the Closing for settlement of the USEC litigation) for which Digital is entitled to indemnification with respect to amounts (A) in excess of the reserve for USEC as set forth on the Financial Statements of the TeamStaff Entities, and (B) with respect to liability emanating from the CIGNA medical insurance policy, such number of Digital Shares received by the Sellers as Merger Consideration as shall equal the quotient determined by dividing $600,000 by the Escrow Market Price of the Digital Shares.

                  (xii) Digital shall have received properly executed non-competition agreements and employment agreements from the persons listed on Exhibit J;

                  (xiii) Digital shall have received from Sun Trust Bank of Tampa Bay confirmation that all loans and debt owed to it have been repaid in full and Sun Trust Bank of Tampa Bay has released all security interests and liens against the TeamStaff Entities and their respective assets;

                  (xiv) Digital and KS shall have entered into one or more agreements whereby Digital and KS have agreed that debt owed by KS to the TeamStaff Entities in the amount of $135,000 shall be forgiven over a period of two years, one-half being forgiven on the first anniversary of the Closing and the remaining one-half being forgiven on the second anniversary of the Closing and provided KS is then employed by Digital.

                  (xv) Digital shall have received the approval of its shareholders for the transactions contemplated herein in accordance with the Business Corporation Act of New Jersey and the approval of its Board of Directors;

                  (xvi) Digital, its wholly owned Subsidiary DGAC V, TeamStaff V, Inc. ("TSV")and the Sellers shall have entered into an agreement, substantially in the form of this Agreement and upon such other terms as are mutually satisfactory to the Parties, providing for the merger of DGAC V with and into TSV.

                  (xvii) Digital shall have received a written waiver of all claims from employees of the TeamStaff Entities for any compensation, bonus or other payments which may have been promised or due to such employees for the transactions contemplated herein.

                  (xviii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Digital.

Digital may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Digital and the Merger Corporations shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) Digital shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                  (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

                  (vi) Digital and KS shall have entered into an employment agreement substantially in the form annexed hereto as Exhibit A;

                  (vii) the Sellers shall have received from counsel to Digital and the Merger Corporations an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Sellers, and dated as of the Closing Date;

                  (viii) Digital shall have executed and delivered to each of the Sellers the Registration Rights Agreement in the form of Exhibit F with respect to the Digital Shares;

                  (ix) Digital shall have delivered to each Seller the Merger Consideration, and the Debt Payment and shall have made the Expense Payment;

                  (x) Digital and KS shall have entered into one or more agreements whereby Digital and KS have agreed that debt owed by KS to the TeamStaff Entities in the amount of $135,000 shall be forgiven over a period of two years, one-half being forgiven on the first anniversary of the Closing and the remaining one-half being forgiven on the second anniversary of the Closing and provided KS is then employed by Digital.

                  (xii) Digital, its wholly owned subsidiary DGAC V, TSV and the Sellers shall have entered into an agreement, substantially in the form of this Agreement and upon such other terms as are mutually satisfactory to the Parties, providing for the merger of DGAC V with and into TSV.

                  (xiii) all actions to be taken by Digital in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

                  (xiv) Digital and the Sellers shall have entered into a voting agreement substantially in the form annexed hereto as Exhibit K;

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

8. Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Sellers contained in Section 4 of this Agreement shall survive the Closing hereunder (unless Digital had received from Sellers written notice of any misrepresentation or breach of warranty prior to the time of Closing and expressly waived in writing such breach or misrepresentation) and continue in full force and effect for a period of 18 months from the Closing Date; provided, however, representations and warranties set forth in Section 4 (y) and Section 4 (x) shall survive until the third anniversary date of the Closing. All claims arising out of a breach of the general representations and warranties other than CIGNA and USEC must be made within 18 months of the Closing.

         (b) Indemnification Provisions for Benefit of Digital. In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Digital makes a written claim for indemnification against any of the Sellers pursuant to Section 10(g) below within such survival period, then each of the Sellers agrees to indemnify Digital from and against the entirety of any Adverse Consequences Digital may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Digital may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Sellers shall not have any obligation to indemnify Digital from and against any Adverse Consequences caused proximately by the breach of any representation or warranty of the Sellers contained in Section 4 above until Digital has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold (the "Threshold") and such indemnification shall be made by the Sellers only to the extent of any excess over the Threshold. The maximum Liability that will be payable to Digital by the Sellers pursuant to this Section 8(b) shall be limited as follows: (i) for any Adverse Consequences for which Digital is entitled to indemnification for the breach of any representation or warranty other than as set forth in clause (ii) below, the sum of $525,000; and (ii) for any Adverse Consequences (except for the initial $50,000 of legal fees incurred by Digital and the TeamStaff Entities after the Closing for settlement of the USEC litigation) for which Digital is entitled to indemnification with respect to amounts (A) in excess of the reserve for USEC as set forth on the Financial Statements of the TeamStaff Entities, and (B) with respect to liability emanating from the CIGNA medical insurance policy, the sum of $600,000; provided, however, in the event that a court of competent jurisdiction determines that the Sellers committed fraud with respect to any representation or warranty, then Digital shall have the right to indemnification from the Seller or Sellers who has or have committed such fraud for the full amount of any Adverse

Consequences suffered by Digital as a result of such fraud. In addition to the foregoing, Digital shall not be entitled to indemnification for the initial $50,000 of legal fees incurred by it or the TeamStaff Entities after the Closing in connection with the settlement of the USEC litigation. Any liability incurred by the Sellers pursuant to the terms of this paragraph 8(b) shall be paid by the Sellers to Digital in cash within 30 days of written demand therefore by Digital; provided, that in the event such demand shall be served by Digital within one year from the Closing, the Sellers may, at the option of Digital, pay such liability by a note payable to the order of Digital bearing interest at the rate of the rate equal to the prime rate plus 5% per annum, and payable 90 days after the first anniversary of the Closing.

         (c) Indemnification Provisions for Benefit of the Sellers. In the event Digital breaches (or in the event any third party alleges facts that, if true, would mean Digital has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that any of the Sellers makes a written claim for indemnification against Digital pursuant to Section 10(g) below within such survival period, then Digital agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that Digital shall not have any obligation to indemnify the Sellers from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) of any representation or warranty of Digital until the Sellers have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold. The maximum Liability that will be payable by Digital to the Sellers pursuant to this Section 8(c) shall be $525,000;provided, however, in the event that a court of competent jurisdiction determines that Digital committed fraud with respect to any representation or warranty, then the Sellers shall have the right to indemnification from Digital for the full amount of any Adverse Consequences suffered by the Sellers as a result of such fraud. Any liability of Digital hereunder payable to the Sellers shall be satisfied by delivery of shares of Common Stock of Digital, valued at the Exact Market Price, or in cash, at the option of Digital.

         (d) Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly (and in any event within ten business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the

         Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably) and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 8(d)(ii) above fail to be complied with, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8, subject to the limitations set forth in Section 8(b).

         (e) Determination of Adverse Consequences. All claims for indemnification payments under this Section 8 shall be made in good faith and although a claim may be made hereunder, no payments shall be made for the benefit of the Indemnified Party until the Indemnified Party has incurred actual out-of pocket expenses; provided, however, in the event Digital has made a claim for indemnification prior to the termination of any applicable escrow period, no Digital Shares shall be released from escrow until such time as the claim has been resolved.

         (f) Other Indemnification Provisions. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against any of TeamStaff and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Digital or any Third Party against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         9. Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) Digital and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Digital may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Digital has notified the Sellers of the breach, and the breach has continued without cure for a period of the earlier of (I) 30 days after the notice of breach or (II) the Closing Date or (B) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Digital itself breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) the Sellers may terminate this Agreement by giving written notice to Digital at any time prior to the Closing (A) in the event Digital has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified Digital of the breach, and the breach has continued without cure for a period of the earlier to occur of (I) 30 days after the notice of breach or (II) the Closing Date or (B) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

                  (iv) Digital may terminate this Agreement in the event that it does not obtain approval of its shareholders for the transactions contemplated herein prior to March 31, 1999; provided, however, Digital shall use reasonable good faith efforts to obtain such approval prior to such date.

                  (v) either Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing in the event (a) either Party has within the previous 10 business days given any notice to the other Party pursuant to Section 5(f) (i) above and (b) the development that is the subject of the notice has had a Material Adverse Effect on the non-breaching party, taken as a whole;

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

10. Miscellaneous.

         (a) Press Releases and Public Announcements. Neither the TeamStaff Entities nor the Sellers shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Digital. Digital may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Digital will use its reasonable best efforts to advise the Sellers prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Digital and the Sellers; provided, however, that Digital may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Digital nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed (i) duly given if (and then delivered three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient or (ii) duly given if (and then delivered one business day after) it is sent by overnight courier and addressed to the intended recipient. All notices shall be sent to the addresses as set forth below:

         If to the Sellers:                    Copy to:
         Warren M Cason                        Holland & Knight LLP
         c/o Holland & Knight LLP              400 North Ashley Drive
         400 North Ashley Drive                Suite 2300
         Suite 2300                            Tampa, Florida 33602
         Tampa, Florida 336                    Attn: Robert J. Grammig, Esq.

         If to the Sellers: (continued)

         Kirk A. Scoggins
         1901 Brookline Ave.
         Tampa, FL 33629

         If to Digital:                        Copy to:
         Digital Solutions, Inc.               Goldstein & DiGioia LLP
         300 Atrium Drive                      369 Lexington Avenue, 18th Fl
         Somerset, NJ 08873                    New York, NY 10017
         Attn: Donald Kappauf                  Attn: Brian C. Daughney, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Digital and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Digital shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby and agrees to pay at the Closing up to $750,000 of reasonable costs and expenses of the TeamStaff Entities and the Sellers (including fees of Sun Trust Equitable Securities Corporation, Raymond James & Associates, Inc. and their reasonable legal and accounting fees and expenses including Holland & Knight LLP and Grant Thornton LLP) paid to unaffiliated third parties as set forth on Appendix II, in connection with this Agreement or any of the transactions contemplated hereby (the "Expense Payment"). Notwithstanding the foregoing, neither Digital, the Merger Corporations nor the TeamStaff Entities shall bear any obligation or have any liability for any finders or brokers fees or legal or accounting expenses in excess of said $750,000. In addition, Digital shall receive a credit for the full amount of any advances paid to any third party.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Appendices, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) Section 338(h)(10) Tax Election. The Parties hereby agree that in the event the transactions contemplated herein do not qualify as tax free reorganizations under the Section 368 of the Code, then Digital shall have the right, in its sole discretion, to make an election under Section 338(h)(10) of the Code and the Sellers shall join with Digital in making such election.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                        DIGITAL SOLUTIONS, INC.

                                        By: __________________________
                                                 Name:
                                                 Title:

THE TEAMSTAFF COMPANIES, INC.

By:_____________________________
         Kirk A. Scoggins
         President

TEAMSTAFF HOLDING COMPANY, INC.

By:_____________________________
         Kirk A. Scoggins
         President


EMPLOYER SUPPORT SERVICES, INC.


By:____________________________
         Kirk A. Scoggins
         President

TEAMSTAFF, INC.

By:_____________________________
         Kirk A. Scoggins
         President

TEAMSTAFF USA, INC.

By:_____________________________
         Kirk A. Scoggins
         President

TEAMSTAFF II, INC.

By:_______________________________
         Kirk A. Scoggins
         President

TEAMSTAFF III, INC.

By:_______________________________
         Kirk A. Scoggins
         President

TEAMSTAFF IV, INC.


By:_______________________________
         Kirk A. Scoggins
         President

TEAMSTAFF INSURANCE SERVICES, INC.

By:_______________________________
         Kirk A. Scoggins
         President

SHAREHOLDERS:

__________________________________
Warren M. Cason, Shareholder

__________________________________
Dorothy C. Cason, Shareholder

__________________________________
Kirk A. Scoggins, Shareholder

__________________________________
Melissa C. Scoggins, as Trustee of the Kirk
Allan Scoggins 1997 Three Year Grantor
Retained Annuity Trust,  dated 7/1/97,
Shareholder

__________________________________
Warren M. Cason, Jr.,  Trustee of the
Dorothy C. Cason 1997 Three Year Grantor
Retained Annuity Trust,  dated  7/1/97,
Shareholder

DGACI, INC.                              DGACII, INC.


By: ______________________________       By:____________________________
         Name:                                    Name:
         Title:                                   Title:

DGACIII, INC.                            DGACIV, INC.

By: ______________________________       By:____________________________
         Name:                                    Name:
         Title:                                   Title:

DGACVI, INC.

By: ______________________________
         Name:
         Title:

DGACVII, INC.                            DGACVIII, INC.

By: ______________________________       By:____________________________
         Name:                                    Name:
         Title:                                   Title:

DGACIX, INC.                             DGACX, INC.

By: ______________________________       By:____________________________
         Name:                                    Name:
         Title:                                   Title:

                                                                      EXHIBIT B

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 10-K


                        FOR ANNUAL AND TRANSITION REPORTS
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
(MARK ONE)

/X/                        ANNUAL REPORT PURSUANT TO SECTION 13 ON 15(d) OF
                                THE SECURITIES EXCHANGE ACT OF 1934
                           FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997

                                       OR

/ /                        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                                THE SECURITIES EXCHANGE ACT OF 1934

                     FOR THE TRANSITION PERIOD FROM ___ TO

                           COMMISSION FILE NO. 0-18492

                             DIGITAL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                   NEW JERSEY                                22-1899798
        (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                 Identification No.)
     300 ATRIUM DRIVE, SOMERSET, NEW JERSEY                    08873
    (Address of principal executive offices)                 (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (732) 748-1700


           SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                           NAME OF EACH EXCHANGE ON
             TITLE OF EACH CLASS               WHICH REGISTERED

                   NONE

                            [Cover Page 1 of 2 Pages]

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     COMMON STOCK, $.001 PAR VALUE PER SHARE
                                (Title of class)

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                            Yes   /x/    No    / /

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

         On January 2, 1998, the aggregate market value of the voting stock of Digital Solutions, Inc. (consisting of Common Stock, $.001 par value per share) held by non-affiliates of the Registrant was approximately $34,332,000 based upon the average bid and asked price for such Common Stock on said date as reported by Nasdaq. On such date, there were issued and outstanding 19,141,760 shares of Common Stock of the Registrant.



                       DOCUMENTS INCORPORATED BY REFERENCE

             Proxy Statement for 1998 Annual Meeting of Shareholders



                            [Cover Page 2 of 2 Pages]

                                     PART I

ITEM 1.  BUSINESS

INTRODUCTION

         Digital Solutions, Inc. ("DSI" or "the Company"), was founded in 1969 as a payroll service company and has evolved into a leading provider of human resource management services to a wide variety of industries in 50 states.

         DSI currently offers three general categories of services: (1) professional employer organization ("PEO") services, (2) employer administrative services, such as payroll processing, personnel and administration, benefits administration and tax filing; and, (3) contract staffing, or the placement of temporary and permanent employees. DSI currently furnishes PEO, payroll and contract staffing services to over 1,438 client organizations with approximately 5,000 worksite PEO and staffing employees, and believes that it currently ranks, in terms of revenues and worksite employee base, as one of the largest professional employer organizations in the United States. In addition, DSI places temporary help in hospitals and clinics throughout the United States through its Houston, Texas and Clearwater, Florida offices. The Company has three regional offices in Somerset, New Jersey; Houston, Texas; and Clearwater, Florida and five sales service centers in New York, New York; El Paso and Houston, Texas; Clearwater, Florida; and Somerset, New Jersey.

         Essentially, the Company provides services that function as the personnel department for small to medium sized companies. The Company believes that by offering services which relieve small and medium size businesses of the ever increasing burden of employee related record keeping, payroll processing, benefits administration, employment of temporary and permanent specialized employees and other human resource functions, the Company will position itself to take advantage of a major growth opportunity during this decade and the next.

         Recognizing the desire by many small businesses to be relieved not only of the human resource administrative functions, but also of the responsibility to manage employees and oversee operational tasks ancillary to their core business, the Company has formulated a strategy of emphasizing PEO and "outsourcing" services. In PEO, a service provider becomes an employer of the client company's employees and provides these employees to the client to perform their intended functions at the worksite. In outsourcing, the service provider is not only responsible for human resource administration but also assumes ultimate responsibility in some cases for management of the employees and their job functions. For example, a provider of outsourcing services could be engaged by a hospital or clinic to manage the maintenance and operation of the facility. The medical staff would still be responsible for the medical functions but the physical plant would be managed by the provider.

         DSI is focusing its future growth on the PEO and outsourcing industry. The Company's expansion program will focus on internal growth through the cross marketing of its PEO services to its entire client base and the acquisition of compatible businesses strategically situated in new areas or with a client base serviceable from existing facilities.

         DSI is now committed to focusing on the PEO and outsourcing industry for its future growth and to convert Staff-Rx, the Company's medical contract staffing subsidiary, into more than a staffing business by focusing on PEO, outsourcing and facilities management. While DSI will continue to sell stand-alone employer services, such as payroll and tax filing, it will emphasize the PEO component of its service offerings with a goal of becoming the leading provider of PEO services in the United States. A major component of the Company's growth strategy is the acquisition of well situated independent PEO companies whose business can be integrated into the Companies operations. However, there can be no assurance any such acquisition will be consummated by the Company.

         Digital Solutions, Inc. was organized under the laws of the State of New Jersey on November 25, 1969 and maintains executive offices at 300 Atrium Drive, Somerset, New Jersey 08873 where its telephone number is (732) 748-1700.


GENERAL BUSINESS DEVELOPMENTS DURING THE LAST FISCAL YEAR


BANK CREDIT LINE

         In February 1995, the Company entered into a one year revolving credit line facility (the "Line") with a bank which was subsequently extended and amended on seven occasions. Each loan extension has been for limited periods of time. The fifth amendment executed as of December 31, 1996, restricted the Company from borrowing any additional funds available on the Line and required weekly principal payments of $10,000, effective February 24, 1997. Effective October 31, 1997, the Company entered into the seventh amendment to the loan agreement. Under the terms of this agreement, which expires October 31, 1998, the Company was required to grant to the bank 500,000 warrants to purchase the Company's common stock. The warrants will vest in amounts of 200,000 and 300,000 as of April 30, 1998 and October 31, 1998, respectively, if the obligations under the loan agreement are not paid in full by these dates. The warrants have an exercise price of $2.4375 per share which was the fair market value of the stock at the date of the agreement. The Company is obligated to make monthly payments of interest on the outstanding amounts at the bank's floating base rate plus three percent (11.5% at September 30, 1997). The Line is collateralized by all of the

Company's assets. On December 1, 1997, as a requirement of the extension of its bank line of credit, the Company raised $250,000. These funds were an equity investment provided by its directors, a former director and executive officers and will be available for general corporate purposes.

         To address the capital needs of the Company, management is presently in discussions with several financial institutions. There can be no assurance that the Company will be successful in its efforts to raise additional funds.

SERVICES

PROFESSIONAL EMPLOYER ORGANIZATION (PEO)

         The Company's core business, and the area management will continue to promote, is its PEO services. When a client utilizes the Company's PEO services, the client administratively transfers all or some of its employees to DSI which then provides them to the client. DSI thereby becomes the recognized legal co-employer and is responsible for all human resource functions, including payroll, benefits administration, tax reporting and personnel record keeping. The client still manages the employees and determines salary and duties in the same fashion as any employer. However, the client is relieved of reporting and tax filing requirements and other administrative tasks. Moreover, because of economies of scale, DSI is able to negotiate favorable terms on workers' compensation insurance, health benefits, retirement programs, and other valuable services. The client company benefits because it can now offer its employees the same or similar benefits as its larger competitors, and successfully compete in recruiting highly qualified personnel, as well as build the morale and loyalty of its staff.

         The benefits DSI can offer include:

         COMPREHENSIVE MAJOR MEDICAL PLANS -- DSI believes that medical insurance costs have forced small employers to reduce coverage provided to its employees and to increase employee contributions. DSI is able to leverage its large employee base and allow their clients to offer a variety of health coverage plans from traditional indemnity plans to Health Maintenance Organizations (HMO) or Preferred Provider Organizations (PPO).

         DENTAL AND VISION COVERAGE -- Such coverage is generally beyond the reach of most small groups, but it is a cost effective option which can be provided by DSI.

         LIFE INSURANCE -- Affordable basic coverage is available, plus optional supplemental life.

         SECTION 125 PREMIUM CONVERSION PLAN -- Employees can pay for benefits with pre-tax earnings, reduce their taxable income and FICA payments, and increase their take-home pay.

         401(K) RETIREMENT PLANS -- DSI believes that most small groups are not provided with any significant retirement benefits due to the administrative and regulatory requirements associated with the establishment and maintenance of retirement plans. DSI enables small business owners to offer their employees retirement programs comparable to those of major corporations. Such plans can be used to increase morale, productivity and promote employee loyalty.

         CREDIT UNION -- An opportunity for employees to borrow money at lower interest than offered at most banks.

         PAYROLL SERVICES -- Although ancillary to the PEO services, clients no longer incur the expense of payroll processing either through in-house staff or outside service. DSI's PEO services include all payroll and payroll tax processing.

         UNEMPLOYMENT COMPENSATION COST CONTROL -- DSI provides an unemployment compensation cost control program to aggressively manage unemployment claims.

         HUMAN RESOURCES MANAGEMENT SERVICES -- DSI can provide clients with expertise in areas such as personnel policies and procedures, hiring and firing, training, compensation and performance evaluation.

         WORKERS COMPENSATION PROGRAM -- DSI has a national workers compensation policy which can provide DSI with a significant advantage in marketing its services, particularly in jurisdictions where workers compensation policies are difficult to obtain at reasonable costs. DSI also provides its clients where applicable with independent safety analysis and risk management services to reduce worker's injuries and claims.

         By relieving client companies of personnel administrative tasks, the client is able to focus on its core business. The client is also able to offer a broader benefits package for its employees, a competitive rate in workers' compensation insurance, and savings in time and paperwork previously required in connection with personnel administration.


PAYROLL SERVICES

         DSI was established as a payroll service firm in 1969, and continues to provide basic payroll services to its clients. Historically, DSI provided these services primarily to the construction industry and currently 60% of the Company's approximately 1,000 payroll service clients are in the construction industry. DSI offers most, if not all, of what other payroll services provide, including the preparation of checks, government reports, W-2's (including magnetic tape filings), remote processing (via modem) directly to the clients offices, and service.

         In addition, DSI offers a wide array of tax reporting services including accrual of tax summaries, timely deposit of taxes, impounding of tax refunds, filing of returns, distribution of quarterly and year-end statements and responding to agency inquiries.

CONTRACT STAFFING SERVICES

         DSI's contract staffing subsidiaries have, in the aggregate, more than 27 years of experience in placing permanent and temporary employees with specialized skills and talents with regional, national and international employers. Contract Staffing enables clients to attain management and productivity goals by matching highly trained professionals and technical personnel to specific project requirements. DSI works in two specific markets where it places people on a temporary long term assignment, or on a permanent basis: (1) technical employees such as engineers, information systems specialists and project managers primarily with Fortune 100 companies for specific projects, and, (2) radiologists, therapists, nurses, doctors with hospitals, clinics and therapy centers throughout the 50 states. Clients whose staff requirements vary depending on the level of current projects or business are able to secure the services of highly qualified individuals on an interim basis.

         DSI's staffing services provide clients with the ability to "rightsize"; that is, expand or reduce its workforce in response to changing business conditions. DSI provides numerous benefits to the client, such as saving the costs of salary and benefits of a permanent employee whose services are not needed throughout the year. The client also avoids the costs, uncertainty and delays associated with searches for qualified interim employees. The Company also provides insurance bonding where necessary and assumes all responsibility for payroll tax filing and reporting functions, thereby saving the client administrative responsibility for all payroll, workers' compensation, unemployment and medical benefits.

         DSI also increases the pool of qualified applicants for the client since contract staffing employees have access to a wide array of benefits such as health and life insurance, Section 125 premium conversion plans, and 401(k) retirement plans. These benefits provide interim employees with the motivation of full-time workers without additional benefit costs to the client. A client is also able to temporarily rehire a retired employee for short-term or specialized projects without jeopardizing their pension plan.

ACQUISITION STRATEGY

         A key component of the Company's growth strategy has been, and will continue to be, the acquisition of compatible businesses to expand its operations and customer base. Currently, the human resource service industry includes numerous small companies seeking to develop services, operations and customer base similar to those developed by the Company. The Company has actively acquired companies in the human resource industry during the last five years. However, with the business and strategy of the Company further developed, acquisitions in the future will be concentrated in the PEO and outsourcing business. The Company believes that with a limited number of key acquisitions of regional PEO companies who possess a strong customer base and regional reputation, the Company will be able to grow into an industry leader, in not only revenue size, but in scope of services offered.

         A prospective acquisition candidate may be either a public or private company, but will be required to meet certain financial criteria and growth potential established by the Company. The Company evaluates acquisition candidates by analyzing the company's management, operations and customer base, which must complement or expand the Company's operations; financial stability, including the company's profitability and cash flow. The Company's long term plan is to expand sales and income potential by achieving economies of scale as it expands and regionalizes its revenue base. However, there can be no assurance that the Company will be able to successfully identify, acquire and integrate into the Company operations, compatible PEO companies.

         Although the Company did not consummate any acquisitions during fiscal 1997, management anticipates its acquisition activities will increase next fiscal year. Any such acquisition activity will be subject to, among other things, general economic conditions and the Company's ability to raise capital or utilize its securities.

CUSTOMERS

         The Company's customer base consists of over 1,438 client companies, representing approximately 33,000 employees (including payroll services) as of September 30, 1997. The Company's client base is broadly distributed throughout a wide variety of industries; however, more than 60% of the customers in the payroll processing area are in the construction industry and substantially all of Staff-RX customers are in the healthcare industry.

         The Company intends to maintain diversity within its client base to lower its exposure to downturns or volatility in any particular industry and help insulate the Company to some extent from general economic cycles. All prospective customers are also evaluated individually on the basis of workers' compensation risk, group medical history, unemployment history and operating stability.

SALES AND MARKETING

         The Company has established sales teams in all of its locations.

         Sales personnel offer a full array of DSI services, professional employment, payroll and contract staffing, which supports the cross-marketing of DSI's products and enables the sales representative to employ a professional consultative approach to satisfying clients needs rather than forcing a single solution.

         All sales personnel have quotas and are held accountable on a weekly basis with a sales meeting held in each location where the activity for the week is discussed.

         The Company has also implemented several focused marketing activities to increase sales opportunities. DSI has been licensed by the various state Boards of Accountancy to hold continuing professional education seminars for CPAs. In addition, the Company has become an active participant in many trade and community associations and chambers of commerce.

COMPETITION

         The PEO industry consists of approximately 2,500 companies, most of which serve a single market or region. The Company believes that there are several PEOs with annual revenue exceeding $500 million. The largest PEO is Staff Leasing of Bradenton, Florida with revenue in excess of $1 billion. While there are several other large PEOs among the approximately 2,500 companies, many are located in Florida and other states in the Sunbelt. The Company considers its primary competition to be these large national and regional PEO providers, as well as the traditional form of employment of employees.

         The payroll services industry is characterized by intense competition. The principal competitive factors are price and service. Management believes that Automatic Data Processing, Inc., and Paychex, Inc., which each purchased PEOs in Florida, will be major competitors in the future. The Company also competes with manual payroll systems sold by numerous companies, as well as other providers of computerized payroll services including banks, and smaller independent companies. Some companies have in-house computer capability to generate their own payroll documents and reports. The increasing availability of personal computers at low cost may result in additional businesses acquiring such capabilities. In the area of providing temporary technical and medical personnel, the Company competes with companies such as Volt Information Services, Butler Arde, Olsten and Tech Aid, Inc., among others. Many of these competitors have longer operating histories and greater financial resources than the Company.

         The Company competes with these companies by offering customized products, personalized service, competitive prices and specialized personnel to satisfy a client's particular employee requirements.

         DSI believes that its broad scope of human resource management services and its commitment to quality service will differentiate it from its competition. Many companies compete in the various segments of the human resource and financial services marketplace. However, the Company believes there are none which compete in all of them and offer the broad range of services which the Company offers. DSI believes that its concentration on providing comprehensive services and moving into facilities management or outsourcing of human resource management services will set it apart from its competitors. While many of the PEOs entered the industry as a result of workers' compensation or health insurance problems, DSI is establishing itself as a professional employer organization which will assist companies, small and large, with all of their human resource management challenges.

INDUSTRY REGULATION

INTRODUCTION

         The Company's operations are affected by numerous federal and state laws relating to labor, tax and employment matters. By entering into a co-employer relationship with employees who are assigned to work at client company locations (sometimes referred to as "worksite employees"), the Company assumes certain obligations and responsibilities of an employer under these federal and state laws. Many of these federal and state laws were enacted prior to the development of nontraditional employment relationships, such as professional employer organizations, temporary employment, and outsourcing arrangements, and do not specifically address the obligations and responsibilities of nontraditional employers. In addition, the definition of "employer" under these laws is not uniform. Accordingly, the application of these laws to the Company's business cannot be assured.

         Some governmental agencies that regulate employment and labor laws have developed rules that specifically address labor and employment issues raised by the relationship among clients and PEOs. Existing regulations are relatively new and, therefore, their interpretation and application by administrative agencies and federal and state courts is limited or non-existent. The development of additional regulations and interpretation of existing regulations can be expected to evolve over time. The

Company cannot predict with certainty the nature or direction of the development of federal, state and local regulations.

         As an employer, the Company is subject to all federal statutes and regulations governing its employer-employee relationships.



FEDERAL EMPLOYMENT TAXES

         The Company assumes the sole responsibility and liability for the payment of federal and state employment taxes with respect to wages and salaries paid to its employees, including worksite employees. There are essentially three types of federal employment tax obligations: (i) withholding of income tax requirements governed by Code Section 3401, et seq.; (ii) obligations under FICA, governed by Code Section 3401, et seq.; and, (iii) obligations under the Federal Unemployment Tax Act (FUTA), governed by Code Section 3301, et seq.

         Under these Code sections, employers have the obligation to withhold and remit the employer portion and, where applicable, the employee portion of these taxes. There is still considerable uncertainty as to the status of leased employees in relation to these statutes. While the Company believes that it can assume the client company's withholding obligations, in the event the Company fails to meet these obligations, the client company may be held jointly and severally liable for these payments. These interpretive uncertainties may have an impact on the Company's PEO business.


EMPLOYEE BENEFIT PLANS

         The Company offers various employee benefit plans to its employees, including its worksite employees. These plans include a 401(k) Plan (a profit-sharing plan with a cash or deferred arrangement ("CODA") under Code
Section 401(k)), a Section 125 plan, a group health plan, a group life insurance plan and a group disability insurance plan. Generally, employee benefit plans are subject to provisions of both the Code and the Employee Retirement Income Security Act ("ERISA").

         In order to qualify for favorable tax treatment under the Code, the plans must be established and maintained by an employer for the exclusive benefit of its employees. In addition to the employer/employee threshold, pension and profit-sharing plans, including plans that offer CODAs under Code
Section 401(k) and matching contributions under Code Section 401(m), must satisfy certain other requirements under the Code. These other requirements are generally designed to prevent discrimination in favor of highly compensated employees to the detriment of non-highly compensated employees with respect to both the availability of, and the benefits, rights and features offered, in qualified employee benefit plans.

         Employee pension and welfare benefit plans are also governed by ERISA. ERISA defines "employer" as "any person acting directly as an employer, or indirectly in the interest of an employer, in relation to an employee benefit plan." ERISA defines the term "employee" as "any individual employed by an employer." A definitive judicial interpretation of "employer" in the context of a PEO arrangement has not been established. If the Company were found not to be an employer for ERISA purposes, its plans would not comply with ERISA and the level of services the Company could offer may be adversely affected. Further, as a result of such finding, the Company and its plans would not enjoy the preemption of state laws provided by ERISA and could be subject to varying state laws and regulations, as well as to claims based upon state common laws.

         In addition to ERISA and the Code provisions discussed herein, issues related to the relationship between the Company and its worksite employees may also arise under other federal laws, including other federal income tax laws.

STATE REGULATION

         As an employer, the Company is subject to all statutes and regulations governing the employer-employee relationship. The Staff Leasing Services Licensing Act (the "Act") now regulates PEOs in Texas. The Act, which became effective on September 1, 1993, established a mandatory licensing scheme for PEOs and expressly recognizes a licensee as the employer of the assigned employee for purposes of the Texas Unemployment Compensation Act. The Company possesses a license to offer PEO services in the state of Texas.

         While many states do not explicitly regulate PEOs, approximately 16 states have passed laws that have licensing or registration requirements for PEOs and other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs. Whether or not a state has licensing, registration or certification requirements, the Company faces a number of other state and local regulations that could impact its operations. The Company is currently licensed in Florida and New Mexico as well as Texas.

EMPLOYEES

         As of January 2, 1998, the Company employed 117 employees, both full-time and part-time, including executive officers, a reduction from 133 during the previous fiscal year. The Company also employs approximately 4,500 leased employees and 500 temporary employees on client assignments. The Company believes its relationship with its employees is satisfactory.

ITEM 2.  PROPERTIES

OPERATIONS AND FACILITIES

         The Company currently has three processing centers in Somerset, New Jersey, Houston, Texas and Clearwater, Florida. The Company also has five sales service centers which are located in New York City, Somerset, New Jersey, Clearwater, Florida, Houston, and El Paso, Texas. A sales service center is an office used primarily for sales efforts and client services. The Company's strategy is to target acquisitions in the current areas of operation, whereby the Company will acquire a business or business accounts and absorb these accounts into the current operations with minimal additional overhead. The Company intends to continue its national expansion efforts in fiscal years 1998-1999, most likely through additional acquisitions.

         DSI leases its 15,000 square foot corporate headquarters in Somerset, New Jersey, as well as offices in Clearwater, Florida and Houston, Texas. The Company also leases sales offices in New York City and El Paso, Texas. The facilities provide sufficient capacity to meet demands for the foreseeable future. In fiscal year 1997, the Company's total lease expenses were $537,000.

         Although DSI's offices are equipped with software and computer systems, the Company is currently evaluating all systems including hardware and will upgrade accordingly. At the Company's headquarters in Somerset, New Jersey, two high speed Xerox printers produce 200,000 plus checks monthly for its client base. These machines, which are integrated with the software system, do all of the printing on the checks, including the client name, the employee, dates, as well as the "Micro Encoding".




         The following is summary information on DSI's facilities:

                                            APPROXIMATE                      EXPIRATION
LOCATION                                    SQUARE FEET                          DATE                 TERMS
--------                                    -----------                          ----                 -----
DSI Staff RX, Inc. (Houston)                    5,398                           9/30/99          $13,440 per month
2 Northpoint Drive, Suite 110                   7,396                           2/28/00

Houston, TX 77060

DSI Staff RX, Inc. (Clearwater)                   2,805                          5/31/00          $ 3,272 per month
601 Cleveland Sreet Suite 350
Clearwater, FL 34615

Staff ConnXions Southwest (El Paso)               3,126                          3/31/02          $ 3,759 per month
4050 Rio Bravo, Suite 151
El Paso, TX 79902

Corporate Office                                 15,244                          9/30/07          $23,819 per month
300 Atrium Drive
Somerset, NJ 08873

New York Office                                     391                          4/30/01          $ 3,082 per month
245 Fifth Avenue, Suite 2104
New York, NY 10016


ITEM 3. LEGAL PROCEEDINGS

         In October 1995, the Company entered into a note and finance agreement with LNB Investment Corporation (LNB) providing for the loan to the Company of up to $3,000,000. The loan was for a term of 15 months and was to be secured by shares of the Company's common stock having a market value of no less than four times the outstanding balance of the loan. LNB agreed not to sell or otherwise liquidate the shares unless the Company were to default under the loan agreement and failed to cure such default after notice. A total of 7,500,000 shares to be pledged as collateral were registered under a registration statement filed under the Securities Act of 1933, as amended.

         The Company issued 1,783,334 shares in the name of LNB and delivered the shares to a depository to secure the first portion of the loan of $1,000,000. In January 1996, the Company determined that the shares pledged as collateral had been transferred and sold in violation of the loan and finance agreement. As a result, the financing agreement was terminated and never funded. Through the efforts of the Company, 1,258,334 of these shares were recovered and the Company received proceeds of $229,000 for a partial payment on the 525,000 shares not recovered.

         In March 1996, the Company commenced action against LNB, Donaldson, Lufkin & Jenrette Securities Corporation and other individuals to recover damages on account of the wrongful sale of the Company's common stock. On July 2, 1997, the Company settled the action. Without admitting or denying the allegations in the complaint, the defendants agreed to pay $676,000 of which $426,000 has been paid with the balance of $250,000 to be paid by LNB on or before August 4, 1997. The payment was not made by LNB as of December 16, 1997. The Company has commenced collection proceedings. The subsequent payment is secured by a confession of judgment and a mortgage in the amount of $625,000. The payments under the settlement agreement are in addition to $229,000 previously received from LNB bringing the total recovered to approximately $905,000, assuming LNB complies with the terms of the settlement and remits the last payment of $250,000. The agreement also provides that upon payment of all sums due under the settlement agreement, LNB shall be deemed to have made full restitution to the Company for the claims alleged in the action.

         The Company is engaged in no other litigation, the effect of which is anticipated to have a material adverse impact on the Company.

ITEM 4. SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

                  NOT APPLICABLE

                                     PART II

ITEM 5. MARKET OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

A.       Principal Market

         The Company's Common Stock is traded in the over-the-counter market and included in the SmallCap Market System of the National Association of Securities Dealers, Inc. ("NASDAQ") under the symbol "DGSI".

B.       Market Information

         The Company's common stock commenced trading in the over-the-counter market on May 15, 1986. The range of high and low bid prices for such securities for the periods indicated below, are:

Common Stock

         FISCAL YEAR 1996                                                    HIGH                  LOW
         ----------------                                                    ----                  ---
         1st Quarter                                                         5 15/16               1 15/32
         2nd Quarter                                                         6 15/16               4 5/16
         3rd Quarter                                                         6 1/8                 3 9/16
         4th Quarter                                                         6 1/4                 3 5/8

         FISCAL YEAR 1997                                                    HIGH                  LOW
         ----------------                                                    ----                  ---
         1st Quarter                                                         6 1/4                 3 1/8
         2nd Quarter                                                         3 15/16               1 13/16
         3rd Quarter                                                         2 7/16                1 9/16
         4th Quarter                                                         2 5/16                1 9/16

         FISCAL YEAR 1998                                                    HIGH                 LOW
         ----------------                                                    ----                 ---
         1st Quarter                                                         2 11/16              1 1/2

         The above quotations, reported by NASDAQ, represent prices between dealers and do not include retail mark-ups, mark-downs or commissions. Such quotations do not necessarily represent actual transactions.

C.       Dividends

         The payment by the Company of cash dividends, if any, rests within the discretion of its Board of Directors and, among other things, will depend upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not declared any cash dividends on its common stock since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future.

D.       Approximated Number of Equity Security Holders

         The approximate number of record holders of the Company's common stock as of January 2, 1998 was 329. Such number of record holders was determined from the Company's stockholder records, and does not include beneficial owners of the Company's common stock whose shares are held in the names of various security holders, dealers and clearing agencies. The Company believes there are in excess of 500 beneficial holders of the Company's common stock.

ITEM 6. SELECTED FINANCIAL DATA


                                                                YEARS ENDED SEPTEMBER 30

                                             1997            1996          1995           1994            1993

OPERATING DATA:

Operating Revenues                      $122,695,000     $100,927,000   $73,821,000    $37,998,000      $14,681,000

Direct Costs                             113,894,000       92,490,000    68,530,000     34,939,000       12,459,000

Gross Profit                               8,801,000        8,437,000     5,291,000      3,059,000        2,222,000

Selling, General & Administrative
 Expenses (includes Depreciation          11,316,000        8,801,000     7,547,000      2,695,000        1,962,000
 and Amortization)

Income (Loss) From Continuing
 Operations                              (2,515,000)        (364,000)   (2,256,000)        364,000          260,000

Net Income (Loss)                       $(2,832,000)       $(597,000)  $(3,316,000)       $720,000         $301,000

Income (Loss) From Continuing
 Operations Per Share of Common
 Stock                                       ($0.13)          ($0.02)        ($0.16)          $0.03            $0.04

Net Income (Loss) Per Share                  ($0.15)          ($0.04)        ($0.24)          $0.05            $0.04

Dividends Paid Per Preferred Stock
                                               $0.00            $0.00         $0.00          $3.30            $4.00

BALANCE SHEET DATA:

Assets                                   $14,163,000      $14,800,000   $13,816,000     $7,727,000       $4,264,000

Liabilities                                9,291,000        7,632,000    10,967,000      2,671,000        1,079,000

Long-Term Debt                                89,000          100,000       175,000        107,000          241,000

Working Capital (Deficiency)              (1,401,000)         286,000    (4,771,000)     1,146,000        1,920,000

Shareholders' Equity                      $4,872,000       $7,168,000    $2,849,000     $5,056,000       $3,195,000

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). The Company desires to avail itself of certain "safe harbor" provisions of the 1995 Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements included in this Report on Form 10-K involve known and unknown risks, uncertainties, and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) achievements expressed or implied by such forward looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, risks associated with the Company's recent losses, the Company's ongoing need for a new credit facility, need for additional capital, risks of recently consummated acquisitions as well as future acquisitions, effects of competition and technological changes and dependence upon key personnel.

Fiscal Year 1997 as Compared to Fiscal Year 1996

     Operating revenues for the fiscal year 1997 were $122,695,000 as compared to fiscal year 1996 of $100,927,000 which represents an increase of $21,768,000 or 21.6%. This increase is due to the efforts of the internal sales force to continually bring in new business which accounted for all of the increase. PEO services accounted for 83% of the growth, while the balance is attributed to the Company's staffing business.

     Direct costs for fiscal year 1997 were $113,894,000 as compared to $92,490,000 for fiscal year 1996 which represents an increase of $21,404,000, or 23.1%. The workers' compensation profit for the first four months of fiscal 1996 of $493,000 was recorded as a reduction of selling, general and administrative expenses, whereas subsequent to that the revenue and direct costs for the workers' compensation program were reflected in their respective accounts. In addition, the first nine months of fiscal 1997 included $308,000 in underbilled/excess charges for PEO medical expenses. After adjusting for the treatment of the workers' compensation profit, one-time charges of $678,000 recorded in the second quarter of 1997 (primarily due to increased workers' compensation charges) and medical expenses, direct costs increased $20,911,000 or 22.7%. As a percentage of revenue, and on an adjusted basis, direct costs for fiscal 1997 and fiscal 1996 were 92% and 91.1% respectively. This increase is attributed to the increase in the PEO business as well as the new workers' compensation program, in which the Company is now expensing the maximum workers' compensation exposure on a current basis.

     Gross profits were $8,801,000 and $8,437,000 for fiscal 1997 and 1996, respectively, for an increase of 4.3%. Giving effect to the previously discussed adjustments, gross profits for fiscal 1997 and 1996 would have been $9,787,000 and $8,930,000, respectively. As a percentage of revenue, adjusted gross profits for fiscal 1997 and 1996 would have been 8% and 8.8%, respectively, reflecting the increased PEO business in fiscal 1997 which has lower margins but adds more dollars of gross profit.

     Selling, general and administrative costs ("SG&A") for fiscal 1997 increased $2,334,000, or 29%, from $7,972,000 in fiscal 1996 to $10,306,000. Of this increase, $1,973,000 pertains to charges recorded in the second quarter of fiscal 1997, $1,000,000 of which was to increase the bad debt reserve with the balance for other miscellaneous items. Giving effect to these adjustments, SG&A increased 4.5%.

     Depreciation and amortization increased $181,000 in fiscal 1997 due to the write-off of all the intangible assets of Digital Insurance Services ($261,000) recorded in the second fiscal quarter.

     Net loss for fiscal 1997 was ($2,832,000) versus a net loss of ($597,000) in fiscal 1996. The increased loss is due to $3,100,000 in adjustments recorded in the second quarter of 1997.

Fiscal Year 1996 as Compared to Fiscal Year 1995

     Operating revenues for the fiscal year 1996 were $100,927,000 as compared to fiscal year 1995 of $73,821,000 which represents an increase of 36.7%. This increase is attributable to the increased sales efforts of the internal sales force as well as the full year impact of the acquisition of Turnkey Services which was acquired in May, 1995.

     Direct costs as a percentage of revenue for fiscal year 1996 was 91.6% as compared to 92.8% for the prior fiscal year. These changes are attributable to the increased margins in the PEO business due to reduced costs of the Company's workers' compensation programs and the full year effect of the acquisition of Turnkey Services. The Company provides management personnel services to certain clients of Turnkey Services which generate higher than average administrative fees. The reduction in workers' compensation costs were achieved through better managed claims experience.

     Selling, general and administrative costs ("SG&A") increased $1,270,000. This growth in expenses includes $195,000 in charges for intangibles associated with acquisitions that were not consummated during the year and $309,000 in an increase in allowance for doubtful accounts attributable to accounts that have aged beyond acceptable limits but which the Company continues to pursue. Approximately $500,000 is attributable to the full year impact of Turnkey Services which was acquired May 1, 1995. Additionally, the Company reversed $515,000 in previously established reserves for claims which the Company resolved in its favor. As a percentage of gross profit, SG&A expenses are 94.5% in fiscal 1996 as compared to 126.7% in fiscal 1995 and 88.1% in fiscal 1994. Management believes that although there is improvement from 1995, it will continue to improve this margin in the future.

     Net loss before taxes was ($563,000) in fiscal year 1996 as compared to loss of ($3,453,000) in fiscal year 1995. This decrease in net loss is primarily attributable to the increase in gross profit and the decrease in SG&A as a percentage of gross profit, explained above.


Fiscal Year 1995 as Compared to Fiscal Year 1994

     Operating revenues for the fiscal year 1995 were $73,821,000 as compared to fiscal year 1994 of $37,998,000. This represents an increase of $35,823,000 or 94%. This increase is attributable to the increased sales efforts of the internal sales force $15,700,000, as well as the acquisition of Staff Rx $8,400,000, Turnkey Services, Inc. $6,200,000 and the full year effect of the other PEO companies which were acquired in the second quarter of fiscal year 1994 $5,500,000.

     Direct costs as a percentage of revenue for fiscal year 1995 was 92.8% as compared to 92.0% in fiscal year 1994. This increase is due to the continued growth in the PEO business which has a higher direct cost than any other segment, as a percentage of revenues.

     Selling, general and administrative costs ("SG&A") increased $4,007,000 from fiscal year 1994 and was primarily due to: (i) increased selling and marketing expenses including the cost of direct mail efforts and the addition of 15 senior account managers (sales force); (ii) additions at the corporate level needed to help position and transform the Company into a national firm; (iii) the establishment of a Houston processing center to support client and sales activities in the Southwest and Florida; and, (iv) establishment of certain necessary reserves and balances at year end.

     Net loss before tax benefit was ($3,453,000) for fiscal year 1995 as compared to a net gain of $720,000 the prior year. In accordance with Statement of Financial Standards 109 (SFAS 109), the Company has recorded an additional tax asset of $160,000 in the current fiscal year of 1994, representing the expected future utilization of existing net operating loss carryforwards against operating income. As of September 30, 1995, the Company has recorded total deferred assets of $760,000, which it believes, based on the current level of sales activity and the positive impacts of recent acquisitions, will more likely than not be realized in accordance with SFAS 109.

Liquidity and Capital Resources

     The Company's working capital for fiscal year 1997 was a deficit of ($1,401,000) versus

$286,000 in fiscal 1996. At September 30, 1997, the Company had cash of $841,000, restricted cash of $738,000 and net accounts receivable of $5,820,000.

     In February 1995, the Company entered into a one year revolving credit line facility (the "Line") with a bank which was subsequently extended and amended on seven occasions. Each loan extension has been for limited periods of time. The fifth amendment executed as of December 31, 1996, restricted the Company from borrowing any additional funds available on the Line and required weekly principal payments of $10,000, effective February 24, 1997. Effective October 31, 1997, the Company entered into the seventh amendment to the loan agreement. Under the terms of this agreement, which expires October 31, 1998, the Company was required to grant to the bank 500,000 warrants to purchase the Company's common stock. The warrants will vest in amounts of 200,000 and 300,000 as of April 30, 1998 and October 31, 1998, respectively, if the obligations under the loan agreement are not paid in full by these dates. The warrants have an exercise price of $2.4375 per share, which was the fair market value of the stock at the date of the agreement. The Company is obligated to make monthly payments of interest on the outstanding amounts at the bank's floating base rate plus three percent (11.5% at September 30, 1997). Under the present amendment, the Company can not borrow additional funds and continues to make weekly principal payments of $10,000. The line is collateralized by all of the Company's assets. At September 30, 1997 and December 31, 1997, the total amount outstanding on the Line was $2,697,000 and $2,567,000, respectively. In December 1997, the Company's directors and executive officers, as well as a former director, made an equity investment of $250,000 for general corporate purposes. The raising of these funds was a requirement of the recently negotiated bank line of credit extension.

To address the capital needs of the Company, management is presently in discussions with several financial institutions. There can be no assurance that the Company will be successful in its efforts to raise additional funds. At the present time, the Company does not have funds available to repay the Line. Repayment of the Line is due in full on October 31, 1998.

In December 1996, due to the favorable trends in losses in its Workers' Compensation program, the Company's former carrier reduced its letter of credit requirement from $1,610,000 to $1,193,000 which resulted in $417,000 in additional cash available. Of this availability, $344,000 has been added to working capital during the quarter ended December 31, 1996 while the balance of $73,000 was added to working capital during the quarter ended March 31, 1997.

Inflation and changing prices have not had a material effect on the Company's net revenues and results of operations in the last three fiscal years, as the Company has been able to modify its prices to respond to inflation and changing prices.

ITEM 8.     FINANCIAL STATEMENTS

     See Attached Financial Statements appearing at pages F-1 through F-18.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not Applicable.

                                                      PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of the Company are as follows:

NAME                                        AGE               OFFICE
----                                        ---               ------

Karl W. Dieckmann                           69                Chairman of the Board of Directors

George J. Eklund                            54                Director

Donald T. Kelly                             48                Vice President, Chief Financial Officer
                                                              and Corporate Secretary

Senator John H. Ewing                       77                Director

William J. Marino                           54                Director

Donald W. Kappauf                           51                President and Chief Executive Officer

         Each director is elected for a period of one year at the Company's annual meeting of shareholders and will serve until his successor is duly elected by the shareholders.

         Karl W. Dieckmann, Director of the Company since April, 1990, has been Chairman of the Board since November, 1991. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Corporation (now Allied Signal Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical -- Fibers Division; Group General Manager -- Fabricated Products Division; and General Manager --Plastics Division, as well as various positions with the Chemicals Division.

         George J. Eklund became President and Chief Operating Officer of the Company on September 21, 1994, and President and Chief Executive Officer on March 13, 1996. On December 16, 1997, Mr. Eklund's position changed for health reasons but he remains active with the Company. From 1992 to 1994, Mr. Eklund was President of the

Human Resource Information Services division of Fiserv, Inc., which provides outsourcing services. From 1977 to 1992, Mr. Eklund was employed by ADP (Automatic Data Processing) in various positions eventually serving as Corporate Vice President and Eastern Division President. His eastern division served the northeast area of the country.

         Donald T. Kelly, has been Chief Financial Officer and Vice President of Finance since he joined DSI on January 20, 1997. He was elected Corporate Secretary in August of 1997. Mr. Kelly was Vice President and Chief Financial Officer of Wireless Cable International and its predecessor company, Cross Country Wireless, Inc. from 1993 to 1997. From 1987 to 1993, he was Vice President of Finance and Administration at Potters Industries.

         Senator John H. Ewing, has been a Director of the Company since April, 1990. Senator Ewing has been a State Senator for the state of New Jersey from 1978 to the present. From 1968 to 1977, Senator Ewing was a New Jersey State Assemblyman. From 1940 to 1968, he was employed by Abercrombie and Fitch Co., New York City, and eventually rose to the position of Chairman of the Board. Senator Ewing is also currently Chairman of the New Jersey Senate Education Committee.

         William J. Marino, President and Chief Executive Officer of Blue Cross and Blue Shield of New Jersey, joined the Board of Directors in October, 1995. He joined Blue Cross and Blue Shield in 1992 and was named to his present post in 1994. From 1968 to 1991, Mr. Marino held a variety of sales, marketing and management positions with the Prudential Insurance Company of America. He is Chairman of the Board of Trustees of the United Way of Essex and West Hudson
(NJ) and is Chairman of the Board of Directors and Executive Committee of the Regional Business Partnership, and a Trustee of the New Jersey Network Foundation, St. Peter's College and the Newark Museum.

         Donald W. Kappauf became President and Chief Executive Officer of Digital Solutions, Inc. on December 16, 1997. Mr. Kappauf joined Digital Solutions, Inc. in 1990 and has held several senior management positions including Division President and Executive Vice President. From 1988 to 1990, Mr Kappauf was President of Perm Staff/Temp Staff in Princeton, New Jersey. He was Assistant Vice President of SMC Engineering and then President of SMC Personnel Support from 1968 to 1988.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS

         Karl W. Dieckmann, John H. Ewing and William J. Marino served on the Company's Compensation Committee during the last fiscal year.

ITEM 11. EXECUTIVE COMPENSATION

         The following provides certain summary information concerning compensation paid or accrued by the Company during the years ended September 30, 1997, 1996 and 1995 to the Company's Chief Executive Officer and each of the executive officers of the Company who received in excess of $100,000 in compensation during the last fiscal year.


                                                                                                 LONG TERM
                                               ANNUAL COMPENSATION                              COMPENSATION
NAME AND                           YEAR          SALARY          BONUS          OTHER           OPTIONS/SAR'S
PRINCIPAL POSITION


Raymond Skiptunis (1)              1997          $0              $0             $210,000        0
                                   1996          $214,061        $0             $0              0
                                   1995          $193,542        $0             $0              0

George J. Eklund, (2)              1997          $210,000        $0             $0              0
Chief Executive Officer            1996          $207,924        $100,000       $0              300,000
                                   1995          $181,866        $50,000        $0              0

Donald T. Kelly, (3)               1997           $90,865        $20,000        $0              30,000
Chief Financial Officer

Louis J. Monari, (4)               1997          $106,077        $0             $0              0
Vice President                     1996           $91,539        $20,000        $0              30,000
                                   1995           $90,538        $15,000        $0              0

Donald W. Kappauf, (5)             1997          $121,154        $0             $0              0
Executive Vice President
                                   1996          $110,000        $20,000        $0              0
                                   1995          $110,000        $0             $0              0




(1) Mr. Skiptunis was replaced as Chief Executive Officer by Mr. Eklund in March, 1996. The other compensation of $210,000 during 1997 was severance pay.

(2) Mr. Eklund's employment with the Company commenced on September 19,1994. He assumed the position of Chief Executive Office in March 1996.

(3) Mr. Kelly was granted a sign on bonus of $20,000 at employment, on January 20, 1997.

(4)      Mr. Monari's employment terminated in July, 1997.

(5) This includes Mr. Kappauf's compensation for the executive vice president position he assumed on August 27, 1997. His compensation in 1997, prior to becoming executive vice president was $105,288. Compensation for 1996 and 1995 was for his position as Division Vice President.


     The Corporation provides normal and customary life and health insurance benefits to all of its employees including executive officers. The Corporation has no retirement or pension plan other than a 401(k), which is voluntary.

Compensation of Directors

         Directors who are employees of the Company are not compensated for services in such capacity except under the Director Plan, as defined below. Non-Employee Directors receive $400 per meeting, $50 in travel expenses, and $250 for each committee meeting. Effective October 1, 1997 the meeting and committee meeting fees were increased to $1,000 and $500 respectively.

Employment Agreement

          Effective March 12, 1996, the Company entered into a new employment agreement with Mr. Eklund for a three year term. The employment agreement provided for (i) annual compensation of $210,000 for the first year of the agreement increasing at the discretion of the Company; (ii) a bonus in accordance with a plan to be established by the Company; (iii) the award of stock options to purchase 300,000 shares of the Company's common stock, subject to vesting requirements; (iv) certain insurance and severance benefits; and (v) a $700 per month automobile allowance. Effective December 16, 1997, Mr. Eklund's position was changed for health reasons. The Company and Mr. Eklund have entered into an agreement regarding the change in his position. Pursuant to this agreement, Mr. Eklund no longer serves as President and Chief Executive Officer of the Company. Mr. Eklund remains a Director. Mr. Eklund will continue to receive his salary and certain other benefits as provided in his original employment agreement.

         Effective December 16, 1997, the Company entered into a verbal agreement with Mr. Donald Kappauf wherein Mr. Kappauf assumed the duties of President and Chief Executive Officer. The agreement provides for (i) annual compensation of $165,000 for the first year of the agreement increasing at the discretion of the Company; (ii) a bonus equivalent to 6% of the Company's pre-tax profit for fiscal 1998 (8% of the amount over $2,500,000) provided the Company's earnings before taxes are at least $1,500,000; (iii) the award of stock options to purchase 100,000 shares of the Company's common stock, 50,000 of which will vest in one year while the remainder will vest in two years; (iv) a two year term.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                 (INDIVIDUAL GRANTS)


                                NO. OF               PERCENTAGE
                                SECURITIES           OF TOTAL
                                UNDERLYING           OPTIONS/             EXERCISE OF
                                OPTIONS              GRANTED IN           BASE PRICE          EXPIRATION
                                GRANTED              FISCAL YEAR          PER SHARE           DATE
NAME

Donald T. Kelly                 30,000               29%                  $1.875              01/20/02

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

         The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 1997.


                                                         NUMBER OF SECURITIES
                                                         UNDERLYING                VALUE OF UNEXERCISED
                                                         UNEXERCISED               IN-THE-MONEY OPTIONS
                          SHARES                         OPTIONS/SARS              AS OF AT SEPTEMBER 30,
                          ACQUIRED                       SEPTEMBER 30, 1997        1997
                          ON            VALUE            EXERCISABLE/              EXERCISABLE/
NAME                      EXERCISE      REALIZED         UNEXERCISABLE             UNEXERCISABLE(1)
----                      --------      --------         -------------             ----------------

George J. Eklund          0             0                300,000/200,000           $0/$0
Louis Monari              0             0                30,000/20,000             $63,900/$0
Donald W. Kappauf         0             0                100,000/0                 $213,000/$0

Donald T. Kelly           0             0                10,000/20,000             $21,300/$42,600

(1) Based upon a closing bid price of the Common Stock at $2.1300 per share on September 30, 1997.


1990 STOCK OPTION PLANS

         In April, 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan (the "1990 Plan") which was approved by shareholders in August, 1990. The

1990 Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's").

         The 1990 Plan is administered by a Stock Option Committee designated by the Board of Directors. The Stock Option Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 1990 Plan and to establish and amend rules and regulations relating thereto.

         Under the 1990 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 1988 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

         The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year, shall not exceed $100,000.

         The Stock Option Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

         Unless sooner terminated, the 1990 Plan will expire in April 2000.

         In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by shareholders in August, 1991 and amended in March 1996. The Director Plan provides for issuance of a maximum of 500,000 shares of common stock upon the exercise of stock options arising under the Director Plan. Options may be granted under the Director Plan until April, 2000 to: (i) non-executive directors as defined and, (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previously year. Similarly, each eligible director of an advisory board will receive on each September lst an option to purchase 5,000 shares of the Company's common stock each September lst. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from the Company at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

         The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Director Plan shall be administered by a committee of the board of directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

         In April 1990, the Board of Directors adopted and in August, 1990, the Company's shareholders approved the Senior Management Incentive Plan (the "Management Plan") for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to the Company and its subsidiaries. It is contemplated that only those executive management employees (generally the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President and Vice Presidents of the Company or Presidents of the Company's subsidiaries) who perform services of special importance to the Company will be eligible to participate under the Management Plan. A total of 5,000,000 shares of common stock will be reserved for issuance under the Management Plan. Awards made under the Management Plan will be subject to three-(3) year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

         Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as the "Administrator"). The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan. If any change is made in the stock subject to the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. The Management Plan permits awards until April, 2000.

         Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan.

         The Management Plan provides four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

         Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs") similar to the options granted under the 1990 Plan.

         Incentive stock rights consist of incentive stock units equivalent to one share of common stock in consideration for services performed for the Company. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his heirs, as the case may be, shall be entitled to receive a pro-rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

         Restricted stock purchase agreements provide for the sale by the Company of shares of common stock at a price to be determined by the Board of Directors, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company after the six month period, but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

         Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

ITEM 12.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of January 2, 1998 with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of the Company as a group, and to the persons known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.



                                                        Number of Shares            Percent of Company's
Name of Shareholder                                     Presently Owned(1)          Outstanding Stock
-------------------                                     ------------------          -----------------

Karl W. Dieckmann(2)                                    310,743                     1.6%
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

George J. Eklund(3)                                     379,545                     2.0%
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

Senator John H. Ewing(4)                                120,625                     *
76 Claremont Road
Barnardsville, NJ 07924

William J. Marino(5)                                     88,617                     *
c/o Blue Cross/Blue Shield
      of New Jersey
3 Penn Plaza East
Newark, NJ 07105

Donald W. Kappauf(6)                                    526,248                     2.75%
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873


Donald T. Kelly(7)                                      18,850                      *
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

All officers and directors as a group                1,444,628                      7.55%
(6) persons (2,3,4,5,6,7)

*        Less than 1 percent.

(1) Ownership consists of sole voting and investment power except as otherwise noted.

(2) Includes options to purchase 10,000 shares of the Company's common stock, and warrants to purchase 10,000 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(3) Includes options to purchase 300,000 shares of the Company's common stock, and excludes unvested options to purchase 200,000 shares of common stock.

(4) Includes options to purchase 35,000 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(5) Includes options to purchase 10,000 shares of the Company's common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(6) Includes options to purchase 150,000 shares of the Company's common stock, and excludes unvested options to purchase 150,000 shares of common stock.

(7) Includes options to purchase 10,000 shares of common stock, and excludes unvested options to purchase 70,000 shares of common stock.



ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For information concerning employment agreements with and compensation of the Corporation's executive officers and directors, see "Executive Compensation".

ITEM 14.        EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)      1. Financial Statements

         The financial statements and schedules of the Company are included in
Part II, Item 8 of this report and appear as pages F-1 through F-18 and includes page S-1.

         2. All other schedules have been omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the Consolidated Financial Statements or the notes thereto.


         3. Exhibit List

         The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

EXHIBIT

EXHIBIT NO.                DESCRIPTION

3.1      --       Amended and Restated Certificate of Incorporation of Registrant (Exhibit A to
                  Definitive Proxy Material dated July 20, 1990)

3 (c)    --       By-Laws of Registrant (Exhibit 10.1 to Form 8-K dated March 2l, 1990)

10.6.1  *--       Lease dated May 30, 1997 for office space at 300 Atrium, Somerset, New
                  Jersey

10.15.1   -       Employment agreement between George J. Eklund and the Company dated March 12, 1996

10.15.2 *--       Amended employment agreement between George J. Eklund and the Company dated December 16, 1997

10.16.1 *--       Seventh Amended Loan Agreement between Registrant and Summit Bank and sixth amended Promissory
                  Note

21.0  --          Subsidiaries (Exhibit 21 to Form 10-K for fiscal 1996)

23.1 *-- Consent of Arthur Andersen LLP to the incorporation of its report on the Company's financial statements for the fiscal year ended 1997 into the Company's registration Statement on form S-3 file number 33-85526.

23.2 *-- Consent of Arthur Andersen LLP to the incorporation of its report on the Company's financial statements for the fiscal year ended 1997 into the Company's registration Statement on form S-3 file number 33-70928.

23.3 *-- Consent of Arthur Andersen LLP to the incorporation of its report on the Company's financial statements for the fiscal year ended 1997 into the Company's registration Statement on form S-3 file number 33-91700.

23.4 *-- Consent of Arthur Andersen LLP to the incorporation of its report on the Company's financial statements for the fiscal year ended 1997 into the Company's registration Statement on form S-3 file number 33-09313.

27.  *--          Financial Data Schedule.


(b)   Reports on Form 8-K. No 8-K reports were filed in the last fiscal quarter.

(c)   See Item (a)(3) above.

(d)   See Schedule II annexed hereto and appearing at page S-1.

                                                     SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DIGITAL SOLUTIONS, INC.

                              /s/Donald W. Kappauf
                              -------------------------------------

                              Donald W. Kappauf
                              President and Chief Executive Officer

Dated: January 13, 1998

      Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/George J. Eklund                  Director                   January 13, 1998
----------------------------
George J. Eklund

/s/Karl W. Dieckmann                 Chairman of the Board      January 13, 1998
----------------------------
Karl W. Dieckmann

/s/John H. Ewing                     Director                   January 13, 1998
----------------------------
Senator John H. Ewing

/s/William J. Marino                 Director                   January 13, 1998
----------------------------
William J. Marino

/s/Donald W. Kappauf                 President & Chief          January 13, 1998
----------------------------           Executive Officer
Donald W. Kappauf

/s/Donald T. Kelly                   Chief Financial Officer    January 13, 1998
----------------------------           & Corporate Secretary
Donald T. Kelly

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS



                                                                                                         Page
                                                                                                         ----

Report Of Independent Public Accountants                                                                  F-2

Consolidated Balance Sheets As Of September 30, 1997 And 1996                                             F-3

Consolidated Statements Of Operations For The Years Ended
   September 30, 1997, 1996 And 1995                                                                      F-5

Consolidated Statements Of Shareholders' Equity For The Years Ended
   September 30, 1997, 1996 And 1995                                                                      F-6

Consolidated Statements Of Cash Flows For The Years Ended
   September 30, 1997, 1996 And 1995                                                                      F-7

Notes To Consolidated Financial Statements                                                                F-9

Schedule I -- Valuation And Qualifying Accounts For The Years Ended
   September 30, 1997, 1996 and 1995                                                                      S-1

Schedules other than those listed above have been omitted as they are either not required or because the related information has been included in the notes to consolidated financial statements

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of

        Digital Solutions, Inc.:


We have audited the accompanying consolidated balance sheets of Digital Solutions, Inc. and subsidiaries (the "Company") as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Solutions, Inc. and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index to the financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and regulations and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



                                        ARTHUR ANDERSEN LLP


Roseland, New Jersey
December 23, 1997

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES


          CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 1997 AND 1996





                                       ASSETS                                                1997                   1996
                                       ------                                                ----                   ----
CURRENT ASSETS:
   Cash                                                                                       $841,000                   $0
   Restricted cash (Note 8)                                                                    738,000            1,155,000
   Accounts receivable, net of allowance for doubtful accounts of $862,000 at September 30, 1997 and $339,000
     at September 30, 1996                                                                   5,820,000            6,338,000
   Notes due from officers                                                                           0              136,000
   Other current assets                                                                        402,000              189,000
                                                                                       -----------------    ----------------

                Total current assets                                                         7,801,000            7,818,000
                                                                                       -----------------    ----------------

EQUIPMENT AND IMPROVEMENTS:
   Equipment                                                                                 3,170,000            2,883,000
   Leasehold improvements                                                                       47,000              180,000
                                                                                       -----------------    ----------------

                                                                                             3,217,000            3,063,000

   Less - accumulated depreciation and amortization                                          2,310,000            2,226,000
                                                                                       -----------------    ----------------

                                                                                               907,000              837,000

DEFERRED TAX ASSET (Note 4)                                                                    760,000              760,000

GOODWILL, net of accumulated amortization of $835,000 in 1997
   and $713,000 in 1996 (Notes 2 and 3)                                                      4,344,000            4,780,000

OTHER ASSETS                                                                                   351,000              605,000
                                                                                       -----------------    ----------------

                                                                                           $14,163,000          $14,800,000
                                                                                       =================    ================



                   The accompanying notes to the consolidated
                  financial statements are an integral part of
                       these consolidated balance sheets.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES


          CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 1997 AND 1996




                        LIABILITIES AND SHAREHOLDERS' EQUITY                                 1997                1996
                        ------------------------------------                                 ----                ----

CURRENT LIABILITIES:
   Short-term borrowings (Notes 5 and 8)                                                   $2,697,000           $2,907,000
   Current portion of long-term debt (Note 7)                                                 113,000               88,000
   Accounts payable                                                                         2,254,000            1,620,000
   Accrued expenses and other current liabilities (Note 6)                                  4,138,000            2,917,000
                                                                                       -----------------    ----------------

                Total current liabilities                                                   9,202,000            7,532,000

LONG-TERM DEBT, net of current portion (Note 7)                                                89,000              100,000

                                                                                       -----------------    ----------------

                Total liabilities                                                           9,291,000            7,632,000
                                                                                       -----------------    ----------------

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' EQUITY (Notes 8 and 9):


   Common stock, $.001 par value; authorized 40,000,000 shares; issued and
     outstanding 19,141,760 in 1997 and 18,786,609 in 1996                                     19,000               19,000
   Additional paid-in capital                                                              13,393,000           12,857,000
   Accumulated deficit                                                                     (8,540,000)          (5,708,000)
                                                                                       -----------------    ----------------

                                                                                            4,872,000            7,168,000
                                                                                       -----------------    ----------------

                                                                                          $14,163,000          $14,800,000
                                                                                       =================    ================





                   The accompanying notes to the consolidated
                  financial statements are an integral part of
                       these consolidated balance sheets.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS






                                                                              For the Years Ended September 30
                                                                 -----------------------------------------------------------
                                                                       1997                 1996                 1995
                                                                 -----------------    -----------------    -----------------

OPERATING REVENUES                                                   $122,695,000         $100,927,000         $73,821,000

DIRECT OPERATING COSTS                                                113,894,000           92,490,000          68,530,000
                                                                 -----------------    -----------------    -----------------

                Gross profit                                            8,801,000            8,437,000           5,291,000

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES (Note 8)                                                   10,306,000            7,972,000           6,702,000

DEPRECIATION AND AMORTIZATION                                           1,010,000              829,000             845,000
                                                                 -----------------    -----------------    -----------------

                Loss from operations                                   (2,515,000)            (364,000)         (2,256,000)
                                                                 -----------------    -----------------    -----------------

OTHER CREDITS (CHARGES):
   Interest income                                                         60,000              173,000             124,000
   Interest expense (Notes 5 and 7)                                      (377,000)            (422,000)           (935,000)
   Other income (expense)                                                       0               50,000            (386,000)
                                                                 -----------------    -----------------    -----------------

                                                                         (317,000)            (199,000)         (1,197,000)
                                                                 -----------------    -----------------    -----------------

                Loss before income taxes                               (2,832,000)            (563,000)         (3,453,000)

INCOME TAX (EXPENSE) BENEFIT (Note 4)                                           0              (34,000)            137,000
                                                                 -----------------    -----------------    -----------------

                Net loss                                              ($2,832,000)           ($597,000)        ($3,316,000)
                                                                 =================    =================    =================

NET LOSS PER COMMON SHARE                                                 ($0.15)              ($0.04)             ($0.24)
                                                                 =================    =================    =================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                           19,070,349           16,840,371          13,595,382
                                                                 =================    =================    =================




           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995



                                                                Common Stock                    Additional
                                                       Shares Issued                             Paid-In
                                                         (Retired)            Amount             Capital            Deficit
                                                      -----------------  -----------------   -----------------  -----------------
BALANCE, September 30, 1994                                12,125,753            $ 12,000       $   6,492,000      $  (1,795,000)

  Exercise of stock options                                 1,605,426               2,000             853,000
  Exercise of stock warrants                                  206,500                   -             110,000
  Retirement of common stock in connection with
      exercise of stock options and warrants                 (249,255)                  -                   -
  Common stock issued in connection with the
      acquisition of Staff Rx                                 360,000                   -             743,000
  Expenses related to private placement of
      common stock                                                   -                  -            (164,000)
  Common stock issued in connection with the
      acquisition of Turnkey Services, Inc.                     68,205                  -             166,000
  Common stock retired related to the
      acquisition of The Alternative Source,
      Inc., Ram Technical Corp. and MLB
      Medical Staffing, Inc.                                  (112,714)                 -            (254,000)
  Net loss                                                           -                  -                   -         (3,316,000)
                                                      -----------------  -----------------   -----------------  -----------------

BALANCE, September 30, 1995                                 14,003,915             14,000           7,946,000         (5,111,000)

  Common stock issued in connection with
      private placements, net of expenses                    2,304,200              2,000           4,526,000                   -
  Common stock received and retired in
      satisfaction of officer loans                           (107,130)                 -            (679,000)                  -
  Common stock issued                                          525,000              1,000             228,000                   -
  Exercise of stock options                                    794,157              1,000              48,000                   -
  Exercise of stock warrants                                 1,209,799              1,000             703,000                   -
  Stock issued for services rendered                            56,668                  -              85,000                   -
  Net loss                                                           -                  -                   -           (597,000)
                                                      -----------------  -----------------   -----------------  -----------------

BALANCE, September 30, 1996                                 18,786,609             19,000          12,857,000         (5,708,000)

  Exercise of stock options                                    204,471                  -              53,000
  Exercise of stock warrants                                   117,347                  -             181,000
  Stock issued for employee bonus                               33,333                  -             100,000
  Proceeds related to LNB settlement,
      net of expenses                                                -                  -             202,000
  Net loss                                                           -                  -                   -         (2,832,000)
                                                      -----------------  -----------------   -----------------  -----------------

BALANCE, September 30, 1997                                 19,141,760            $19,000        $ 13,393,000      $  (8,540,000)
                                                      =================  =================   =================  =================


                     The accompanying notes to consolidated
  financial statements are an integral part of these consolidated statements.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                               For the Years Ended September 30
                                                                   ---------------------------------------------------------
                                                                         1997                1996                1995
                                                                   -----------------    ----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                            ($2,832,000)           ($597,000)        ($3,316,000)
   Adjustments to reconcile net loss to net
     cash used in operating activities-
     Deferred income taxes                                                       0                    0            (160,000)
     Depreciation and amortization                                       1,010,000              829,000             845,000
     Provision for doubtful accounts                                     1,120,000              462,000             153,000
       Amortization of rent deferral                                             0                    0              28,000
     Stock issued employee bonus                                           100,000               85,000                   0
   Changes in operating assets and liabilities-
     Increase in accounts receivable                                      (602,000)          (1,871,000)         (2,490,000)
     Decrease (increase) in other assets                                  (106,000)             239,000            (909,000)
     Increase (decrease) in accounts payable, accrued
       expenses and other current liabilities                            1,855,000             (278,000)          2,806,000
     Decrease in other liabilities                                               0              (75,000)            (55,000)
     Decrease (increase) in restricted cash                                417,000           (1,155,000)                  0
                                                                   -----------------    ----------------    ----------------
                Net cash provided by (used in)
                   operating activities                                    962,000           (2,361,000)         (3,098,000)
                                                                   -----------------    ----------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment and improvements                                (361,000)            (187,000)           (355,000)
   Acquisitions of businesses, net of cash acquired                              0                    0          (1,351,000)
                                                                   -----------------    ----------------    ----------------

                Net cash used in investing activities                     (361,000)            (187,000)         (1,706,000)
                                                                   -----------------    ----------------    ----------------



           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.



                                                                                For the Years Ended September 30
                                                                    ----------------------------------------------------------
                                                                          1997                1996                 1995
                                                                    -----------------    ----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   (Repayments) proceeds from borrowings on
     revolving line of credit                                             ($210,000)           ($225,000)         $2,122,000
   Principal payments on long-term debt                                           0             (941,000)           (443,000)
   (Principal payments) proceeds on
     subordinated bridge loan                                                     0           (1,887,000)          1,887,000
   Proceeds from other borrowings, net of repayments                         14,000               71,000             837,000
   Net proceeds from issuance of common stock,
     net of expenses                                                              0            4,528,000             245,000
   Net proceeds from the exercise of stock options
     and warrants                                                           234,000              753,000                   0
   Net proceeds from common stock issued                                          0              229,000                   0
   Proceeds from LNB settlement, net of expenses                            202,000                    0                   0
   Other                                                                          0                    0              (2,000)
                                                                    -----------------    ----------------    -----------------

                Net cash provided by financing activities                   240,000            2,528,000           4,646,000
                                                                    -----------------    ----------------    -----------------

                Net increase (decrease) in cash                             841,000              (20,000)           (158,000)

CASH AT BEGINNING OF PERIOD                                                       0               20,000             178,000
                                                                    -----------------    ----------------    -----------------

CASH  AT END OF PERIOD                                                     $841,000                   $0             $20,000
                                                                    =================    ================    =================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
     Cash paid during the period for-
       Interest                                                            $363,000             $412,000            $705,000
                                                                    =================    ================    =================

SUPPLEMENTAL DISCLOSURES OF NONCASH
   TRANSACTIONS:
     Value of common stock issued in a business
       acquisition                                                               $0                   $0            $909,000
                                                                    =================    ================    =================
     Value of common stock retired in satisfaction of
       shareholder loans                                                         $0             $679,000                  $0
                                                                    =================    ================    =================




           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)  ORGANIZATION AND BUSINESS:

       Digital Solutions, Inc. (the Company) was incorporated under the laws of the State of New Jersey on November 25, 1969. The Company, with its subsidiaries, provides a broad spectrum of human resource services including professional employer services, payroll processing, human resource administration and placement of temporary and permanent employees.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Basis of Presentation-

       The accompanying consolidated financial statements include those of DSI, a New Jersey Corporation and its wholly-owned subsidiaries; DSI Contract Staffing, DSI Staff ConnXions-Northeast, DSI Staff ConnXions Southwest, and DSI Staff Rx, Inc. The results of operations of acquired companies (see Note 3) have been included in the consolidated financial statements from the date of acquisition. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

       As more fully explained in Note 5, the Company has recently extended its line of credit and is currently in discussion with several financial institutions to receive additional financing for its capital needs. In addition, management has instituted several cost reduction programs in an effort to address its recurring operating losses. These management initiatives have resulted in return to profitability of the Company in the 4th quarter of fiscal 1997. Based upon the actions instituted and forecast operating cash flows, management of the Company believes it can sustain operations for at least twelve months from September 30, 1997.

       Use of Estimates-

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Revenue Policy-

       The Company recognizes revenue in connection with its professional employer organization program (PEO) and its temporary placement service program when the services have been provided. Revenues represent the Company's billings to customers, with the corresponding cost of providing those services reflected as direct operating expenses. Payroll services, commissions and other fees for administrative services are recognized as revenue as the related service is provided.

       Equipment and Improvements-

       Equipment and improvements are stated at cost. Depreciation and amortization are provided using straight-line and accelerated methods over the estimated useful asset lives (3 to 5 years) and the shorter of the lease term or estimated useful life for leasehold improvements.

       Goodwill-

       Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at the acquisition date and is being amortized on a straight line basis over 20 years for substantially all of the Company's acquisitions (see Note 3). Goodwill amortization expense charged to operations was approximately $434,000 for 1997, $415,000 for 1996 and $327,000 for 1995. Amortization expense for 1997 and 1996 includes a provision for goodwill impairment as described below.

       During 1995, the Company adopted the provisions of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121"). SFAS 121 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of certain of the acquisitions described in Note 3 experiencing operating cash flow losses, the Company, utilizing the present value of estimated future cash flows from these operations discounted at a rate of return (15%), determined that some impairment had occurred in certain of these acquisitions. As a result, the Company charged approximately $195,000 and $180,000 of additional amortization to depreciation and amortization for the year ended September 30, 1996 and 1995, respectively.

       In 1997, the Company decided not to remain in the insurance business and elected to write off $261,000 in intangible assets of Digital Insurance, Inc.

       Insurance Programs-

       The Company previously maintained a large deductible workers' compensation insurance program which was replaced on April 1, 1997 with a new program. Under the old program the Company still maintains a reserve for claims that are outstanding as of the balance sheet date. However the new program requires the funding of anticipated loss reserves on a current basis. To be conservative the Company expenses the maximum loss it can be held accountable for under this program which is greater than the current funding requirement.

       Net Loss Per Common Share-

       Net loss per common share is based upon the weighted average number of shares outstanding. Outstanding stock options and warrants have not been considered in the computations of net loss per common share in 1997, 1996 and 1995 since their effect was antidilutive. In March, 1997 the Financial Accounting Standards Board issued Statement on Financial Accounting Standards Number 128, (Earnings Per Share) [(SFAS No. 128)]. SFAS No. 128 is effective for fiscal years ending after December 15, 1997, and when adopted, it will require restatement of prior year earnings per share. If the Company had adopted SFAS No. 128 for the year ended September, 1997 there would have been no effect on earnings per share.

       Statement of Cash Flows-

       For purposes of the statements of cash flows, the Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(3)  ACQUISITIONS:

       The following acquisitions have been accounted for under the purchase method of accounting. Accordingly, the results of operations of these entities have been included in the consolidated financial statements of the Company since the date of acquisition.

       Turnkey Services, Inc.-

       In May 1995, the Company, through its subsidiary, DSI Staff ConnXions-Southwest, purchased certain assets of a PEO company located in El Paso, Texas, Turnkey Services, Inc. The assets acquired included the customer lists and all owned and leased assets utilized by Turnkey in its business operations, subject to interest of equipment lessors. In consideration for the assets, the Company paid to Turnkey $784,000 in cash and a note payable and issued common stock in the amount of $166,000. In addition, the Company incurred approximately $200,000 in transaction costs and recorded goodwill of approximately $989,000 associated with this acquisition.

       If this acquisition had been included in the consolidated financial statements for the entire year ended September 30, 1995, the effect would not have been significant.

       Staff Rx, Inc.-

       In November 1994, the Company acquired certain assets of several affiliated contract staffing firms through the Company's wholly-owned subsidiary DSI-Staff Rx, Inc. in exchange for $200,000 in cash and a promissory note for $1,300,000. In addition, the Company incurred approximately $266,000 in transaction costs and recorded goodwill of approximately $1,766,000, associated with this acquisition.

       In March 1995, the Company issued 360,000 shares of its common stock, valued at $743,000, to satisfy part of the aforementioned promissory note. The balance was paid in cash.

       If this acquisition had been included in the consolidated financial statements for the entire year ended September 30, 1995, the effect would not have been significant.

(4)  INCOME TAXES:

       At September 30, 1997, the Company had available operating loss carryforwards of approximately $6,945,000 to reduce future periods' taxable income. The carryforwards expire in various years beginning in 2004 and extending through 2012.

       The Company has recorded a $760,000 deferred tax asset at September 30, 1997 and 1996. This represents management's estimate of the income tax benefits to be realized upon utilization of a portion of its net operating losses for which management believes utilization to be more likely than not. In order for the Company to realize a $760,000 tax benefit, the Company would have to generate approximately $2,000,000 in future taxable income. Management believes the Company's operations can generate sufficient taxable income to realize this tax asset as a result of recent business developments, its ability to meet its operating plan as well as the resolution of significant past problems which had adversely affected the Company in prior years.

       The income tax benefit reflected in the consolidated statement of operations for 1995 represents a portion of the recorded deferred tax asset described above.

       An analysis of the Company's deferred income tax asset is as follows-

                                                                                      1997                 1996
                                                                           -------------------- --------------------
           Net operating loss carryforwards                                     $2,500,000           $1,985,000
           Accrued workers' compensation                                           476,000              278,000
           Allowance for doubtful accounts                                         310,000              122,000
           Other items, net                                                        154,000                    0
                                                                           -------------------- --------------------



                Gross deferred income tax asset                                  3,440,000            2,335,000
           Valuation allowance                                                  (2,680,000)          (1,575,000)
                                                                           -------------------- --------------------

                             Deferred income tax asset                            $760,000             $760,000
                                                                           ==================== ====================


(5)  SHORT-TERM BORROWINGS:

       In February 1995, the Company entered into a one year revolving credit line facility (the "Line") with a bank which was subsequently extended and amended on seven occasions. Each loan extension has been for limited periods of time. The fifth amendment executed as of December 31, 1996, restricted the Company from borrowing any additional funds available on the Line and required weekly principal payments of $10,000, effective February 24, 1997. Effective October 31, 1997, the Company entered into the seventh amendment to the loan agreement. Under the terms of this agreement, which expires October 31, 1998, the Company was required to grant to the bank 500,000 warrants to purchase the Company's common stock. The warrants will vest in amounts of 200,000 and 300,000 as of April 30, 1998 and October 31, 1998, respectively, if the obligations under the loan agreement are not paid in full by these dates. The warrants have an exercise price of $2.4375 per share which was the fair market value of the stock at the date of the agreement. The Company is obligated to make monthly payments of interest on the outstanding amounts at the bank's floating base rate plus three percent (11.5% at September 30, 1997). The Line is collateralized by all of the Company's assets. On December 1, 1997, as a requirement of the Line, the Company raised $250,000. These funds were an equity investment provided by its directors, a former director and executive officers and will be available for general corporate purposes.

       To address the capital needs of the Company, management is presently in discussions with several financial institutions. There can be no assurance that the Company will be successful in its efforts to raise additional funds.

       During 1995, the Company issued approximately $1,975,000 of Subordinated Bridge Notes to various investors. The notes bore interest at a rate of 12% per annum (which was increased to 16% in November, 1995 in consideration for extending the maturity date) and were repaid in full in 1996. In connection with the issuance of these notes, the Company also granted these investors warrants to purchase the Company's common stock (see Note 9).

       Other information with respect to short term borrowings for 1997 and 1996 is as follows-


                                                                                   1997                1996
                                                                             -----------------    ----------------
         Balance at end of period                                                 $2,697,000           $2,907,000
         Maximum amount outstanding during period                                  3,017,000            5,019,000
         Weighted average balance outstanding during the
           period                                                                  2,916,000            3,382,000
         Weighted average interest rate during the period                           11.16%               12.31%

(6)  ACCRUED EXPENSES AND
     OTHER CURRENT LIABILITIES:

       Accrued expenses and other current liabilities at September 30, 1997 and 1996 consist of the following-

                                                                                    1997               1996
                                                                               ---------------    ---------------
         Payroll and payroll taxes                                                $2,271,000         $1,888,000
         Worker's compensation insurance reserves                                  1,321,000            631,000
         Legal                                                                       134,000            100,000
         Other                                                                       412,000            298,000
                                                                               ---------------    ---------------

                                                                                  $4,138,000         $2,917,000
                                                                               ===============    ===============

(7)  LONG-TERM DEBT:

       Long-term debt at September 30, 1997 and 1996 consists of the following-

                                                                                       1997             1996
                                                                                   -------------    -------------


         Leases                                                                       $202,000         $188,000

         Less- Current portion                                                        (113,000)         (88,000)
                                                                                   -------------    -------------

                                                                                       $89,000         $100,000
                                                                                   =============    =============

       Maturities of long-term debt as of September 30, 1997 are as follows-


                     Year Ending
                    September 30
                  ------------------
                        1998                                                                 $113,000
                        1999                                                                   48,000
                        2000                                                                   34,000
                        2001                                                                    7,000
                                                                                         ---------------

                                                                                             $202,000
                                                                                         ===============


(8)  COMMITMENTS AND CONTINGENCIES:

       Leases-

         In November 1991, the Company entered into a lease for its corporate headquarters facility. The lease term extended 69 months with fixed monthly payments of $18,000. The Company recognized rent expense of $253,000 under this lease in 1997, 1996 and 1995. Commencing September, 1997, the Company relocated its corporate headquarters to a new facility. The lease for this facility extends through September, 2007 and provides for minimum annual payments of $286,000. The old lease was a triple net lease resulting in actual total payments approximating the lease payments in the new building. Rent expense under all operating leases was $537,000 in 1997, $627,000 in 1996 and $384,000 in 1995.

       Minimum payments under noncancellable lease obligations at September 30, 1997 are as follows-


                     Year Ending
                    September 30
                  ------------------
                        1998                                                       $   567,000
                        1999                                                           572,000
                        2000                                                           434,000
                        2001                                                           353,000
                        2002                                                           308,000
                     Thereafter                                                      1,601,000
                                                                           -------------------

                                                                                   $ 3,835,000
                                                                           ===================

       Workers' Compensation Policy-

       In connection with the Company's former workers' compensation insurance policy which expired on April 1, 1997, the insurance company developed reserve factors on each claim that may or may not materialize after the claim is fully investigated. Generally Accepted Accounting Principles require that all incurred, but not paid claims, as well as an estimate for claims incurred, but not reported (IBNR), be accrued on the balance sheet as a current liability, although a portion of the claims may not be paid in the following 12 months. As of September 30, 1997 and September 30, 1996, this accrual amounted to $818,000 and $631,000, respectively. On April 1, 1997, the Company entered into a workers' compensation policy with a new carrier. Under the terms of the new workers' compensation insurance program the Company fully accrues the maximum loss on a monthly basis. During the twelve months ended September 30, 1997 and 1996, the Company recognized approximately $868,000 and $1,332,000, respectively, as its share of premiums collected from customers covered by these policies in excess of claims and fees paid. The decrease in reported workers' compensation profit is due to the revised methodology in evaluating the Company's exposure as reported in the Company's second fiscal quarter 10-Q and the new insurance program.

       The Company has outstanding letters of credit amounting to $1,193,000 as of September 30, 1997. The letters of credit are required to collateralize unpaid claims in connection with the Company's former workers' compensation insurance policy and can only be drawn upon by the beneficiary if the Company does not perform according to the terms of the related agreement. The Company has collateralized these letters of credit by maintaining compensating restricted cash balances of $738,000 and utilizing $455,000 of amounts available under its line of credit. The Company's current policy does not require a letter of credit because the Company funds the estimated loss reserves on a monthly basis.

       Legal Proceedings-

       In October 1995, the Company entered into a note and finance agreement with LNB Investment Corporation (LNB) providing for the loan to the Company of up to $3,000,000. The loan was for a term of 15 months and was to be secured by shares of the Company's common stock having a market value of no less than four times the outstanding balance of the loan. LNB agreed not to sell or otherwise liquidate the shares unless the Company were to default under the loan agreement and failed to cure such default after notice. A total of 7,500,000 shares to be pledged as collateral were registered under a registration statement filed under the Securities Act of 1933, as amended.

       The Company issued 1,783,334 shares in the name of LNB and delivered the shares to a depository to secure the first portion of the loan of $1,000,000. In January 1996, the Company determined that the shares pledged as collateral had been transferred and sold in violation of the loan and finance agreement. As a result, the financing agreement was terminated and never funded. Through the efforts of the Company, 1,258,334 of these shares were recovered and the Company received proceeds of $229,000 for a partial payment on the 525,000 shares not recovered.

         In March 1996, the Company commenced action against LNB, Donaldson, Lufkin & Jenrette Securities Corporation and other individuals to recover damages on account of the wrongful sale of the Company's common stock. On July 2, 1997, the Company settled the action. Without admitting or denying the allegations in the complaint, the defendants agreed to pay $676,000 of which $426,000 ($202,000, net of expenses) has been paid with the balance of $250,000 to be paid by LNB on or before August 4, 1997. The payment was not made by LNB as of December 16, 1997 and as a result, the Company has commenced collection proceedings. The subsequent payment is secured by a confession of judgment and a mortgage in the amount of $625,000. The payments under the settlement agreement are in addition to $229,000 previously received from LNB bringing the total recovered to approximately $905,000, assuming LNB complies with the terms of the settlement and remits the last payment of $250,000. The agreement also provides that upon payment of all sums due under the settlement agreement, LNB shall be deemed to have made full restitution to the Company for the claims alleged in the action.

         At September 30, 1997 the Company is involved in various other legal proceedings incurred in the normal course of business. In the opinion of management and its counsel, none of these proceedings would have a material effect, if adversely decided, on the consolidated financial position or results of operations of the Company.

(9)    SHAREHOLDERS' EQUITY

         Private Placements-

         In November, 1995, the Company issued in a private placement 500 Shares of $.10 par value Series B Convertible Preferred Stock. Holders of the preferred stock were entitled to dividends of $60 per annum, payable semiannually and had the right to convert up to 50% of their shares at any time after 41 days from the date of issuance of the Series B Preferred Stock and 100% after 60 days after issuance into the Company's common stock at a conversion price equaled to 75% of the average closing price at the date of conversion. In January 1996, holders of the Company's preferred stock exercised their conversion privilege and received 421,792 shares of the Company's common stock. The Company realized net proceeds of $437,000 from the proceeds of this offering.

         Additionally, during 1996 the Company raised an additional $4,091,000, net of expenses through a private placement of 1,882,408 shares of its common stock. The proceeds from these offerings were used in part to pay down the balance on the Subordinated Bridge Notes, collateralize letters of credit issued to secure the Company's workers' compensation program (see Note 8) and for working capital needs.

         On December 1, 1997, as a requirement of the extension of its bank line of credit, the Company raised $250,000. These funds were an equity investment provided by its directors, a former director and executive officers and will be available for general corporate purposes.

       Stock Warrants -

       The following is a summary of the outstanding warrants to purchase the Company's common stock at September 30, 1997 as a result of various debt and equity offerings that have occurred since the Company's inception:

                                                                  Exercise Price Per        Number of Shares of
            Exercise Period From          Exercise Period            Common Share          Common Stock Reserved
                                                To
            ----------------------     ----------------------    ---------------------    -------------------------
            October 1991               October 2001                      0.75                     100,000
            June 1993                  June 1998                         0.75                      25,000
            August 1993                August 1998                       0.75                         300
            September 1993             September 1998                    1.06                      50,000
            January 1995               January 2000                      1.90                      64,350
            April 1995                 April 2000                        2.50                       5,000
            October 1995               October 2000                      2.25                      24,000
            December 1995              December 2000                     1.56                       5,000
            June 1996                  June 2001                         2.70                     112,979


                                                                                              -------------

                                                                                                  386,629
                                                                                              =============

       Stock Option Plans -

       In April 1990 the Company adopted three stock option plans, the 1990 Employees Stock Option Plan, the Non-Executive Director Stock Option Plan, and the Senior Management Incentive Plan (collectively the "1990 Plans"). The 1990 Plans will remain in effect until April 2000 or unless terminated sooner by the Board of Directors.

       The 1990 Employees Stock Option Plan (the "Employee Plan") provides for options to be granted to employees, including certain officers of the Company, for the purchase of up to 1,000,000 shares of common stock. Some of the options granted under the 1990 Plan are intended to qualify as incentive stock options under the Internal Revenue Code. The exercise price of incentive stock options granted may not be less than the fair market value of the shares on the date of grant, or in certain circumstances, an option price at least equal to 110% of the fair market value of the stock at the time the option is granted. Options granted under the plan may not be exercised more than ten years from the date of the grant (or in certain circumstances, five years from the date of grant).

       The Non-Executive Director Stock Option Plan (the "Director Plan"), provides for the issuance of options for the purchase of up to 500,000 shares of common stock. Eligible participants are directors of the Company who are also not employees of the Company and nonemployee directors of any advisory board established by the Company. Under the terms of the Director Plan, the exercise price of options granted will equal 100% of the fair market value of the common stock at the date the options are granted. Options will be granted to eligible participants as follows: 5,000 upon becoming nonexecutive directors and 5,000 each September 1, commencing September 1, 1990 provided such person had been eligible for the preceding 12 months. Directors of advisory boards will receive on each September 1 an option to purchase 10,000 shares of common stock, providing such director has served as a director of the advisory board for the previous 12 month period. The term of each option commences on the date it is granted and expires five years from grant date unless terminated sooner as provided in the Director Plan.

         The Senior Management Incentive Plan (the "Management Plan") provides for the issuance of stock, options and other stock rights to executive officers and other key employees who render significant services to the Company. Under the terms of the Management Plan, the exercise price of options granted will equal 100% of the fair market value of the common stock at the date the options are granted. A total of 5,000,000 shares of common stock have been reserved for issuance under the Management Plan. Awards made under the Management Plan are generally subject to three-year vesting periods (subject to the discretion of the Board of Directors), but may become exercisable in full upon certain "change of control" events as defined in the Management Plan.

         The following tables summarizes the activity in the Company's stock option plans for the year ended September 30, 1997 and 1996.

                                    Options                                                                      Options
                                  Outstanding                                                                  Outstanding
                                 September 30,                                                                September 30,
                Plan                  1996            Granted (1)         Canceled          Exercised              1997
         -------------------    -----------------    --------------    ---------------    ---------------    -----------------

         Employee Plan                 248,558             60,000           135,751              79,682              93,125
         Director Plan                  71,250             15,000            10,000                   0              76,250
         Management
           Plan                        977,540             30,000           207,751             124,789             675,000
                                -----------------    --------------    ---------------    ---------------    -----------------

                                     1,297,348            105,000           353,502             204,471             844,375
                                =================    ==============    ===============    ===============    =================

         (1) Options granted during 1997 have a weighted average exercise price and weighted average fair value of $1.875 and $1.12, respectively.

                                    Options                                                                      Options
                                  Outstanding                                                                  Outstanding
                                 September 30,                                                                September 30,
                Plan                  1995            Granted(2)          Canceled          Exercised              1996
         -------------------    -----------------    --------------    ---------------    ---------------    -----------------

         Employee Plan                 186,964            131,500             6,655              63,251             248,558
         Director Plan                  70,000             31,250                 0              30,000              71,250
         Management
           Plan                      1,451,500            350,000           123,054             700,906             977,540
                                -----------------    --------------    ---------------    ---------------    -----------------

                                     1,708,464            512,750           129,709             794,157           1,297,348
                                =================    ==============    ===============    ===============    =================

         (2) Options granted during 1996 have a weighted average exercise price and weighted average fair value of $4.63 and $2.40, respectively.

         During 1997, certain individuals exercised options by delivering to the Company shares previously purchased in consideration for the option price. The amounts reflected in additional paid in capital are net of the fair market value of the shares redeemed by the Company.

         Options outstanding as of September 30, 1997 become exercisable as follows-

                                Exercise
               Plan              Price            Total            1997             1998           1999          Thereafter
         -----------------    -------------    -------------   --------------    -----------    ------------   ---------------

         Employee                 $0.75-            93,125           41,178          24,614         15,833           11,500
           Plan                   $6.50

         Director                 $0.81-            76,250           61,250          15,000              0              0
           Plan                   $4.4375

         Management                $.875-          675,000          438,999         124,000        112,001              0
           Plan                   $5.8125
                                               -------------   --------------    -----------    ------------   ---------------

                                                   844,375          541,427         163,614        127,834         11,500
                                               =============   ==============    ===========    ============   ===============

         In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), which was effective October 1, 1996, the fair value of option grants is estimated on the date of grant using the Black-Scholes option-pricing model for proforma footnote purposes with the following assumptions used for options granted subsequent to October 1, 1996; dividend yield of 0%, risk-free interest rate of 6.31% and 6.64% in 1997 and 1996, and expected option life of 4 years. Expected volatility was assumed to be 73.5% and 78% in 1997 and 1996, respectively.

         As permitted by FAS 123, the Company has chosen to continue to account for its employee stock-based compensation at their intrinsic value in accordance with Accounting Principle Board Opinion No. 25. Accordingly no compensation expense has been recognized for its stock option compensation plans. Had the fair value method of accounting been applied to the company's stock option plans, the tax-effected impact would be as follows:

                                                                                        ------------------ -------------------
             (Thousands of dollars except per share amounts)                                       1997               1996
                                                                                        ------------------ -------------------
             Net loss as reported                                                                $2,832               $597
             Estimated fair value of the year's option grants, net of tax
                                                                                                     76                788
                                                                                        ------------------ -------------------
             Net loss adjusted
                                                                                                 $2,908             $1,385
                                                                                        ------------------ -------------------



             Adjusted net loss per share
                                                                                                 $.15               $.08
                                                                                        ================== ===================

                                                                      SCHEDULE I


                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES


                        VALUATION AND QUALIFYING ACCOUNTS


              FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995





                                                     (c) Additions           (d)
                                   (b) Balance         Charged to       Deductions -
                                   at Beginning        Costs and             Net            (e) Other         (f) Balance
       (a) Description               of Year            Expenses         Write-Offs         Adjustment       at End of Year
------------------------------    ---------------    ---------------    --------------    ---------------    ---------------

Allowance for doubtful
accounts, year ended-

     September 30, 1997              $339,000          $1,120,000          ($597,000)               $0            $862,000
                                   =============     ==============     ==============    ===============     =============

     September 30, 1996              $150,000            $462,000          ($273,000)               $0            $339,000
                                   =============     ==============     ==============    ===============     =============

     September 30, 1995               $99,000            $153,000          ($102,000)               $0            $150,000
                                   =============     ==============     ==============    ===============     =============

                                      S-20

                                                                       EXHIBIT C

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 10-Q

  /X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended  June 30, 1998

                                       OR

  / / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

                           Commission File No. 0-18492

                             DIGITAL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

       New Jersey                                         22-1899798
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)

300 Atrium Drive, Somerset, NJ                              08873
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (732) 748-1700

         Former name, former address and former fiscal year, if changed since last report.

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes  X        No
                                  ---          ---

19,298,010 shares of Common Stock, par value $.001 per share, were outstanding as of July 24, 1998.


                                    1 of 16

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                                    FORM 10-Q

                                  June 30, 1998


                                Table of Contents

                                                                        Page No.
                                                                        --------
Part I - Financial Information

Item 1.           Consolidated Balance Sheets as of
                  June 30, 1998 (Unaudited) and
                  September 30, 1997                                        3

                  Consolidated Statements of
                  Income for the three months ended
                  June 30, 1998 and 1997 (Unaudited)                        5

                  Consolidated Statements of
                  Income for the nine months ended
                  June 30, 1998 and 1997 (Unaudited)                        6

                  Consolidated Statements of Cash Flows for the
                  nine months ended June 30, 1998 and 1997
                  (Unaudited)                                               7

                  Notes to Consolidated Financial Statements
                  (Unaudited)                                               8

Item 2.           Management's discussion and analysis of
                  financial condition and results of operations             11


Part II - Other Information

Item 1.           Legal Proceedings                                         15

Item 5.           Other Information                                         15

Item 6.           Exhibits and Reports on Form 8-K                          15

Signatures                                                                  16


                                    2 of 16

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                        JUNE 30,     SEPTEMBER 30,
                                                          1998           1997
                                                      -----------    -------------
                                                      (unaudited)
ASSETS

CURRENT ASSETS

         Cash                                         $ 1,806,000    $   841,000
         Restricted Cash                                  738,000        738,000
         Accounts receivable, net of allowance          4,924,000      5,820,000
         Other current assets                             901,000        402,000
                                                      -----------    -----------
              Total current assets                      8,369,000      7,801,000

EQUIPMENT AND IMPROVEMENTS

         Equipment                                      3,254,000      3,170,000
         Leasehold improvements                            47,000         47,000
                                                      -----------    -----------
                                                        3,301,000      3,217,000

         Accumulated depreciation and amortization      2,535,000      2,310,000
                                                      -----------    -----------
                                                          766,000        907,000

DEFERRED TAX ASSET                                      1,916,000        760,000

GOODWILL, net of amortization                           4,158,000      4,344,000

OTHER ASSETS                                              575,000        351,000
                                                      -----------    -----------

         TOTAL ASSETS                                 $15,784,000    $14,163,000
                                                      ===========    ===========


 The accompanying notes to the consolidated financial statements are an integral part of these consolidated balance sheets.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                           JUNE 30,       SEPTEMBER 30,
                                                                             1998              1997
                                                                         ------------     -------------
                                                                         (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
         Short-term borrowings                                           $         --     $  2,697,000
         Current portion of long-term debt                                    541,000          113,000
         Accounts payable                                                   1,680,000        2,254,000
         Accrued expenses and other current liabilities                     2,849,000        4,138,000
                                                                         ------------     ------------
              Total current liabilities                                     5,070,000        9,202,000

LONG-TERM DEBT                                                              3,096,000           89,000
                                                                         ------------     ------------
              Total Liabilities                                             8,166,000        9,291,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
         Common Stock, $.001 par value; authorized 40,000,000 shares;
              issued and outstanding 19,298,010 and 19,141,760 at
              June 30, 1998 and September 30, 1997, respectively               19,000           19,000
         Additional paid-in capital                                        13,643,000       13,393,000
         Accumulated deficit                                               (6,044,000)      (8,540,000)
                                                                         ------------     ------------
              Total shareholders' equity                                    7,618,000        4,872,000
                                                                         ------------     ------------

         TOTAL LIABILITIES AND EQUITY                                    $ 15,784,000     $ 14,163,000
                                                                         ============     ============


 The accompanying notes to the consolidated financial statements are an integral part of these consolidated balance sheets.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                    FOR THE THREE MONTHS ENDED
                                                            JUNE 30,
                                                  -----------------------------
                                                      1998             1997
                                                  ------------     ------------
REVENUES                                          $ 35,885,000     $ 31,185,000

DIRECT EXPENSES                                     33,182,000       28,908,000
                                                  ------------     ------------

         Gross profit                                2,703,000        2,277,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         2,059,000        2,034,000

DEPRECIATION AND AMORTIZATION                          163,000          213,000
                                                  ------------     ------------

         Income from operations                        481,000           30,000
                                                  ------------     ------------

OTHER INCOME (EXPENSE)
         Interest and other income                      14,000            1,000
         Interest expense                             (173,000)         (88,000)
                                                  ------------     ------------
                                                      (159,000)         (87,000)
                                                  ------------     ------------

              Income (loss) before tax                 322,000          (57,000)

INCOME TAX BENEFIT                                   1,470,000               --
                                                  ------------     ------------

NET INCOME (LOSS)                                 $  1,792,000     $    (57,000)
                                                  ============     ============

BASIC EARNINGS (LOSS) PER COMMON SHARE            $       0.09     $      (0.00)
                                                  ============     ============

WEIGHTED AVERAGE SHARES OUTSTANDING                 19,298,010       19,103,854
                                                  ============     ============

DILUTED EARNINGS (LOSS) PER COMMON SHARE          $       0.09     $      (0.00)
                                                  ============     ============

DILUTED SHARES OUTSTANDING                          19,548,671       19,103,854
                                                  ============     ============


 The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                   FOR THE NINE MONTHS ENDED
                                                           JUNE 30,
                                                -------------------------------
                                                    1998               1997
                                                -------------     -------------
REVENUES                                        $ 102,122,000     $  92,295,000

DIRECT EXPENSES                                    94,588,000        85,911,000
                                                -------------     -------------

         Gross profit                               7,534,000         6,384,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        5,677,000         8,402,000

DEPRECIATION AND AMORTIZATION                         502,000           830,000
                                                -------------     -------------

         Income (loss) from operations              1,355,000        (2,848,000)
                                                -------------     -------------

OTHER INCOME (EXPENSE)
         Interest and other income                     37,000            34,000
         Interest expense                            (366,000)         (284,000)
                                                -------------     -------------
                                                     (329,000)         (250,000)
                                                -------------     -------------

              Income (loss) before tax              1,026,000        (3,098,000)

INCOME TAX BENEFIT                                  1,470,000                --
                                                -------------     -------------

NET INCOME (LOSS)                               $   2,496,000     $  (3,098,000)
                                                =============     =============

BASIC EARNINGS (LOSS) PER COMMON SHARE          $        0.13     $       (0.16)
                                                =============     =============

WEIGHTED AVERAGE SHARES OUTSTANDING                19,263,097        19,048,901
                                                =============     =============

DILUTED EARNINGS (LOSS) PER COMMON SHARE        $        0.13     $       (0.16)
                                                =============     =============

DILUTED SHARES OUTSTANDING                         19,504,058        19,048,901
                                                =============     =============


 The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

                    DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                      FOR THE NINE MONTHS
                                                                           JUNE 30,
                                                                  ---------------------------
                                                                      1998            1997
                                                                  -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                           $ 2,496,000     $(3,098,000)
      Adjustments to reconcile net income (loss) to net
         cash provided by operating activities:
         Depreciation and amortization                                502,000         830,000
         Provision for doubtful accounts                               69,000       1,085,000
         Deferred taxes                                            (1,470,000)             --
         Other non cash items                                              --       1,109,000

      Changes in operating assets and liabilities:
         Accounts receivable                                          827,000         403,000
         Other current assets                                        (499,000)       (293,000)
         Notes due from officers                                           --         136,000
         Accounts payable, accrued expenses and
           other current liabilities                               (1,865,000)        369,000
                                                                  -----------     -----------

                     Net cash provided by operating activities         60,000         541,000
                                                                  -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of equipment and improvements                          (84,000)       (163,000)
                                                                  -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from borrowings on line of credit                    3,600,000         410,000
      Repayments on long term debt                                    (42,000)             --
      Repayments on revolving line of credit                       (2,697,000)       (490,000)
      Payments under capital lease obligations                       (122,000)        (44,000)
      Proceeds from letter of credit termination                           --         417,000
      Proceeds from issuance of common stock and
           exercise of common stock options and warrants - net        250,000         208,000
                                                                  -----------     -----------

                     Net cash provided by financing activities        989,000         501,000
                                                                  -----------     -----------

      Net increase in cash                                            965,000         879,000

CASH AT BEGINNING OF PERIOD                                           841,000              --
                                                                  -----------     -----------

CASH AT END OF PERIOD                                             $ 1,806,000     $   879,000
                                                                  ===========     ===========



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid during the period for interest                    $   276,000     $   265,000
                                                                  ===========     ===========


 The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)


(1) ORGANIZATION AND BUSINESS

Digital Solutions, Inc. (the Company) was incorporated under the laws of the State of New Jersey on November 25, 1969. The Company, with its subsidiaries, provides a broad spectrum of human resource services including Professional Employer Organization (PEO) services, payroll processing, human resource administration and placement of temporary and permanent employees.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements included herein have been prepared by the registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the registrant believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's latest annual report on Form 10-K. This financial information reflects, in the opinion of management, all adjustments necessary to present fairly the results for the interim periods. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

The accompanying consolidated financial statements include those of DSI, a New Jersey Corporation and its wholly-owned subsidiaries; DSI Contract Staffing, DSI Staff ConnXions - Northeast, Inc., DSI Staff ConnXions - Southwest, Inc., and DSI Staff Rx, Inc. The results of operations of acquired companies have been included in the consolidated financial statements from the date of acquisition. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Earnings Per Common Share

In March 1997, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards Number 128, "Earnings Per Share" (FAS No. 128). FAS 128 requires the presentation of basic earnings per share and diluted earnings per share for all periods presented. "Basic earnings per share" represents net income divided by the


                                    8 of 16
weighted average shares outstanding. "Diluted earnings per share" represents net income divided by weighted average shares outstanding adjusted for the incremental dilution of outstanding and vested stock options and warrants.

A reconciliation of weighted average number of common shares outstanding to weighted average common shares outstanding assuming dilution is as follows:

                                             Three Months Ended June 30,       Nine Months Ended June 30,
                                             ---------------------------       --------------------------
                                                1998             1997             1998            1997
                                             ----------       ----------       ----------      ----------
Weighted average number of common shares     19,298,010       19,103,854       19,263,097      19,048,901

Dilutive share equivalents of outstanding
stock options                                   250,661               --          240,961              --
                                             ----------       ----------       ----------      ----------
Weighted average number of common shares
assuming dilution                            19,548,671       19,103,854       19,504,058      19,048,901
                                             ==========       ==========       ==========      ==========

Stock options and warrants outstanding at June 30, 1998 to purchase 686,479 shares of common stock were not included in the computation of earnings per share assuming dilution because the options were antidilutive.


(3)   INCOME TAXES

Income taxes for the quarter ended June 30, 1998 reflected a net tax benefit of $1,470,000 relating to a reduction in the Company's valuation allowance. As of September 30, 1997, the Company had established a deferred tax valuation allowance of $2,680,000. In view of the continued earnings improvement of the Company over the last four quarters and its current financial position and prospects, management has determined that it is more likely than not that the majority of such valuation allowance will be realized. As of June 30, 1998, the Company's valuation allowance approximated $680,000.


(4) COMMITMENTS AND CONTINGENCIES

In connection with the Company's former workers' compensation insurance policy which expired on April 1, 1997, the insurance company developed reserve factors on each claim that may or may not materialize after the claim is fully investigated. Generally Accepted Accounting Principles require that all incurred, but not paid claims, as well as an estimate for claims incurred, but not reported (IBNR), be accrued on the balance sheet as a current liability, although a portion of the claims may not be paid in the following 12 months. On April 1, 1997, the Company entered into a workers' compensation policy with a new carrier. During the nine months ended June 30, 1998 and 1997, the Company recognized approximately $717,000 and $694,000, respectively, as its share of premiums collected from customers covered by these policies in excess of claims and fees paid.


                                    9 of 16

The Company has outstanding letters of credit amounting to $1,193,000 as of June 30, 1998. The letters of credit are required to collateralize unpaid claims in connection with the Company's former workers' compensation insurance policy and can only be drawn upon by the beneficiary if the Company does not perform according to the terms of the related agreement. The Company has collateralized these letters of credit by maintaining compensating restricted cash balances of $738,000 and utilizing $455,000 of amounts available under its line of credit. The Company's current policy does not require a letter of credit because the Company funds the estimated loss reserves on a monthly basis.


(5)  SHAREHOLDERS' EQUITY

During the first nine months of fiscal 1998, $250,000 was received from an equity investment by the Company directors and executive officers, as well as from a former director, to be used for general corporate purposes.


                                    10 of 16

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Results of Operations

         Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Digital Solutions, Inc. (the "Company") desires to avail itself of certain "safe harbor" provisions of the 1995 Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements included in this report involve known and unknown risks, uncertainties, and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) achievements expressed or implied by such forward looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, risks associated with the Company's risks of future acquisitions, effects of competition and technological changes and dependence upon key personnel.

         The Company's revenues for the three months ended June 30, 1998 and 1997 were $35,885,000 and $31,185,000, respectively, which represents an increase of $4,700,000 or 15.1%. For the nine months ended June 30, 1998 and 1997, the Company's revenues were $102,122,000 and $92,295,000, respectively, which represents an increase of $9,827,000 or 10.6%. This increase is due to the efforts of the internal sales force to continually bring in new business which accounted for all of the increase. Revenues for the first nine months ended June 30, 1997 include approximately $8,000,000 in revenue from two contracts completed in the third quarter of fiscal 1997. Excluding these contracts, revenues for the first nine months of fiscal 1998 increased 21% over the comparable prior year period.

         Direct expenses were $33,182,000 for the three months ended June 30, 1998 and $28,908,000 for the comparable period last year, representing an increase of $4,274,000 or 14.8%. This increase represents the corresponding higher costs associated with higher revenues. As a percentage of revenue, direct expenses for the three months ended June 30, 1998 and 1997 were 92.5% and 92.7%. For the nine months ended June 30, 1998 and 1997, direct costs increased $8,677,000 or 10.1%, from $85,911,000 to $94,588,000, respectively. This increase represents the corresponding higher costs associated with higher revenues. As a percentage of revenue, direct costs for the nine months ended June 30, 1998 and 1997 were 92.6% and 93.1%, respectively.

         Gross profits were $2,703,000 and $2,277,000 for the quarters ended June 30, 1998 and 1997, respectively, or an increase of $426,000. Gross profits, as a percentage of revenue, were 7.5% and 7.3% for the quarters ended June 30, 1998 and 1997,


                                    11 of 16
respectively. For the nine months ended June 30, 1998 and 1997, gross profits increased to $7,534,000 from $6,384,000, respectively. As a percentage of revenue, gross profits for the nine months ended June 30, 1998 and 1997 were 7.4% and 6.9%, respectively. The increase in gross profits as a percentage of revenue is attributed to an increase in the percentage of the medical staffing business which has a higher margin.

         SG&A costs for the quarters ended June 30, 1998 and 1997 were $2,059,000 and $2,034,000, respectively, representing an increase of $25,000 or 1.2%. This increase is attributed to the corresponding increase in revenue. For the nine months ended June 30, 1998 and 1997 SG&A decreased from $8,402,000 to $5,677,000, respectively. Included in the nine months ended June 30, 1997 SG&A costs were $2,024,000 of items including $1,002,000 to increase the Company's bad debt reserve, $300,000 to absorb miscellaneous charges, $124,000 to correct unrecorded 1996 expenses, $102,000 to establish a vacation pay accrual, $81,000 to change supplies accounting, $93,000 to establish a reserve for severance costs, a $51,000 severance charge and $271,000 for various other miscellaneous items. The need to substantially increase the Company's bad debt reserve became evident after January, 1997 when previously current clients became seriously delinquent. The Company is currently filing legal claims to recover some of these amounts. Excluding these items, SG&A decreased by $701,000 which was attributable to the reduction in overhead costs implemented in the fourth fiscal quarter of 1997.

         Depreciation and amortization for the quarters ended June 30, 1998 and 1997 decreased to $163,000 from $213,000, respectively, or $50,000. The decrease was attributable to several intangible assets that have become fully amortized in the current fiscal year. For the nine month period ended June 30, 1998 and 1997, depreciation and amortization decreased from $830,000 to $502,000, respectively, or $328,000. The majority of the decrease was attributable to the writing off of the intangible assets of Digital Insurance Services, Inc. in the first quarter of 1997, as a result of management's decision to abandon these assets since it was decided not to remain in the insurance business.

         Income taxes for the quarter ended June 30, 1998 reflected a net tax benefit of $1,470,000 relating to a reduction in the Company's valuation allowance. As of September 30, 1997, the Company had established a deferred tax valuation allowance of $2,680,000. In view of the continued earnings improvement of the Company over the last four quarters and its current financial position and prospects, management has determined that it is more likely than not that the majority of such valuation allowance will be realized. As of June 30, 1998, the Company's valuation allowance approximated $680,000.

          Net income for the quarter ended June 30, 1998 was $1,792,000 versus a net loss of $57,000 for the similar period in 1997. This increase of $1,849,000 is attributed to the $1,470,000 in net tax benefits and the overhead reductions implemented in the fourth fiscal quarter of 1997. For the nine months ended June 30, 1998 the Company reported


                                    12 of 16
net income of $2,496,000 versus a loss of $3,098,000 in the similar period of 1997 or an increase of $5,594,000. This increase is attributable to the $3.1 million in adjustments recorded in fiscal 1997, the net tax benefit of $1,470,000 recorded in fiscal 1998 and the overhead reductions implemented in the fourth fiscal quarter of 1997.


Liquidity and Capital Resources

         The Company's working capital position as of June 30, 1998 was $3,299,000 versus a working capital deficit of ($1,401,000) as of September 30, 1997. The improved working capital position is attributable to the continued earnings improvement of the Company and the successful refinancing of the Company's short term borrowings, as discussed below, to a long term credit facility. At June 30, 1998, the Company had cash of $1,806,000, restricted cash of $738,000 and accounts receivable of $4,924,000.

         In February 1995, the Company entered into a one year revolving credit line facility (the "Line") with a bank which was subsequently extended and amended on seven occasions. At September 30, 1997 the total amount outstanding on the Line was $2,697,000. On April 29, 1998, the Company was successful in replacing the former credit facility with a new long term credit facility from FINOVA Capital Corporation totaling $4.5 million. The credit facility includes a three year term loan for $2.5 million, with a five year amortization, at prime + 3% (currently 11.5%) and a $2 million revolving line of credit secured by certain accounts receivable of the Company at prime + 1% (currently 9.5%). Taking various fees into consideration and assuming the Company continuously fully utilizes the revolver, the effective rate of interest on the total borrowings is approximately 16.1%. The Balance Sheet as of June 30, 1998 reflects the categorization of the debt between short-term and long-term due to the new financing. The short-term portion reflects the next twelve months of principal payments due FINOVA starting June 1, 1998. The long-term portion reflects the balance of the debt owed as of June 30, 1998.

         Inflation and changing prices have not had a material effect on the Company's net revenues and results of operations in the last three fiscal years, as the Company has been able to modify its prices to respond to inflation and changing prices.

            The Company anticipates that its available funds, together with cash generated from operations and amounts that may be borrowed under the credit facility will be sufficient to fund working capital and debt service requirements for the next twelve months.


Year 2000 Issue


                                    13 of 16

           The year 2000 issue is the programming of computer systems to recognize the values "00" in a date field as the year 2000 and not the year 1900. The Company began steps in 1997 to reasonably ensure that the software it utilizes will be year 2000 compliant. The Company is utilizing internal staff and external sources to make its information technology/computer systems year 2000 compliant. The Company believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems. The costs of these modifications are not expected to have a material impact on the Company's financial position.


Statement of Financial Accounting Standards

            In June, 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and displaying comprehensive income and its components. The components of comprehensive income refer to revenues, expenses, gains and losses that are excluded from net income under current accounting standards, including unrecognized foreign currency translation items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS 130 requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed in equal prominence with the other financial statements; the total of other comprehensive income for a period is required to be transferred to a component of equity that is separately displayed in a statement of financial position at the end of an accounting period. SFAS 130 is effective for both interim and annual periods beginning after fiscal December 15, 1997, at which time the Company will adopt the provisions. The Company does not expect SFAS 130 to have a material effect on reported results.

          In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way public enterprises are to report information about operating segments in interim financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for periods beginning after fiscal December 15, 1997, at which time the Company will adopt the provisions. The Company does not expect SFAS 131 to have a material effect on reported results.

           In April 1998, the AICPA issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Cost of Startup Activities". SOP 98-5 provides guidance on the financial reporting of startup costs and organization costs and requires that the cost of startup activities and organization costs be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, at which time the Company will adopt the


                                    14 of 16
provisions. The Company does not expect SOP 98-5 to have a material effect on reported results.


PART II
                                OTHER INFORMATION


Item 1.  Legal Proceedings



         At June 30, 1998 the Company is involved in various other legal proceedings incurred in the normal course of business. The Company continues to pursue the collection of past due accounts receivable balances. In the opinion of management and its counsel, none of these proceedings would have a material effect, if adversely decided, on the consolidated financial position or results of operations of the Company.


Item 5.  Other Information

         On April 28, 1998, the Company entered into a loan and security agreement (the "Agreement") with Finova Capital Corporation ("Finova") which provided a facility in the aggregate amount of $4,500,000. The facility includes a revolving loan in the maximum amount of $2,000,000 secured by certain eligible receivables as defined in the Agreement, and a three-year term loan in the aggregate amount of $2,500.000. The term loan bears interest at the rate of prime plus 3% and the revolving loan bears interest at prime plus 1%. The proceeds of the loan were used to repay the existing balance of the Company's previous credit facility maintained with Summit Bank, and for general working capital. The timely retirement of the Summit Bank facility enabled the Company to cancel a warrant to purchase 500,000 shares of Common Stock issued to Summit upon the renewal of the bank loan in October 1997. In addition, the Company was also required to pay additional fees and expenses of Finova in connection with the establishment of the credit facility.

         On July 14, 1998, the Company announced that two new directors had been elected, increasing the board membership to seven. The new directors are Mr. Charles R. Dees, Jr. Ph.D., a nationally known university administrator and former official in the U.S. Department of Education and Mr. Martin J. Delaney, a prominent healthcare executive.


Item 6.  Exhibits and Reports on Form 8-K

(a) Exhibits - None

(b) Reports on Form 8-K

none filed during the quarter ended June 30, 1998.


                                    15 of 16

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            DIGITAL SOLUTIONS, INC.
                                            (Registrant)



                                             /s/ Donald W. Kappauf
                                            -----------------------
                                            Donald W. Kappauf
                                            Chief Executive Officer



                                            /s/ Donald T. Kelly
                                            -----------------------
                                            Donald T. Kelly
                                            Chief Financial Officer

Date: July 24, 1998


                                    16 of 16

                                                                   EXHIBIT D

COMBINED FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

TEAMSTAFF COMPANIES, INC. AND
AFFILIATED COMPANIES

DECEMBER 31, 1997, 1996 and 1995

               Report of Independent Certified Public Accountants


Board of Directors
TeamStaff Companies, Inc.
  and Affiliated Companies


We have audited the accompanying combined balance sheets of TeamStaff Companies, Inc. and Affiliated Companies as of December 31, 1997 and 1996, and the related combined statements of operations, shareholders' deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of TeamStaff Companies, Inc. and Affiliated Companies as of December 31, 1997 and 1996, and the combined results of their operations and their combined cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                             Grant Thornton LLP

Tampa, Florida
April 24, 1998

                          Independent Auditors' Report


The Board of Directors
TeamStaff Companies, Inc.
  and Affiliated Companies


We have audited the accompanying combined statements of operations, shareholders' deficit and cash flows of TeamStaff Companies, Inc. and Affiliated Companies for the year ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of TeamStaff Companies, Inc. and Affiliated Companies for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                             KPMG Peat Marwick LLP

New Orleans, Louisiana
April 4, 1996

               TeamStaff Companies, Inc. and Affiliated Companies
                             COMBINED BALANCE SHEETS



                                                                                       December 31,
                                                                                ---------------------------
                                        ASSETS                                     1997            1996
                                                                                -----------     -----------
CURRENT ASSETS
  Cash                                                                          $   861,932     $    50,568
  Accounts receivable, net of allowance for doubtful accounts of $-0- and
    $45,556, respectively                                                         2,680,260       2,035,504
  Notes receivable from shareholders                                                338,382         321,570
  Due from voluntary employees' beneficiary association                                  --         145,511
  Deposits with workers' compensation insurer                                       333,703          75,000
  Restricted certificate of deposit pledged to workers' compensation insurer             --         900,000
                                                                                -----------     -----------
               Total current assets                                               4,214,277       3,528,153

FURNITURE, FIXTURES AND EQUIPMENT, net                                              239,076         171,325
NOTE RECEIVABLE FROM SHAREHOLDER                                                  1,800,000       1,800,000
OTHER ASSETS                                                                        314,318         388,447
                                                                                -----------     -----------

               Total assets                                                     $ 6,567,671     $ 5,887,925
                                                                                ===========     ===========

                         LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
  Book overdraft in bank account                                                $        --     $   620,182
  Accounts payable and accrued expenses                                             795,739         164,576
  Accrued salaries, wages and payroll taxes                                       3,447,981       2,115,042
  Accrued workers' compensation claims                                              462,115         856,229
  Current maturities of note payable                                                 33,326              --
  Current maturities of notes payable to shareholders                               847,000         689,000
  Other liabilities                                                                  15,310         131,000
                                                                                -----------     -----------
                Total current liabilities                                         5,601,471       4,576,029

ACCRUED WORKERS' COMPENSATION CLAIMS                                                400,000         441,668
NOTES PAYABLE TO SHAREHOLDERS, less current portion                               2,300,000       2,300,000
NOTE PAYABLE, less current portion                                                   55,563              --
CLIENT DEPOSITS                                                                      33,850          41,546

COMMITMENTS AND CONTINGENCIES                                                            --              --

SHAREHOLDERS' DEFICIT
  Preferred stock                                                                 1,800,000       1,800,000
  Common stock                                                                       46,800          46,800
  Additional paid-in capital                                                      1,776,704       1,776,704
  Accumulated deficit                                                            (5,446,717)     (5,094,822)
                                                                                -----------     -----------
               Total shareholders' deficit                                       (1,823,213)     (1,471,318)
                                                                                -----------     -----------

               Total liabilities and shareholders' deficit                      $ 6,567,671     $ 5,887,925
                                                                                ===========     ===========

        The accompanying notes are an integral part of these statements.

               TeamStaff Companies, Inc. and Affiliated Companies
                        COMBINED STATEMENTS OF OPERATIONS



                                                           Year Ended December 31,
                                              -------------------------------------------------
                                                  1997              1996              1995
                                              -------------     -------------     -------------
Revenues                                      $ 105,246,022     $  76,026,835     $  61,972,534

Direct costs:
  Salaries and wages of worksite employees       90,099,908        64,498,444        52,485,309
  Benefits and payroll taxes                     11,847,485        10,135,880         6,889,104
                                              -------------     -------------     -------------
     Total direct costs                         101,947,393        74,634,324        59,374,413
                                              -------------     -------------     -------------

Gross profit                                      3,298,629         1,392,511         2,598,121

Operating expenses:
  Administrative personnel                        1,953,141         1,686,942         1,321,752
  General and administrative expenses             1,834,147         1,801,962         1,672,811
                                              -------------     -------------     -------------
     Total operating expenses                     3,787,288         3,488,904         2,994,563
                                              -------------     -------------     -------------

Loss from operations                               (488,659)       (2,096,393)         (396,442)

Other income (expense):
  Interest, net                                     (46,769)          (84,595)          (66,454)
  Other                                             183,533            71,982           139,890
                                              -------------     -------------     -------------
     Total other income (expense)                   136,764           (12,613)           73,436
                                              -------------     -------------     -------------

     NET LOSS                                 $    (351,895)    $  (2,109,006)    $    (323,006)
                                              =============     =============     =============

        The accompanying notes are an integral part of these statements.

               TeamStaff Companies, Inc. and Affiliated Companies
                   COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT
                  Years ended December 31, 1997, 1996 and 1995


                                                                  Additional
                                     Preferred        Common        paid-in      Accumulated
                                       stock          stock         capital        deficit          Total
                                    -----------    -----------    -----------    -----------     -----------
Balances at December 31, 1994       $        --    $    46,500    $ 1,776,704    $(2,662,810)    $  (839,606)

Issuance of 100 shares of common
  stock of TeamStaff III, Inc.               --            100             --             --             100

Issuance of 100 shares of common
  stock of TeamStaff IV, Inc.                --            100             --             --             100

Issuance of 100 shares of common
  stock of TeamStaff V, Inc.                 --            100             --             --             100

Net Loss                                     --             --             --       (323,006)       (323,006)
                                    -----------    -----------    -----------    -----------     -----------

Balances at December 31, 1995                --         46,800      1,776,704     (2,985,816)     (1,162,312)

Issuance of preferred stock of
  TeamStaff V, Inc.                   1,800,000             --             --             --       1,800,000

Net loss                                     --             --             --     (2,109,006)     (2,109,006)
                                    -----------    -----------    -----------    -----------     -----------

Balances at December 31, 1996         1,800,000         46,800      1,776,704     (5,094,822)     (1,471,318)

Net loss                                     --             --             --       (351,895)       (351,895)
                                    -----------    -----------    -----------    -----------     -----------

Balance at December 31, 1997        $ 1,800,000    $    46,800    $ 1,776,704    $(5,446,717)    $(1,823,213)
                                    ===========    ===========    ===========    ===========     ===========

         The accompanying notes are an integral part of this statement.

                TeamStaff Companies Inc. and Affiliated Companies
                        COMBINED STATEMENTS OF CASH FLOWS


                                                                               Year ended December 31,
                                                                     -------------------------------------------
                                                                        1997            1996            1995
                                                                     -----------     -----------     -----------
Increase (decrease) in cash
Cash flows from operating activities:
  Net loss                                                           $  (351,895)    $(2,109,006)    $  (323,006)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                       83,753          68,898          81,053
      Changes in assets and liabilities:
        Accounts receivable                                             (644,756)       (852,012)       (660,475)
        Notes receivable from shareholders                               (16,812)     (1,853,209)           (640)
        Due from voluntary employees' beneficiary
           association                                                   145,511        (549,824)         61,188
        Deposit with workers' compensation insurer                      (258,703)             --         (25,000)
        Other assets                                                      73,281          35,066        (121,077)
        Accounts payable and accrued expenses                            631,163        (136,710)        (84,675)
        Accrued salaries, wages and payroll taxes                      1,332,939         750,747         979,534
        Accrued workers' compensation claims                            (435,782)        682,681          65,346
        Other liabilities                                               (115,690)        (16,679)         24,274
        Client deposits                                                   (7,696)         10,558          10,800
                                                                     -----------     -----------     -----------
               Net cash  provided by (used in) operating
                 activities                                              435,313      (3,969,490)          7,322

Cash flows from investing activities
  Purchase of furniture, fixtures and equipment                         (150,656)        (70,787)        (36,373)
  Restricted certificate of deposit                                      900,000              --        (546,316)
                                                                      -----------     -----------     -----------
               Net cash used in investing activities                     749,344         (70,787)       (582,689)

Cash flows from financing activities:
  Proceeds from notes payable to shareholders                            158,000       2,308,000         394,292
  Proceeds from note payable                                             100,000              --              --
  Payments of notes payable to shareholders                                   --        (186,292)             --
  Payments of note payable                                               (11,111)             --              --
  Net change in book overdraft in bank account                          (620,182)       (104,770)         90,580
  Proceeds from issuance of preferred stock                                   --       1,800,000              --
  Proceeds from issuance of common stock                                      --              --             300
                                                                     -----------     -----------     -----------
               Net cash provided by (used in) financing
                 activities                                             (373,293)      3,816,938         485,172
                                                                     -----------     -----------     -----------

Net increase (decrease) in cash                                          811,364        (223,339)        (90,195)

Cash at beginning of year                                                 50,568         273,907         364,102
                                                                     -----------     -----------     -----------
Cash at end of year                                                  $   861,932     $    50,568     $   273,907
                                                                     ===========     ===========     ===========

Supplemental cash flow information:
  Cash paid for interest                                             $   276,889     $    84,595     $    66,454
                                                                     ===========     ===========     ===========

        The accompanying notes are an integral part of these statements.

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE A - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TeamStaff Companies, Inc. and Affiliates (collectively referred to as "the Company" or "TeamStaff") are professional employer organizations ("PEO") which provide professional employer services through its service arrangements with its clients. The Company provides human resource management services, including payroll processing, personnel administration, employee benefits administration, workers' compensation insurance coverage and claims management, risk management, and other human resource services. The Company earns a fee for providing human resource services, generally computed as a percent of gross wages of payroll processed. The majority of the Company's clients are located in the State of Florida.

The following are the significant accounting policies followed by the Company in preparing its combined financial statements.

1. Principles of Combination

The accompanying combined financial statements of TeamStaff Companies, Inc. and Affiliated Companies include the accounts of The TeamStaff Companies, Inc., TeamStaff, Inc., TeamStaff II, Inc., TeamStaff III, Inc., TeamStaff IV, Inc., TeamStaff V, Inc., TeamStaff U.S.A., Inc., TeamStaff Insurance Services, Inc., and Employer Support Services, Inc. All material intercompany balances and transactions have been eliminated.

2. Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The more significant estimates relate to the Company's accrued workers' compensation claims. Actual results could differ from those estimates.

3. Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash in banks and certificates of deposit with original maturities of ninety days or less to be cash equivalents. There were no cash equivalents at December 31, 1997 and 1996.

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         December 31, 1997, 1996 and 1995


NOTE A - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         Continued

4. Revenue Recognition

Revenues and expenses and the related receivables and payables are recognized during the period in which the worksite employee earns wages. The Company's client service contracts generally provide for the billing and collection of revenues prior to or concurrent with the delivery of payrolls. Ordinarily, the Company does not grant credit to its clients; however, credit is granted on a case-by-case basis at the discretion of management.

Accounts receivable consists primarily of billed receivables of approximately $430,000 and $380,000 and unbilled receivables of approximately $2,250,000 and $1,700,000 at December 31, 1997 and 1996.

5. Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets, principally ranging from 5-7 years.

6. Other Assets

Included in other assets and receivables is approximately $26,000 and $73,000 of advances to a shareholder and the shareholder's family at December 31, 1997 and 1996, respectively.

7. Reserves for Workers' Compensation Claims

Client employees were covered under an insurance policy with Northbrook Insurance Company (Northbrook) until August 1996, at which time the coverage was changed to a policy with American International Group (AIG). The Northbrook policy provided a specific loss limitation of $500,000 per occurrence. The AIG policy provides for a range of premium costs depending on the claims activity during the policy year and limits the aggregate claims exposure to a percentage of workers' compensation payroll.

From January 1, 1991 through July 31, 1994, all client employees were covered under fully insured policies with United States Employer Consumer Association, Inc. Self-Insured Fund (USEC), which is currently in receivership (See Note H).

Claims for workers' compensation benefits covered through the USEC, Northbrook and AIG policies, are administered by the respective workers' compensation insurers (the Insurers). The Insurers evaluate all workers' compensation claims and pay qualifying claims. The Company employs a staff of risk managers responsible for assisting the Insurers in the review and evaluation of claims.

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE A - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         Continued

Reserves for workers' compensation claims represent the Company's estimated undiscounted liability for the settlement of workers' compensation claims, both reported and incurred but not reported, as of the balance sheet date. The Company's reserves are established based in part upon information provided by the Company's Insurers. Management believes that the reserves for workers' compensation claims are adequate. While management uses available information, including historical loss ratios, to estimate reserves, future adjustments may be necessary based on actual losses.

8. Income Taxes

All companies in the group are Subchapter S corporations, except for TeamStaff V, Inc. which is a C-corporation. The Company's policy is to record income tax expenses on the C-corporation financial statements based on applicable statutory rates.

The C-corporation uses the asset and liability method to account for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The principal temporary difference between the basis of assets and liabilities for financial reporting and tax purposes relates to reserves for workers' compensation and health insurance claims and net operating loss carryforwards. Net deferred tax assets related to such differences have been offset by a valuation allowance due to the uncertainty of their ultimate realization. Income tax expense is not presented on the statement of operations, as it is not material.

The Subchapter S corporations do not provide for income taxes in the accompanying combined financial statements because those companies' results of operations are allocated directly to their shareholders.

9. Fair Value of Financial Instruments

The carrying amounts of the Company's accounts receivable, notes receivable from shareholders, certificate of deposit, accounts payable and accrued expenses, accrued salaries, wages and payroll taxes, due from voluntary employees' beneficiary association, accrued workers' compensation and notes payable at December 31, 1997 and 1996, approximate fair value due to the short-term nature of these items.

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE B - LIQUIDITY

During 1997 and 1996, the Company's net loss was $351,895 and $2,109,006, respectively, and at December 31, 1997 and 1996 the accumulated deficit totaled $5,446,717 and $5,094,822, respectively.

The significant reduction in the operating loss for 1997 as compared to 1996 was primarily attributable to the Company's containment of workers' compensation losses, which were achieved by the Company implementing a more aggressive approach to claim management and the change in the workers' compensation insurance carrier. Management intends to continue improving the operating results by better controlling its health insurance-related costs and increasing gross client revenues. Management believes that these steps will result in economies of scale and greater contribution to net income.

The Company has also obtained a commitment from the shareholders to indemnify the Company against any and all losses resulting from the inability of or the failure by the Company to meet its obligations. Management believes that the indemnification and the cash flow from operations will be sufficient to provide the Company with the resources to continue its operations through the current year.


NOTE C - NOTES RECEIVABLE FROM SHAREHOLDERS

The notes receivable from shareholders relate to nine notes outstanding from two shareholders. The notes have fixed interest rates ranging from 8% to 10%, payable quarterly or at the due date. All principle on these notes are due on December 31, 1998 and January 31, 1999.


NOTE D - FURNITURE, FIXTURES AND EQUIPMENT

A summary of furniture, fixtures and equipment at December 31, is as follows:

                                                       1997             1996
                                                     ---------        ---------
Computer equipment                                   $ 331,673        $ 240,020
Furniture and fixtures                                 110,224           59,590
Leasehold improvements                                  24,866           24,866
                                                     ---------        ---------
                                                       466,763          324,476
      Less accumulated depreciation                   (227,687)        (153,151)
                                                     ---------        ---------

                                                     $ 239,076        $ 171,325
                                                     =========        =========

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE E - NOTES PAYABLE TO SHAREHOLDERS

A summary of notes payable to shareholders at December 31, is as follows:

                                                                                1997            1996
                                                                             -----------     -----------
Note payable to shareholder, dated December 27, 1996, principal due on
January 31, 1999, interest due quarterly at 10%                              $ 1,800,000     $ 1,800,000

Note payable to shareholder, dated December 27, 1996, principal due on
January 31, 1999, interest due quarterly at 10%                                  500,000         500,000

Note payable to shareholder, dated November 15, 1994, principal due on
December 31, 1998, interest due annually at 7.25%                                 50,000          50,000

Note payable to shareholder, dated July 31, 1995, principal due on
December 31, 1998, interest due quarterly at LIBOR (5.97% at December 31,
1997) plus 1%                                                                    350,000         350,000

Note payable to shareholder, dated December 29, 1993, principal due on
December 31, 1998, interest due monthly at 8%                                    132,000         124,000

Note payable to shareholder, dated December 31, 1997, principal due on
December 31, 1998, interest due annually at 9%                                    50,000              --

Note payable to shareholder, dated December 29, 1993, principal due on
December 31, 1998, interest due monthly at 9%                                    100,000         100,000

Note payable to shareholder, dated December 31, 1997, principal due on
December 31, 1998, interest due annually at 9%                                   100,000              --

Note payable to shareholder, dated December 29, 1993, principal due on
December 31, 1998, interest due monthly at 9%                                     65,000          65,000
                                                                             -----------     -----------
                                                                               3,147,000       2,989,000
Less current portion                                                            (847,000)       (689,000)
                                                                             -----------     -----------

                                                                             $ 2,300,000     $ 2,300,000
                                                                             ===========     ===========

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE F - NOTE PAYABLE


                                                                           1997
                                                                         --------
Note payable to a bank, dated August 5, 1997, principal due on August
5, 2000, interest due quarterly at LIBOR plus 1% (5.97% at December
31, 1997)                                                                $ 88,889

Less current portion                                                      (33,326)
                                                                         --------

                                                                         $ 55,563
                                                                         ========


NOTE G- EMPLOYEE BENEFIT PLANS

Voluntary Employees' Beneficiary Association

In 1996 and 1995, the Company sponsored a fully insured health plan (the Plan) covering all full-time employees of its clients. The Plan's assets were held in a voluntary employees' beneficiary association trust for federal income tax purposes. The Company administered claims for benefits under the Plan. During 1996 and 1995, all Plan participants were covered under traditional fully insured policies. Payments to the plan in 1996 and 1995 totaled approximately $2,260,000 and $1,380,000, respectively. The Company terminated the Plan effective December 31, 1996.

401(k) Contribution Plan

In 1996, the Company established a deferred compensation plan (the "Plan") under
Section 401(a)(g) of the Internal Revenue Code. Generally, any employee of the Company, including those leased to clients, is eligible to participate in the Plan upon completion of a year of service and after attaining the age of 21 years. At its discretion, the Company may make matching contributions to the Plan. Generally, employees become partially vested in Company contributions after 2 years of service and are fully vested after 6 years of service. In 1997 and 1996, approximately $190,000 and $54,000, respectively, were contributed by the Company to the Plan.

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE H - COMMITMENTS AND CONTINGENCIES

Pledged Certificate of Deposit

As security under the Northbrook insurance policy described previously, the Company had pledged a certificate of deposit of $900,000 to Northbrook as of December 31, 1996. During 1997, this certificate was transferred to Northbrook to use for claim payments, resulting in a $258,703 deposit balance at December 31, 1997. In addition, as required under the Northbrook policy, the Company also maintains a $75,000 deposit with the insurer, which is used to fund all claims.

Workers' Compensation Claim

The Company has a contingent liability for a potential assessment from a former worker's compensation insurer, which is currently in receivership. The Company used the insurer for policy years prior to 1994. The Company is a member of the insured group and has been given an assessment of $1.1 million for its portion of the $38 million assessed to the group. The Company is currently in litigation for this assessment and management, after consultation with legal counsel, has recorded approximately $400,000 of reserves for this claim. In the event that other parties of the group are unable to satisfy their assessments, additional assessments could be given to the Company.

Operating Leases

The Company has various operating lease agreements for their offices and equipment. Future minimum lease payments required under these operating leases for the years ended December 31, are as follows:

1998                                                                     $68,539
1999                                                                      24,674
2000                                                                      13,699
2001                                                                      11,176
Thereafter                                                                 6,519

The leases provide for payment of taxes and other expenses by the Company. Rent expense was approximately $168,000, $164,000 and $127,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE H - COMMITMENTS AND CONTINGENCIES - Continued

Legal Proceedings

Various legal actions and proceedings are pending or threatened against the Company and include suits relating to its professional employer services. While the final outcome of these matters cannot be predicted at this time and many of them may take a number of years to resolve, management believes, after consultations with counsel, that these proceedings are subject to meritorious defenses, are covered by insurance, or, if not so covered, any ultimate liability will not have a material adverse effect on the financial position, results of operations, or liquidity of the Company.


NOTE I - CAPITAL STOCK

Preferred and common stock balances consist of the following at December 31, 1997 and 1996:

                                                                             Preferred       Common
                                                                               Stock          Stock
                                                                               -----          -----
THE TEAMSTAFF COMPANIES, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 29,000 shares.                                                     $    --        $29,000

EMPLOYER SUPPORT SERVICES, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 3,800 shares.                                                           --          3,800

TEAMSTAFF II, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                             --            100

TEAMSTAFF III, INC.

Common stock - authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                             --            100

TEAMSTAFF IV, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                             --            100

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE I - CAPITAL STOCK - Continued

                                                                          Preferred       Common
                                                                            Stock          Stock
                                                                          ----------    ----------
TEAMSTAFF V, INC.

Preferred stock - 8% cumulative - $1,000 par value; authorized, 10,000
shares; issued and outstanding 1,800 shares.                                1,800,000            --

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                            --           100

TEAMSTAFF INSURANCE, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                            --           100

TEAMSTAFF U.S.A., INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 3,800 shares.                                                          --         3,800

TEAMSTAFF, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 9,700 shares.                                                          --         9,700
                                                                          ----------    ----------

                                                                          $1,800,000    $   46,800
                                                                          ==========    ==========

All companies have authorized 10,000 shares of $1.00 preferred stock; with the exception of those issued above, no shares are issued and outstanding.


NOTE J - RELATED PARTY TRANSACTION

In 1996, a shareholder gave the Company $1,800,000 in exchange for 10,000 shares of preferred stock in TeamStaff V, Inc. TeamStaff V., Inc. then loaned the $1,800,000 to the shareholder (resulting in the $1,800,000 long-term note receivable) who in turn loaned the $1,800,000 to TeamStaff, Inc. (resulting in the $1,800,000 note payable). The interest rates on the note receivable and note payable are identical.

NOTE K - INCOME TAXES (UNAUDITED)

The Company is considering being acquired in a business combination being accounted for as a purchase. Upon completion of this transaction, the S corporations included in the Company will become subject to corporate income taxes. The acquirer will recognize a deferred tax benefit for cumulative temporary differences between financial and tax reporting as of the date of the acquisition. If the acquisition had occurred at December 31, 1997, the deferred tax benefit would have been approximately $400,000, which principally relates to the reserves for workers' compensation claims. Additionally, pro forma tax expense is not presented as the benefit derived from each year's loss would have been offset by a corresponding increase in a valuation allowance against the benefit.

                                                                   EXHIBIT E

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TEAMSTAFF COMPANIES, INC. AND AFFILIATES

RESULTS OF OPERATIONS

    Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). TeamStaff Companies, Inc. and Affiliates (collectively referred to herein as the "Company") desires to avail itself of certain
"safe harbor" provisions of the 1995 Reform Act and is therefore including this special note to enable the TeamStaff Entities to do so. Forward-looking statements included in this discussion involve known and unknown risks, uncertainties, and other factors which could cause the TeamStaff Entities' actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operational) achievements expressed or implied by such forward looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, risks associated with the TeamStaff Entities' recent losses, need for additional capital, effects of competition and technological changes and dependence upon key personnel.

    The year 2000 issues may materially affect the TeamStaff Entities' services or competitive conditions. This issue affects computer systems that have time-sensitive programs that may not properly recognize the year 2000. This could result in major systems failures or miscalculations. The Company has begun the process of identifying, evaluating, and implementing changes to computer programs necessary to address the year 2000 issues in order to provide uninterrupted normal operations of critical business systems before, during and after the year 2000. If necessary modifications and conversions are not completed in a timely manner, the year 2000 issue may have a materially adverse effect on the results of operations and financial condition of the Company. The total cost associated with the required modifications and conversions is not known at this time, however, it is not expected to be material to the Company's financial position and is being expensed as incurred.

Year Ended December 31, 1997 as Compared to Year Ended December 31, 1996

    Operating revenue for the year ended December 31, 1997 was $105,246,022 as compared to the year ended December 31, 1996 of $76,026,835 which represents an increase of $29,219,187, or 38.4%. This increase was due to the efforts of the internal sales force to continually bring in new business, which accounted for all of the increase.

    Direct costs for the year ended December 31, 1997 were $101,947,393 as compared to $74,634,324 for the year ended December 31, 1996 which represents an increase of $27,313,069, or 36.6%. The Company experienced unusually high workers compensation claim losses in both 1997 and 1996 due to significant adverse development of claims. As a result, the Company received excess workers compensation claim losses of approximately $493,000 and $870,000 for the year ended December 31, 1997 and December 31, 1996, respectively. After adjusting for the excess workers compensation losses, as a percentage of revenue, direct costs, for year ended December 31, 1997 and 1996 were 96.4% and 97.0%, respectively.

    Gross profits were $3,298,629 and $1,392,511 for the years ended December 31, 1997 and 1996, respectively, for an increase of 137%. Giving effect to the previously discussed excess workers compensation claim losses, gross profits for years ended December 31, 1997 and 1996 would have been $3,791,629 and $2,262,511, respectively. As a percentage of revenue, adjusted gross profits for years ended December 31, 1997 and 1996 would have been 3.6% and 3.0%, respectively. The increase was due to the TeamStaff Entities' implementation of an aggressive workers compensation claims management program, resulting in significantly lower workers compensation direct claim costs.

    Operating expenses for the year ended December 31, 1997 increased $298,384, or 8.6%, from $3,488,904 for the year ended December 31, 1996 to $3,787,288. Of this increase, $266,199 related to personnel expenses, as a result of additional administrative personnel hired due to the increase in business volume.

    Net loss for the year ended December 31, 1997 was ($351,895) versus a net loss of ($2,109,006) for the year ended December 31, 1996. The reduction of the loss was due to the increase in sales volume and more effective workers compensation claims management.


 Year Ended December 31, 1996 as Compared to Year Ended December 31, 1995

    Operating revenue for the year ended December 31, 1996 was $76,026,835 as compared to the year ended December 31, 1995 of $61,972,534 which represents an increase of $14,054,301, or 22.7%. This increase was due to the efforts of the internal sales force to continually bring in new business, which accounted for all of the increase.

    Direct costs for the year ended December 31, 1996 were $74,634,324 as compared to $59,374,413 for the year ended December 31, 1995 which represents an increase of $15,259,911, or 25.7%. The Company incurred unusually high workers compensation claim losses of approximately $870,000 due to adverse claim development for the year ended December 31, 1996. After adjusting for the excessive additional workers compensation claim losses, as a percentage of revenue, direct costs, for year ended December 31, 1996 and 1995 were 97.0% and 95.8%, respectively. In addition, the TeamStaff Entities incurred approximately $380,000 in excess medical claim losses for the year ended December 31, 1996.

    Gross profits were $1,392,511 and $2,598,121 for years ended December 31, 1996 and 1995, respectively, for a decrease of 46.4%. Giving effect to the previously discussed excess workers compensation claim losses, gross profits for year ended December 31, 1996 would have been $2,262,511. As a percentage of revenue, adjusted gross profits for years ended December 31, 1996 and 1995 would have been 3.0% and 4.2%, respectively. The decrease was a result of the TeamStaff Entities incurring significantly high medical claim costs due to being under a minimum premium medical policy.

    Operating expenses for the year ended December 31, 1996 increased $494,341, or 16.5%, from $2,994,563 for the year ended December 31, 1995 to $3,488,904. Of this increase, $365,190 related to personnel expenses, as a result of additional administrative personnel hired due to the increase in business volume.


    Net loss for the year ended December 31, 1996 was ($2,109,006) versus a net loss of ($323,006) for the year ended December 31, 1995. The increase in loss was due primarily to the $870,000 in excessive workers compensation losses, $380,000 excess medical claim losses and an increase in operating expenses.


 Six Months Ended June 30, 1998 as Compared to Six Months Ended June 30, 1997

    Operating revenue for the six months ended June 30, 1998 was $53,795,852 as compared to the six months ended June 30, 1997 of $47,279,494, which represents an increase of $6,516,358, or 13.8%. This increase was due to the efforts of the internal sales force to continually bring in new business, which accounted for all of the increase.

    Direct costs for the six months ended June 30, 1998 were $51,676,717 as compared to $45,452,126 for the six months ended June 30, 1997, which represents an increase of $6,224,591, or 13.7%. The increase was entirely due to the related increase in revenues.

    Gross profits were $2,119,135 and $1,827,368 for the six months ended June 30, 1998 and 1997, respectively, for an increase of 16.0%. The increase was due to the related increase in revenues.

    Operating expenses for the six months ended June 30, 1998 increased $329,744, or 20.1%, from $1,640,605 for the six months ended June 30, 1997 to $1,970,349. Of this increase, $145,655 related to personnel expenses, as a result of additional administrative personnel hired due to the increase in business volume. Non-personnel operating expenses increased by $184,089 of which $98,636 was due to professional fees, primarily as a result of the Company's negotiations for an unsuccessful acquisition.

    Net income for the six months ended June 30, 1998 was $94,843 versus a net income of $162,308 for the six months ended June 30, 1997. The decrease was due primarily to the professional fees incurred as noted above.


Liquidity and Capital Resources

    The working capital of the TeamStaff Entities position as of June 30, 1998 was a deficit of $1,832,163 versus a deficit of $1,387,194 for the year ended December 31, 1997. The decrease in working capital was primarily due to shareholder's notes payable of $2,300,000 being classified as current liabilities at June 30, 1998. These notes have a due date of January 31, 1999.

    At June 30, 1998 and December 31, 1997, the TeamStaff Entities had cash of $0 and $861,932, respectively, and net accounts receivable of $2,885,999 and $2,680,260, respectively. Net accounts receivable was inclusive of unbilled receivables of $2,250,000 for both periods. The reduction in cash was a result of the paydown of workers compensation claim reserves ($389,492) and as reduction of accrued salaries, wages and payroll taxes ($612,824).

    The TeamStaff Entities borrowed $50,000 from a bank for purposes of acquiring capital equipment. The bank loan is personally guaranteed by a shareholder. As of June 30, 1998, the Company had used $36,764 of the proceeds. The Company has not pursued additional funding arrangements from a third party lender.

    The TeamStaff Entities has also obtained a commitment from the shareholders to indemnify the TeamStaff Entities against any and all losses resulting from the inability of or the failure by the Company to meet its obligations. Management believes that the indemnification and the cash flow from operations will be sufficient to provide the Company with the resources to continue its operations through the next twelve months.

The Board of Directors
Teamstaff Companies, Inc. and Affiliated Companies:


We consent to the incorporation by reference in the registration statements on Form S-3 (No. 33-70928 and No. 33-09313) of Digital Solutions, Inc. of our report dated April 4, 1996, with respect to the combined statements of operations, shareholders' deficit, and cash flows of Teamstaff Companies, Inc. and Affiliated Companies for the year ended December 31, 1995, which report appears in the proxy statement of Digital Solutions, Inc. dated November 2, 1998.



KPMG Peat Marwick LLP


New Orleans, Louisiana
November 2, 1998

                                                                     Exhibit F


                TeamStaff Companies, Inc. and Affiliated Companies
                             COMBINED BALANCE SHEET
                                  June 30, 1998
                                   (unaudited)


                                     ASSETS

CURRENT ASSETS
  Cash                                                         $        --
  Accounts receivable                                            2,885,999
  Notes receivable from shareholders                             2,181,839
  Deposits with workers' compensation insurer                      243,937
                                                                ----------
               Total current assets                              5,311,775

FURNITURE, FIXTURES AND EQUIPMENT, net                             230,452
OTHER ASSETS                                                       393,918
                                                                ----------
               Total assets                                    $ 5,936,145
                                                               ===========


                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Book overdraft in bank account                               $   239,057
  Accounts payable and accrued expenses                            794,545
  Accrued salaries, wages and payroll taxes                      2,835,157
  Accrued workers' compensation claims                              72,623
  Current maturities of note payable                                55,556
  Notes payable to shareholders                                  3,147,000
                                                               -----------
                Total current liabilities                        7,143,938

ACCRUED WORKERS' COMPENSATION CLAIMS                               400,000
NOTE PAYABLE, less current portion                                  64,815
CLIENT DEPOSITS                                                     55,762

COMMITMENTS AND CONTINGENCIES                                           --

SHAREHOLDERS' DEFICIT
  Preferred stock                                                1,800,000
  Common stock                                                      46,800
  Additional paid-in capital                                     1,776,704
  Accumulated deficit                                           (5,351,874)
                                                               -----------

               Total shareholders' deficit                      (1,728,370)
                                                               -----------
               Total liabilities and shareholders' deficit     $ 5,936,145
                                                               ===========




          The accompanying notes are an integral part of this statement.

                TeamStaff Companies, Inc. and Affiliated Companies
                         COMBINED STATEMENTS OF EARNINGS
                                   (Unaudited)


                                                        Six Months
                                                       Ended June 30,
                                              -----------------------------
                                                  1998             1997
                                              ------------     ------------
Revenues                                      $ 53,795,852     $ 47,279,494

Direct costs:
  Salaries and wages of worksite employees      45,790,494       39,667,362
  Benefits and payroll taxes                     5,886,223        5,784,764
                                              ------------     ------------
     Total direct costs                         51,676,717       45,452,126

Gross profit                                     2,119,135        1,827,368

Operating expenses:
  Administrative personnel                         991,641          845,986
  General and administrative expenses              978,708          794,619
                                              ------------     ------------
     Total operating expenses                    1,970,349        1,640,605

Income from operations                             148,786          186,763

Other income (expense):
  Interest, net                                    (57,153)         (48,314)
  Other                                              3,210           23,859
                                              ------------     ------------

     Total other income (expense)                  (53,943)         (24,455)
                                              ------------     ------------

     NET INCOME                               $     94,843     $    162,308
                                              ============     ============



        The accompanying notes are an integral part of these statements.

                TeamStaff Companies, Inc. and Affiliated Companies
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (unaudited)


                                                                        Six Months Ended June 30,
                                                                       ---------------------------
                                                                           1998          1997
                                                                       -----------     -----------
Increase (decrease) in cash
Cash flows from operating activities:
  Net income                                                           $    94,843     $   162,308
  Adjustments to reconcile net income to net cash provided
  by (used in) operating activities:
      Depreciation and amortization                                         45,388          28,104
      Changes in assets and liabilities:
        Accounts receivable                                               (205,739)        (76,720)
        Notes receivable from shareholders                                 (43,457)             --
        Due from voluntary employees' beneficiary association                   --         145,511
        Deposit with workers' compensation insurer                          89,766              --
        Other assets                                                       (79,600)         77,248
        Accounts payable and accrued expenses                               (1,194)        557,560
        Accrued salaries, wages and payroll taxes                         (612,824)        124,052
        Accrued workers' compensation claims                              (389,492)       (760,291)
        Other liabilities                                                  (15,310)       (131,000)
        Client deposits                                                     21,912          (6,393)
                                                                       -----------     -----------

        Net cash  provided by (used in) operating activities            (1,095,707)        120,379


Cash flows from investing activities
  Purchase of furniture, fixtures and equipment                            (36,764)        (20,428)
                                                                       -----------     -----------

        Net cash used in investing activities                              (36,764)        (20,428)

Cash flows from financing activities:
  Proceeds from note payable                                                50,000           4,887
  Payments of note payable                                                 (18,518)         (1,287)
  Net change in book overdraft in bank account                             239,057        (154,118)
                                                                       -----------     -----------

        Net cash provided by (used in) financing activities                270,539        (150,518)
                                                                       -----------     -----------

Net decrease in cash                                                      (861,932)        (50,567)

Cash at beginning of period                                                861,932          50,567
                                                                       -----------     -----------

Cash at end of period                                                  $        --     $        --
                                                                       ===========     ===========


Supplemental cash flow information:
  Cash paid for interest                                               $    57,152     $    48,314
                                                                       ===========     ===========



        The accompanying notes are an integral part of these statements.

                TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                                   (unaudited)



NOTE A - BASIS OF PRESENTATION

The consolidated financial statements included herein have been prepared by TeamStaff Companies, Inc. and Affiliated Companies (the Company), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These combined financial statements should be read in conjunction with the combined financial statements and the notes thereto included in the Company's December 31, 1997 financial statements. This financial information reflects, in the opinion of management, all adjustments necessary to present fairly the results for the interim periods. The results of operations for such interim periods are not necessarily indicative of the results for the full year.


NOTE B - NOTES RECEIVABLE FROM SHAREHOLDERS

During the six months ended June 30, 1998, a shareholder borrowed an additional $43,357 from the Company. The note has a stated rate of 9% and is due in June 1999.

                                                                      EXHIBIT G
                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                    TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           DIGITAL SOLUTIONS, INC.

To:   Secretary of State
      State of New Jersey

     Pursuant to the Provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation:

     1.   The name of the Corporation is Digital Solutions, Inc.

     2. The following amendment to the Amended and Restated Certificate of Incorporation was approved by the Board of Directors and thereafter
          duly adopted by the shareholders of the corporation on the   th day of
                  , 1998:

          Resolved, that Article FIRST of the Amended and Restated Certificate of Incorporation be amended to read as follows:

          "FIRST: The name of the corporation is "TeamStaff, Inc."

     3. The only class of securities entitled to vote upon the amendment was the Common Stock. The number of shares of Common Stock entitled to vote upon the amendment was 19,356,833.

     4. The number of shares voting for and against such amendment is as follows:


Number of Shares Voting For            Number of Shares Voting Against
Amendment                              Amendment
---------------------------            -------------------------------

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of incorporation as of the
  th day of     , 1998.

                                       DIGITAL SOLUTIONS, INC.


                                   By:
                                      -----------------------------------------
                                      Donald W. Kappauf, President

                                                                  EXHIBIT H

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this Proxy Statement of our report dated December 23, 1997 included in Digital Solutions, Inc, and subsidiaries Form 10-K for the year ended September 30, 1997. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1997 or performed any audit procedures subsequent to the date of our report.



                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey
October 30, 1998

                                                                 EXHIBIT I

The Board of Directors
Teamstaff Companies, Inc. and Affiliated Companies:


We consent to the incorporation by reference in the registration statements on Form S-3 (No. 33-70928 and No. 33-09313) of Digital Solutions, Inc. of our report dated April 4, 1996, with respect to the combined statements of operations, shareholders' deficit, and cash flows of Teamstaff Companies, Inc. and Affiliated Companies for the year ended December 31, 1995, which report appears in the proxy statement of Digital Solutions, Inc. dated November 2, 1998.



KPMG Peat Marwick LLP


New Orleans, Louisiana
October 29, 1998

                                                                       EXHIBIT J

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 24, 1998, accompanying the combined financial statements of TeamStaff Companies, Inc. and Affiliated Companies for the years ended December 31, 1977 and 1996 contained in the proxy statement of Digital Solutions, Inc. dated November, 2, 1998. We consent to the use of the aforementioned report in the proxy statement.

GRANT THORNTON LLP





Tampa, Florida
October 29, 1998

                            DIGITAL SOLUTIONS, INC.

              SPECIAL MEETING OF SHAREHOLDERS -- DECEMBER 17, 1998

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Karl W. Dieckmann and Donald W. Kappauf, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Digital Solutions, Inc owned by the undersigned at the Special Meeting of shareholders of Digital Solutions, Inc. to be held on December 17, 1998 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:


    I. Proposal to approve and adopt two separate agreements entitled Plan and Agreement of Merger and Reorganization, dated as of October 29, 1998 (together, the "Merger Agreement") entered into among the Company, ten specially formed subsidiaries of the Company (the "Merger Corporations"), ten affiliated entities operating under the tradename the TeamStaff Companies (the "TeamStaff Entities") and the shareholders of the TeamStaff Entities. Providing for the acquisition by way of mergers (collectively referred to as the "Merger") of the TeamStaff Entities with the Merger Corporations, the result of which the TeamStaff Entities will become wholly-owned subsidiaries of the Company and pursuant to which Merger the Company may issue up to an aggregate of 9,383,334 shares of Common Stock and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the Proxy Statement of the Company dated November 12, 1998, receipt of which is hereby acknowledged.


            / /  FOR            / /  AGAINST            / /  ABSTAIN


    II. Proposal to approve, only in the event that Proposal I at the Special Meeting is approved and adopted, an amendment to the Amended and Restated Certificate of Incorporation to change the name of the Company from Digital Solutions, Inc. to TeamStaff, Inc.


            / /  FOR            / /  AGAINST            / /  ABSTAIN

                        (continued on the reverse side)

    Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted (i) FOR the proposal to approve the Merger with the TeamStaff Entities and the issuance of up to 9,383,334 shares of Common Stock and (ii) FOR the proposal to change the name of the Company to TeamStaff, Inc., unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                                          Date
                                          --------------------------------------

                                          Signed
                                          --------------------------------------

                                          (Please date and sign exactly as
                                          accounts. Each joint owner should
                                          sign. Executors, administrators,
                                          trustees, etc. should also indicate
                                          when signing.)

                                          The proxy is solicited on behalf of
                                          the Board of Directors. Please sign
                                          and return in the enclosed envelope.